As filed with the Securities and Exchange Commission on August 6, 2004
                                                     Registration No. 333-116455
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM SB-2/A
                                  AMENDMENT #1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 --------------

                             SECURED SERVICES, INC.

             (Exact name of Registrant as specified in its charter)

            DELAWARE                                      7371
----------------------------------       ---------------------------------------
 (State or Other Jurisdiction of              (Primary Standard Industrial
 Incorporation or Organization)                Classification Code Number)

                                   11-2964894
                         -----------------------------
                                (I.R.S. Employer
                              Identification No.)

                             SECURED SERVICES, INC.
                     1175 NORTH SERVICE ROAD WEST, SUITE 214
                        OAKVILLE, ONTARIO, CANADA L6M 2W1
                            (905) 339-3439 TELEPHONE
                            (905) 339-2392 FACSIMILE

    (Address, including zip code, and telephone number, including area code, of Registrant's executive offices)

                    -----------------------------------------

                                  KING T. MOORE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             SECURED SERVICES, INC.
                     1175 NORTH SERVICE ROAD WEST, SUITE 214
                        OAKVILLE, ONTARIO, CANADA L6M 2W1
                                 (905) 339-3439
                            (905) 339-2392 FACSIMILE
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                   -------------------------------------------

                                    COPY TO:

                            STEPHEN A. ZELNICK, ESQ.
                       MORSE, ZELNICK, ROSE & LANDER, LLP
                                 405 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 838-5030
                            (212) 838-9190 FACSIMILE

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. |X|

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                             -----------------------

                         CALCULATION OF REGISTRATION FEE


==========================================================================================================================
                                                                                       PROPOSED MAXIMUM
                                                                    PROPOSED MAXIMUM       AGGREGATE         AMOUNT OF
TITLE OF EACH CLASS OF                              AMOUNT TO BE     OFFERING PRICE     OFFERING PRICE     REGISTRATION
SECURITIES TO BE REGISTERED                          REGISTERED     PER SECURITY(1)           (1)               FEE
--------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.0001 per share              9,492,240        $ 2.00(2)         $ 18,984,480       $ 2,405.33
--------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.0001 per share
   underlying Common Stock Purchase
   Warrants                                           2,577,656       $ 2.00(3)(4)        $ 5,155,312        $ 653.18
--------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.0001 per share
   underlying Common Stock Purchase
   Warrants                                            25,000         $ 3.00(3)(4)         $ 75,000           $ 9.50
--------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.0001 per share
   underlying Common Stock Purchase
   Warrants                                            25,000         $ 4.00(3)(4)         $ 100,000          $ 12.67
--------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.0001 per share
   underlying Common Stock Purchase
   Warrants                                            25,000         $ 5.00(3)(4)         $ 125,000          $ 15.84
--------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.0001 per share
   underlying Common Stock Purchase
   Warrants                                            25,000         $ 6.00(3)(4)         $ 150,000          $ 19.00
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Total Registration Fee Previously Paid                                                                     $ 3,115.52
==========================================================================================================================

                                     CALCULATION OF ADDITIONAL REGISTRATION FEE

================================================== =============== =================== ================== ================
Common stock, par value $.0001 per share               19,008          $ 2.00(5)           $ 38,016        $     4.90
-------------------------------------------------- --------------- ------------------- ------------------ ----------------
Common stock, par value $.0001 per share
   issuable upon conversion of Series A
   Convertible Preferred Stock                       2,000,000         $ 2.00(5)          $ 4,000,000      $   506.60
-------------------------------------------------- --------------- ------------------- ------------------ ----------------
Total Current Registration Fee                                                                             $   512.00
-------------------------------------------------- --------------- ------------------- ------------------ ----------------
Total Registration Fee                                                                                     $ 3,627.52
================================================== =============== =================== ================== ================

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act.

(2) Pursuant to Rule 457(c), the maximum offering price for the common stock is based upon the average of the high and low sales prices of the Common Stock on the OTC Bulletin Board on June 8, 2004.

(3) Pursuant to Rule 457(g) of the Securities Act of 1933, the proposed maximum offering price is based upon the higher of the price at which the warrants may be exercised and the price of shares of Common Stock as determined in accordance with Rule 457(c).

(4) Pursuant to Rule 416 under the Securities Act, there are also being registered hereby such additional indeterminate number of shares as may become issuable pursuant to the anti-dilution provisions of the Common Stock Purchase Warrants.

(5) Pursuant to Rule 457(c), the maximum offering price for the common stock is based upon the average of the high and low sales prices of the Common Stock on the OTC Bulletin Board on August 5, 2004.



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (SUBJECT TO COMPLETION)
         DATED AUGUST          , 2004

                                14,188,904 SHARES
                                       OF
                                  COMMON STOCK

                             SECURED SERVICES, INC.
                                 --------------

       The selling stockholders named in this prospectus are offering up to 14,188,904 shares of our common stock which they own, including 1,346,156 shares which underlie 5-year warrants to purchase shares of our common stock at a price of $1.96 per share and 1,331,500 shares which underlie 3-year warrants to purchase shares of our common stock at prices ranging from $1.00 to $6.00 per share and 2,000,000 shares issuable upon conversion of an equal number of Series A Convertible Preferred Stock issued and outstanding. We will not receive any of the proceeds from the sale of the shares, although we will receive aggregate proceeds of approximately $4,929,000 if all of the warrants held by the selling stockholders are exercised. We will bear all costs relating to the offer and sale of the shares, which we expect will be approximately $75,000. However, the selling stockholders will pay any commissions, fees and discounts of underwriters, brokers, dealers or agents.


       Each selling stockholder will sell its shares whenever it chooses to do so at varying prices to be determined at the time of each sale. Each selling stockholder may sell its shares directly to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from either the selling stockholder or the purchasers of the shares or both of them. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.


       Our common stock is quoted on the OTC Bulletin Board under the trading symbol "SSVC.OB". The high and low prices for our common stock on the OTC Bulletin Board were both $1.95 on August 5, 2004.


       SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS FOR THE FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

       NO UNDERWRITER OR PERSON HAS BEEN ENGAGED BY US TO FACILITATE THE SALE OF THE SHARES OF COMMON STOCK IN THIS OFFERING. THIS OFFERING WILL CONTINUE FOR UP TO 24 MONTHS AFTER THE ACCOMPANYING REGISTRATION STATEMENT IS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION OR FOR SO LONG THEREAFTER AS SALES OF SHARES OFFERED BY THE SELLING STOCKHOLDER WOULD OTHERWISE BE SUBJECT TO VOLUME LIMITATIONS IMPOSED UNDER THE SECURITIES ACT.

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED THESE SHARES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.




                 The date of this Prospectus is _________, 2004

                               PROSPECTUS SUMMARY

BUSINESS OVERVIEW

                                    OVERVIEW

       Secured Services, Inc. provides security software solutions that securely manage access to enterprise information assets by persons and business processes. Our software helps companies ensure that only those people that are entitled to access corporate resources and applications are able to do so. In addition, our products provide an automated way to grant, modify or revoke account access to applications and resources. Our core product, the IDENTIPRISE(TM) software system, provides identity and access management to a broad range of technology environments, including all Web, client server and mainframe environments. It specifically allows one user-id and password to grant access to all of a customer's applications.

       We also offer various levels of consulting and support services that enable our customers to identify and manage security issues and practices. Our professional services group provides architecture, design, project management, training and custom development services, for customers for seeking to protect their information assets.

       Our software products are generally sold on a perpetual license basis. Customers enter into an annual support agreement for their software license at the time of initial purchase and typically renew this support agreement annually. These agreements entitle customers to software upgrades and support.

GROWTH STRATEGY

       Our growth strategy is to (i) increase the utilization of our IDENTIPRISE software system by increasing functionality and broadening its customer base and
(ii) expand our professional and management services capabilities through acquisition of diverse firms offering professional services for the protection of information assets, or software products providing protection for technology environments not currently covered by IDENTIPRISE. Our ability to implement our growth strategy will depend on identifying and acquiring these businesses on desirable economic terms.

                               CONTACT INFORMATION

       Our principal executive office is located at 1175 North Service Road West, Suite 214 Oakville, Ontario, Canada L6M 2W1 and our telephone number is
(905) 339-2323. Our Web address is www.secured-services.com. None of the information on our website is part of this prospectus.

                                  THE OFFERING


Securities offered..................... 14,188,904 shares of common stock including 2,677,656 shares underlying
                                        warrants to purchase common stock held
                                        by the selling stockholders and
                                        2,000,000 shares issuable upon
                                        conversion of an equal number of Series
                                        A Convertible Preferred Stock issued and outstanding..

Shares of common stock to be
    outstanding after this offering.... 17,198,844(1)


Proceeds:.............................. We will not receive any of the proceeds from the sale of the shares, although we will receive up to approximately $4,929,000 upon the exercise of the warrants in full. We will pay all of the expenses of the offering, including, without limitation, professional fees and printing expenses.

Risk factors:.......................... The offering involves a high degree of risk. Please refer to "Risk Factors" for a description of the risk factors you should consider.

OTC bulletin board symbol:............. SSVC.OB


----------
(1) Unless otherwise stated, the information contained in this prospectus assumes no exercise of warrants for 3,185,989 shares of common stock held by the selling stockholders of which 1,346,156 shares underlie 5-year warrants exercisable at $1.96 per share and 1,839,833 shares underlie 3-year warrants exercisable at prices ranging from $1.00 to $6.00 per share, other options outstanding immediately before this offering covering 528,897 shares of our common stock and exercisable at prices ranging from $1.51 to $13.13, per share or conversion of 2,000,000 shares of Series A Convertible Preferred Stock outstanding.

                          SUMMARY FINANCIAL INFORMATION

                                                PERIOD FROM
                                               APRIL 28, 2003
                                                 (DATE OF
                                               INCEPTION) TO      THREE MONTHS
                                                DECEMBER 31,     ENDED MARCH 31,
                                                     2003              2004
                                               ==============    ==============
                                                                   (unaudited)
STATEMENT OF OPERATIONS DATA:

Revenues - sales and services                  $    1,023,995    $      531,065
                                               ==============    ==============

Net loss                                       $   (1,015,945)   $     (567,174)

Preferred stock dividend requirements                 (60,000)          (30,000)
                                               --------------    --------------

Net loss applicable to common stock            $   (1,075,945)   $     (597,174)
                                               ==============    ==============


Loss per common share - basic and diluted      $         (.17)   $         (.06)
                                               ==============    ==============

Weighted average number of
  shares outstanding                                6,232,304         9,796,872
                                               ==============    ==============


       The table below sets forth a summary of our balance sheet data as of December 31, 2003 and March 31, 2004.

                                                  December 31,      March 31,
            BALANCE SHEET DATA:                      2003             2004
--------------------------------------------   --------------    --------------
                                                                   (Unaudited)

Cash and cash equivalents                      $      203,677    $      316,686
Accounts receivable, net                       $      435,881    $      488,011
Total assets                                   $    4,620,355    $    5,072,101
Total liabilities                              $    1,533,144    $    2,089,363
Accumulated deficit                            $   (1,075,945)   $   (1,673,118)
Stockholders' equity                           $    3,087,211    $    2,982,738

                                  RISK FACTORS

       THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS, BEFORE YOU PURCHASE ANY SHARES.

WE ARE DEPENDANT ON OUR ABILITY TO MARKET OUR SERVICES.

       Our success is dependant on our ability to market, and the market's acceptance of, our IDENTIPRISE software system, together with related implementation services. Our success and the success of our business partners with regard to the marketing of Identiprise and development of significant market acceptance is not certain. If IDENTIPRISE does not achieve sufficient market acceptance, our business, financial condition and results of operations would be materially and adversely affected.

WE HAVE INCURRED, AND WILL CONTINUE TO INCUR SIGNIFICANT LOSSES.

       We have incurred significant losses since the commencement of operations in 2003 and we expect to incur losses and negative cash flow for the indefinite future and at least for the fiscal year ending December 31, 2004.

       We have a history of losses and the likelihood of our success depends on many factors, including some that are out of our control. We have cumulative net losses of approximately $1.6 million since inception and an accumulated deficit as of March 31, 2004 of $1.7 million. The likelihood of our success must be considered in light of the problems, delays, expenses and difficulties encountered by an enterprise in our stage of development, some of which may be beyond our control. These include, but are not limited to, our ability to operate our anticipated business; delays in commencement of operation of IDENTIPRISE by our business partners; our ability and the ability of our business partners to attract a sufficient number of customers; unanticipated problems relating to further software enhancement and development; the competitive and regulatory environment in which we operate; marketing problems; and additional costs and expenses that may exceed current estimates. We anticipate continued losses and negative cash flow and we cannot predict whether or when we will become profitable.

WE MAY REQUIRE ADDITIONAL FUNDING.

       A change in our business plan may result in the need to raise additional financing, which may not be available on terms acceptable to us, if at all. Our cash requirements may vary materially from those now planned due to a number of factors, including the extent to which we develop the IDENTIPRISE brand, the response of competitors to our IDENTIPRISE system and our ability to satisfy applicable licensing requirements. We may need to raise additional capital to fund our future operations. There can be no assurance that additional financing will be available when needed on terms acceptable to us, or at all. If additional funds are raised by issuing equity securities, further dilution to existing shareholders will result and future investors may be granted rights superior to those of existing shareholders. Insufficient funds may prevent us from implementing our business strategy or may require us to limit our operations significantly.

DUE TO OUR LIMITED OPERATING HISTORY WE MAY NEVER ACHIEVE SIGNIFICANT REVENUE.

       The sales and integration cycles with potential business partners for our IDENTIPRISE system is long and unpredictable. Potential business partners typically undertake a lengthy evaluation process. As a result, we may not recognize revenue from sales efforts for an extended period of time, if at all. Assuming an agreement is reached, our IDENTIPRISE system must then be integrated with the business partner's technical environment. The length of time to complete the integration process may be adversely impacted by a number of factors, including the business partner's system infrastructure, strategic priorities and technical resources. Unanticipated problems during the integration process could result in extensive delays in launching the system or termination of an agreement, which could materially and adversely affect our business, financial condition and results of operations.

WE MAY BE AFFECTED ADVERSELY BY CHANGES IN EXCHANGE RATES.

       Our international operations subject us to currency exchange risks. A significant portion of our operations and current sales are in Canada and denominated in Canadian dollars. As a result, our operating results may be adversely affected by changes in exchange rates. Given the volatility of currency exchange rates, we cannot predict the effect of exchange rate fluctuations on our future operating results.

WE ARE A RELATIVELY SMALL COMPANY WITH LIMITED RESOURCES.

       We face substantial competition in the security industry and may not be able keep up with future technological changes. Our IDENTIPRISE system competes with other forms of security systems. Future technological advances may result in improved products or services that could adversely affect our business. There can be no assurance that we will be able to develop and introduce competitive uses for such technological advancements or bring such uses to market in a timely manner. Our success depends significantly upon our ability to protect our Intellectual property and to avoid infringing the intellectual property of third parties, which could result in costly and time-consuming litigation.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY WE MAY BE UNABLE
TO COMPETE.

       We regard our IDENTIPRISE system and related technology as proprietary. We rely primarily on a combination of patent, trademark, copyright and trade secret laws and employee and third-party non-disclosure agreements to protect our proprietary rights. Currently, we have no United States patents for our proprietary methods and our related computer processing system. Defense of intellectual property rights can be difficult and costly, and there can be no assurance that we will be able to effectively protect our technology from misappropriation by competitors. Additionally, third party infringement claims may result in our being required to enter into royalty arrangements or pay damages, any of which could materially and adversely affect our business, financial condition and results of operations. As the number of software products in the industry increases and the functionality of these products further overlap, software developers and publishers may increasingly become subject to infringement claims. Although we have not received any claim that we are infringing any patent or trade secrets and we are not currently aware of any claim that we are infringing any such rights of others, there can be no assurance that we will not face such claims, with or without merit, in the future. Any such claims or litigation could be costly and could result in a diversion of management's attention, which could have a material adverse effect on our business, financial condition and results of operations. Any settlement of such claims or adverse determinations in such litigation could also have a material adverse effect on our business, financial condition and results of operations.

OUR SUCCESS DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL.

       We are dependent upon the continued efforts and abilities of our executive officers and other key personnel. The loss or unavailability of certain key people for any significant period could have a material adverse effect on our business, financial condition and results of operations. These key employees have entered into service agreements with us which expired on December 31, 2003. There is no assurance that the extension or renewal of those agreements will be successfully negotiated. We do maintain key person life insurance on the life of certain employees. Our operations will also depend to a great extent on our ability to attract new key personnel and retain existing key personnel in the future. Competition is intense for highly skilled employees and there can be no assurance that we will be successful in attracting and retaining such personnel or that we can avoid increased costs in order to do so. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our business, financial condition and results of operations.

EFFECTIVE CONTROL IS HELD BY THREE DIRECTORS.

       Our founders and directors, Michael P. Dubreuil, Chairman, King T. Moore, President and Chief Executive Officer and T. Kendall Hunt, beneficially own, respectively 1,300,000, 2,008,334 and 1,300,000 shares of our common stock. In addition, VASCO Data Security International, Inc. owns 2,000,000 shares of our preferred stock, which have one vote per share, vote together with our common stock as a single class and are convertible into an equivalent number of shares of common stock. Mr. Hunt is the Chairman and Chief Executive Officer of VASCO and, therefore, may be deemed the beneficial owner of VASCO's shares. Accordingly, these three directors together beneficially own 6,608,334 voting shares or approximately 39% of our voting shares. As a result of such ownership, such stockholders effectively have the ability to control the election of our directors and the outcome of issues submitted to a vote of stockholders.

OUR COMMON STOCK IS A "PENNY STOCK" WHICH MAY RESTRICT THE ABILITY OF STOCKHOLDERS TO SELL OUR COMMON STOCK IN THE SECONDARY MARKET.

       The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be an equity security that has a market price, as defined, of less than $5.00 per share, or an exercise price of less than $5.00 per share, subject to certain exceptions, including an exception of an equity security that is quoted on a national securities exchange. Our common stock is not now quoted on a national exchange but is traded on the OTC Bulletin Board. Thus, broker-dealers who sell these securities are subject to sales practice rules that impose additional requirements. For example, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transactions prior to the purchase. Additionally, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered underwriter, and current quotations for the securities, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The "penny stock" rules, may restrict the ability of our stockholders to sell our common stock and warrants in the secondary market.

       Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE HIGHLY VOLATILE.

       The market price of our common stock as well as that of many emerging and high technology companies has been highly volatile, experiencing wide fluctuations not necessarily related to the operating performance of such companies. Factors such as general volatility in the trading markets, our operating results, public announcements regarding us or our competitors concerning technological innovations and new products or systems may have a significant impact on the market price of our securities.

       Statements or changes in opinions, ratings or earnings estimates made by brokerage firms or industry analysts relating to the markets in which we operate or expect to operate could also have an adverse effect on the market price of our common stock. In addition, the stock market as a whole has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for the securities of many small-cap companies and which often have been unrelated to the operating performance of these companies.

PROVISIONS IN OUR CHARTER DOCUMENTS COULD PREVENT DELAY OR IMPEDE A CHANGE IN CONTROL OF THE COMPANY AND DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

       Certain provisions of our Certificate of Incorporation and Delaware law may have the effect of discouraging, delaying or preventing a change of control that our shareholders may consider favorable. For example, our Certificate of Incorporation authorizes the issuance of 5,000,000 shares of Preferred Stock (of which 2,000,000 have been designated as Series A Convertible Preferred Stock and are outstanding) with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without obtaining stockholder approval, to issue such preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, our preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in the control of our company.

ANY ACQUISITION WE MAKE COULD DISRUPT OUR BUSINESS AND HARM OUR
FINANCIAL CONDITION.

       Our strategy is to increase our revenues via organic growth of our current products and services and the acquisition of complimentary companies and technologies. We have limited experiences in making significant acquisitions. Acquisitions entail a number of risks that could materially and adversely affect our business and operating results including problems integrating the acquired operations, technologies and products, potential loss of key employees and difficulties in maintaining relationships with suppliers and customers.

WE HAVE AGREED TO LIMITATIONS ON THE POTENTIAL LIABILITY OF OUR DIRECTORS.

       Our certificate of incorporation provides that, in general, directors will not be personally liable for monetary damages to the company or our stockholders for a breach of fiduciary duty. Although this limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission, the presence of these provisions in the certificate of incorporation could prevent us from recovering monetary damages.

OUR COMMON STOCK HAS BEEN THINLY TRADED, LIQUIDITY IS LIMITED, AND WE MAY BE UNABLE TO OBTAIN LISTING OF OUR COMMON STOCK ON A MORE LIQUID MARKET.

       Our common stock is quoted on the OTC Bulletin Board, which provides significantly less liquidity than a securities exchange (such as the American or New York Stock Exchange) or an automated quotation system (such as the Nasdaq National Market or SmallCap Market). There is uncertainty that we will ever be accepted for a listing on an automated quotation system or securities exchange.

       Often there is currently a limited volume of trading in our common stock, and on many days there has been no trading activity at all. The Purchasers of shares of our common stock may find it difficult to resell their shares at prices quoted in the market or at all.

                           FORWARD-LOOKING STATEMENTS

       Some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. In some cases, you can identify forward-looking statements by words or phrases such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," "our future success depends," "seek to continue," or the negative of these words or phrases, or comparable words or phrases. These statements are only predictions that are based, in part, on assumptions involving judgments about future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various facts, including the risks outlined in this "Risk Factors" section. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not undertake to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

                                 USE OF PROCEEDS

       All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares, although we will receive aggregate proceeds of approximately $4,929,000 if all the warrants held by the selling stockholders are exercised.

                                 DIVIDEND POLICY

       We have not declared or paid any dividends on our common stock in the last two years and we do not intend to pay any cash dividends in the foreseeable future. We intend to retain any future earnings for use in the operation and expansion of our business. Any future decision to pay dividends on common stock will be at the discretion of our board of directors and will be dependent upon our fiscal condition, results of operations, capital requirements and other factors our board of directors may deem relevant. So long as shares of our Series A Convertible Preferred Stock are outstanding we may not pay annual dividends on our common stock exceeding 5% of our surplus determined under Delaware law.

                                 CAPITALIZATION

       The following table sets forth our capitalization as of March 31, 2004:

Long term debt:
     Notes Payable                                                  $   499,258
                                                                    -----------
Stockholders' Equity:
     Preferred stock-- authorized 5,000,000 shares
       $.0001 par value; issued and outstanding--
       2,000,000 shares of Series A convertible preferred stock             200
     Common stock-- authorized 50,000,000 shares
       $.0001 par value; issued and outstanding--
       10,920,947 shares                                                  1,092
     Additional paid-in capital                                       5,792,209
     Subscriptions receivable                                        (1,142,100)
     Accumulated deficit                                             (1,673,118)
     Accumulated other comprehensive income                               4,455
                                                                    -----------
       Total stockholders' equity                                     2,982,738
                                                                    -----------
Total capitalization                                                $ 3,481,996
                                                                    ===========


                        PRICE RANGES OF OUR COMMON STOCK

       Our common stock is not listed on any stock exchange, but is traded on the Over-the-Counter Electronic Bulletin Board (the "OTC Bulleting Board") under the symbol "SSVC.OB" The following table sets forth the high and low bid information for the common stock for the periods presented, as reported by the OTC Bulletin Board. The bid information reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

                                                                   BID PRICE *
                                                                ----------------
                                                                HIGH        LOW
                    2002
First quarter                                                   $3.85      $2.80
Second quarter                                                   4.20       2.10
Third quarter                                                   22.75      12.25
Fourth quarter                                                   1.40       0.35

                    2003
First quarter                                                   $1.15      $0.12
Second quarter                                                   2.50       0.66
Third quarter **                                                 3.15       1.50
Fourth quarter                                                   2.71       1.50


                    2004
First quarter                                                    2.20       1.50
Second quarter                                                   3.25       1.65
Third quarter (through August 5, 2004)                           2.05       1.55


* - adjusted for 35:1 reverse split of common shares which was completed in March, 2003

** - adjusted for reverse merger with private company Secured Services, Inc. which was completed in July, 2003 with the subsequent name change.


              As of August 5, 2004, the closing bid price per share for our common stock, as reported on the OTC Bulletin Board was $1.95. As of August 5, 2004, we believe we had more than 1,600 beneficial stockholders.



                               RECENT DEVELOPMENTS

              On May 10, 2004 we raised approximately $7 million from 033 Asset Management, L.L.C. and 8 other institutional accredited investors through the sale of 5,384,623 shares of common stock and 5-year warrants to purchase 1,346,156 shares of common stock at $1.96 per share. Approximately $5 million of the total raised was received from 033 Asset Management L.L.C. The proceeds of this financing will be used for sales and marketing, research and development, government certification, finance and administration and working capital. The securities were issued pursuant to exemptions from registration under the Securities Act of 1933, as amended pursuant to Section 4(2) and Regulation D thereunder. The shares issued in this transaction as well as the shares underlying the warrants issued in this transaction constitute a portion of the shares offered in this prospectus.

                      SELECTED CONSOLIDATED FINANCIAL DATA

              The selected consolidated financial data set forth below should be read together with "Management's Discussion and Analysis or Plan of Operations" included elsewhere in this prospectus. The statement of operations data for the period from April 28, 2003 (the date we were first capitalized and the date of the inception of our operations) until December 31, 2003 and the balance sheet data at December 31, 2003 are derived from our audited consolidated financial statements included elsewhere in this prospectus. The statement of operations data for the three-month period ended March 31, 2004 and the balance sheet data at March 31, 2004 are derived from our unaudited condensed consolidated financial statements also included elsewhere in this Prospectus. In the opinion of management, the unaudited condensed consolidated financial statements have been prepared on substantially the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of operations for such period. Historical results are not necessarily indicative of the results to be expected in the future, and the results of interim periods are not necessarily indicative of results for the entire year.

STATEMENT OF OPERATIONS DATA:

                                                PERIOD FROM
                                               APRIL 28, 2003
                                                  (DATE OF        THREE MONTHS
                                               INCEPTION) TO         ENDED
                                                DECEMBER 31,        MARCH 31,
                                                    2003              2004
                                               --------------    --------------
                                                                   (unaudited)

Revenues - sales and services                  $    1,023,995    $      531,065
Cost of revenues                                      334,480           147,502
                                               --------------    --------------
Gross profit                                          689,515           383,563

Operating expenses                                  1,676,571           939,090
                                               --------------    --------------

Loss from operations                                 (987,056)         (555,572)
Interest expense,
    net of interest income of $2,158 and
    $1,219, respectively                               28,889            11,647
                                               --------------    --------------
Net loss                                           (1,015,945)         (567,174)
Preferred stock dividend requirements                 (60,000)          (30,000)
                                               --------------    --------------

Net loss applicable to common stock            $   (1,075,945)         (597,174)
                                               ==============    ==============

Loss per common share - basic and diluted      $         (.17)   $         (.06)
                                               ==============    ==============
Weighted average common shares outstanding          6,232,304         9,796,872
                                               ==============    ==============

BALANCE SHEET DATA:

                                                 DECEMBER 31,        MARCH 31,
                                                     2003              2004
                                               --------------    --------------
                                                                   (unaudited)
BALANCE SHEET DATA:
------------------------------------------

Cash and cash equivalents                       $    203,677      $    316,686
Accounts receivable, net                        $    435,881      $    488,011
Total assets                                    $  4,620,355      $  5,072,101
Total liabilities                               $  1,533,144      $  2,089,363
Accumulated deficit                             $ (1,075,945)     $ (1,673,118)
Stockholders' equity                            $  3,087,211      $  2,982,738

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATIONS

       CAUTIONARY STATEMENT IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER FROM THOSE PROJECTED IN FORWARD LOOKING STATEMENTS.

       PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, READERS OF THIS REPORT ARE ADVISED THAT THIS DOCUMENT CONTAINS BOTH STATEMENTS OF HISTORICAL FACTS AND FORWARD LOOKING STATEMENTS. FORWARD LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY THE FORWARD LOOKING STATEMENTS. EXAMPLES OF FORWARD LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO (I) PROJECTIONS OF REVENUES, INCOME OR LOSS, EARNINGS PER SHARE, CAPITAL EXPENDITURES, DIVIDENDS, CAPITAL STRUCTURE AND OTHER FINANCIAL ITEMS, (II) STATEMENTS OF OUR PLANS AND OBJECTIVES WITH RESPECT TO BUSINESS TRANSACTIONS AND ENHANCEMENT OF SHAREHOLDER VALUE, (III) STATEMENTS OF FUTURE ECONOMIC PERFORMANCE, AND (IV) STATEMENTS OF ASSUMPTIONS UNDERLYING OTHER STATEMENTS AND STATEMENTS ABOUT OUR BUSINESS PROSPECTS.

       THIS REPORT ALSO IDENTIFIES IMPORTANT FACTORS, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY THE FORWARD LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE THE FACTORS DISCUSSED UNDER THE HEADING "RISK FACTORS" BEGINNING AT PAGE 6 OF THIS PROSPECTUS.

       THIS SECTION, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" SHOULD BE READ IN CONJUNCTION WITH OUR AUDITED CONSOLIDATED AND UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

       We provide security software solutions that manage access by people and business processes to enterprise information assets. Our software helps companies ensure that only those people or business processes that are entitled to access corporate resources and applications can do so. In addition, our products provide an automated way to grant, modify or revoke account access to applications and resources. Our core product, the IDENTIPRISE software system, provides identity and access management to a broad range of technology environments, including Web, client server and mainframe environments. It specifically allows one user-id and password to grant access to all of a customer's applications.

       We also offer various levels of consulting and support services that enable our customers to identify and manage security issues and practices. Our professional services group provides architecture, design, project management, training and custom development services, for companies for seeking to protect their information assets.

              Our software products are generally sold on a perpetual license basis. Customers enter into an annual support agreement for their software license at the time of initial purchase and typically renew this support agreement annually. These agreements entitle customers to software upgrades and support.

CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

       SOFTWARE DEVELOPMENT COSTS

       Pursuant to Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," we are required to charge the costs of creating a computer software product to research and development expense as incurred until the technological feasibility of the product has been established; thereafter, all related software development and production costs are required to be capitalized.

       Commencing upon the initial release of a product, capitalized software development costs and any costs of related purchased software are generally required to be amortized over the estimated economic life of the product or based on current and estimated future revenues. Thereafter, capitalized software development costs and costs of purchased software are reported at the lower of unamortized cost or estimated net realizable value. Due to the inherent technological changes in the software development industry, estimated net realizable values or economic lives may decline and, accordingly, the amortization period may have to be accelerated.

       We did not capitalize any software development costs during the period from April 28, 2003 (date of inception) to March 31, 2004.

RECOGNITION OF IMPAIRMENT

       Goodwill and other intangible assets with indefinite useful lives are subject to reduction when their carrying amounts exceed their estimated fair values based on impairment tests that are required to be made annually or more frequently under certain circumstances. Fair values are determined based on models that incorporate estimates of future profitability and cash flows.

       Impairment losses on long-lived tangible and intangible assets which do not have indefinite useful lives, such as computer equipment, customer lists and technology, are recognized when events indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

REVENUE RECOGNITION

       We apply the provisions of AICPA Statement of Position 97-2, "Software Revenue Recognition," as amended, which specifies the following four criteria that must be met prior to recognizing revenue: (1) there must be persuasive evidence of the existence of an arrangement, (2) delivery must be completed, (3) fees must be fixed or determinable, and (4) amounts due must be probable of collection. In addition, revenue earned on software arrangements involving multiple elements is allocated to each element based on the relative fair value of the elements. When applicable, revenue allocated to software products (including specified upgrades/enhancements) is recognized upon delivery of the products.

       The above listing is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States of America, with no need for management's judgment in their application.

       There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. See our audited consolidated financial statements and notes thereto which begin on page F1 in this prospectus, which contain accounting policies and other disclosures required by accounting principles generally accepted.

RESULTS OF OPERATIONS

       We were a privately-held company that was formed in September 2002. We were inactive until we were capitalized and commenced operations on April 28, 2003. Such operations were initially limited to activities related to negotiating the acquisitions of two operating businesses and obtaining the financing to acquire those businesses. In July 2003, we acquired the Vacman division ("Vacman") of Vasco Data Security International, Inc. ("VASCO"), which division owned the intellectual property and was the licensor of the software now referred to as our Identiprise Data Security System for a note payable of $1,073,094 and 2,000,000 shares of Series A convertible preferred stock with an approximate fair value of $2,000,000. Also in July 2003, we acquired certain of the assets and the business of Dolfin, Inc. ("Dolfin"), a company providing professional and management services for the protection of information assets, for 500,000 shares of our common stock having a fair value of $375,000. Promptly following these two acquisitions we merged with a subsidiary of Southern Software Group, Inc. ("SSGI"), a publicly-held corporation with no then current operating business, in a transaction which was accounted for, effective as of July 18, 2003, as a "reverse acquisition" in which we (the legal acquiree) were the accounting acquirer and SSGI (the legal acquirer) was the accounting acquiree. Since SSGI was inactive, the reverse acquisition was accounted for, effectively, as a recapitalization by us as of July 18, 2003 with SSGI's assets and liabilities recorded at their historical carrying values which approximated fair values. The acquisitions of the businesses of Vacman and Dolfin were accounted for as purchases by us under generally accepted accounting principles and, accordingly, their assets and liabilities were recorded as of the acquisition date at their respective fair values. Under the purchase method of accounting, the results of operations of SSGI, Vacman and Dolfin were combined with out results commencing July 1, 2003, which was deemed to be the effective date for the completion of the acquisitions for accounting purposes. Accordingly, the results of operations prior to July 1, 2003 only reflect our results from the inception of our operations on April 28, 2003.

       The following table sets forth for the periods presented statement of consolidated operations data as a percentage of revenues:

                                                     PERIOD FROM
                                                   APRIL 28, 2003
                                                      (DATE OF      THREE MONTHS
                                                    INCEPTION) TO       ENDED
                                                     DECEMBER 31,     MARCH 31,
                                                         2003           2004
                                                   --------------   ------------

Revenues .........................................      100.0%           100.0%
Cost of revenues .................................       32.7%            28.0%
Gross profit .....................................       67.3%            72.0%
Selling, general and administrative expenses .....      132.7%           140.0%
Research and development .........................       18.0%            24.0%
Depreciation and amortization ....................       13.0%            13.0%
Total operating costs and expenses ...............      163.7%           177.0%
Loss from operations .............................       96.4%           105.0%
Interest expense, net ............................        2.8%             2.0%
Net loss .........................................       99.2%           107.0%


PERIOD FROM APRIL 28, 2003 (DATE OF INCEPTION) TO DECEMBER 31, 2003

       REVENUES

       Net revenues for the period through December 31, 2003 were $1,024,000 and were primarily for services in providing support for our IDENTIPRISE product and supporting and developing our Managed Services product. Revenues in the USA totaled $621,000 [61%] and revenues in Canada totaled $404,000 [39%].

       COST OF REVENUES

       Costs of revenues for the period through December 31, 2003 were $334,000, approximately 33% of revenue. The cost of revenues in the USA amounted to $129,000 or 21% of revenues, consisting mainly of payroll and related expenses, and the cost of revenues in Canada totaled $205,000 or 51% of revenues.

       GROSS PROFIT

       The gross profit totaled $690,000 for the period from inception and represented a gross profit percentage to revenue of 67%. The gross profit in the USA amounted to $ 488,000 or 79% of revenues and the gross profit in Canada totaled $199,000 or 49% of revenues. The difference in profitability is due to the mix of services provided in the period

       SELLING GENERAL AND ADMINISTRATIVE EXPENSES

       Selling, general and administrative expenses during the period from inception totaled $1,359,000, and included a growth in employee salary and benefit expenses, initial training costs, expenses, including some start-up costs, involving professional services and a non-cash charge associated with the granting of common shares for employees and consulting services.

       We believe that this cost as a percentage of revenues will decrease in future as our fixed expense growth decreases as sales increase leading to enhanced profitability.

       RESEARCH AND DEVELOPMENT

       Research and development costs amounted to $184,000 during the period through December 31, 2003, and involved mainly employee related costs used in the development of our IDENTIPRISE product. This development enabled us to release an improved version of the product in the fourth quarter of 2003. We believe that research and development costs in the future will increase to further enhance our IDENTIPRISE product in response to our customer requests; we further believe that this investment will lead to increased revenues and profitability.

       AMORTIZATION OF INTANGIBLE ASSETS DECEMBER 31,

       Costs of acquiring customer lists and technology are capitalized and aggregated $720,000 as of December 31, 2003. These costs are being amortized on the straight-line basis over three years. We incurred $120,000 of amortization expense during the period through December 31, 2003.

       INTEREST EXPENSE

       Interest expense during the period through December 31, 2003 was $29,000 due primarily to the payments to VASCO in accordance with the terms of purchase of VACMAN and our IDENTIPRISE product.

       PREFERRED STOCK DIVIDENDS

       We recorded non-cash payments of $60,000 during the period through December 31, 2003 to reflect dividend rights payable to VASCO Data Security International, Inc. in accordance with the terms of purchase of the IDENTIPRISE product.

       INCOME TAX EXPENSE

       As of December 31, 2003 our accumulated net operating loss carryforwards for U.S. Federal and Canadian income tax purposes were approximately $1,000,000. We anticipate that all of this loss carryforwards amount will remain available for offset against any future tax liability that we may incur.

FIRST QUARTER ENDED MARCH 31, 2004

       REVENUES

       The revenues for the three months ended March 31, 2004 totaled $531,000. IDENTIPRISE sales totaled $254,000 and other consulting services totaled $277,000. We believe that these results were satisfactory for the first quarter of 2004 after the repositioning of our product and services in providing information security solutions to major businesses. We also believe that as spending on Information Technology ("IT") increases, together with our increased investment in sales and marketing efforts and recent release of our new version of IDENTIPRISE we are well positioned for growth in the future.

       COST OF REVENUES

       The total cost of revenues for the three months ended March 31, 2004 was $147,000, or 28% of our revenues. Cost of revenues of $115,000 consist mainly of payroll and related expenses associated with our consulting services and $32,000 related to software licenses in connection with previously installed IDENTIPRISE.

       GROSS PROFIT

       Our gross profit approximated $384,000 or 72%. This represents a 5% increase from July 1, 2003 to December 31, 2003 primarily due to the increase in our revenue.

       RESEARCH AND DEVELOPMENT

       The cost associated with our research and development efforts totaled $127,000 for the three months ended March 31, 2004. These costs represent approximately 24% of our revenues and enabled us to improve our IDENTIPRISE product. We believe that research and development costs in the future will increase to further enhance our IDENTIPRISE software system in response to our customers' request; we further believe that this investment will lead to increases in revenues and profitability.

       SELLING GENERAL AND ADMINISTRATIVE EXPENSES

       Selling, general and administrative expenses totaled $743,000 for the three months ended March 31, 2004. These costs include a rapid build up of compensation costs for sales and marketing personnel together with the initial marketing costs for developing sales literature to maximize our new sales and marketing initiatives. We believe that this cost as a percentage of revenue will decrease in future periods as our fixed expense growth decreases as sales increase, leading to enhanced profitability.

       DEPRECIATION AND AMORTIZATION

       The costs for depreciation and amortization amounted to $69,620 for the three months ended March 31, 2004 and represented primarily amortization of intangible assets acquired in connection acquisition of our business operations in July 2003.

       INTEREST EXPENSE

       Interest expense during the three months ended March 31, 2004 approximated $12,000 and related primarily to the obligation to VASCO in accordance with the terms of the purchase of VACMAN and our IDENTIPRISE product.

LIQUIDITY AND CAPITAL RESOURCES

       At March 31, 2004, we had current assets totaling $1,626,000. These include cash and cash equivalents in the amount of $317,000, accounts receivable of $ 488,000, and amounts due from affiliated companies of $729,000 and other receivables of $92,000. Cash investments are limited to investment grade marketable securities with maturities of less than 12 months.

       Cash used in operations totaled approximately $675,000 and $184,000 for the period ended December 31, 2003 and the three months ended March 31, 2004, respectively, due primarily to the use of cash in financing our net loss, which includes our increasing investment in our sales and marketing efforts.

       Cash provided by financing activities totaled $600,000 and $369,000 for the period ended December 31, 2003 and the three months ended March 31, 2004, respectively. During the period ended December 31, 2003, we received approximately $1,792,000 from private placements of common stock and used $210,000 to pay related financing fees and $213,000 to repay notes payable. During the three months ended March 31, 2004, we received $261,000 from a private placement of common stock, collected $175,000 from a stock subscription receivable and received $250,000 from a loan made by our principal stockholder. This was partially offset by approximately $86,000 used to repay a note payable and related financing fees.

       During the period ended December 31, 2003, we used approximately $471,000 in our investing activities of which $471,000 was advanced to a related entity. Cash used in investing activities for the three months ended March 31, 2004 approximated $302,000 of which $258,000 was advanced to a related entity and $44,000 was utilized to acquire computer equipment.

       On April 9, 2004 we raised $296,000 in a private placement to accredited investors of 395,000 shares of our common stock $.0001 par value per share and 3-year warrants to purchase 131,667 shares of our common stock at an exercise price of $1.50 per share. The proceeds from the private placement will fund working capital.

       On May 10, 2004, we raised an additional $7 million in a private placement to U.S. financial institutional and accredited investors of 5,384,623 shares of our common stock, $.0001 par value per share, and 5-year warrants to purchase 1,346,155 shares of our common stock at an exercise price of $1.96 per share. The proceeds from the private placement will fund the rapid expansion of our efforts in sales and marketing and research and development for our IDENTIPRISE product. We believe that this financing is sufficient to allow us to establish a successful enterprise in our intended market.

       We also expect the agreements with our current business partners to produce revenues in the year ending December 31, 2004 and we are currently in discussions with several additional companies to provide services. There is no assurance, however, that our IDENTIPRISE software system will be launched as planned.

       We believe that our current cash balances, the anticipated cash generated from operations, including the realization of deferred revenue which is recorded as a current liability, deposits that will be received in future quarters on orders and the impact of obtaining additional equity financing, will be sufficient to meet our anticipated cash needs over the twelve months ending March 31, 2005.

       There is substantial risk, however, that we may not be able to either obtain additional financing or the revenue growth and cash receipts will not be sufficient to generate the funds needed to repay the debt to VASCO within the terms of the existing agreement. If we are unable to meet our revenue and cash goals and also unable to renegotiate the terms of the agreement with VASCO, we may need to significantly reduce our workforce, sell certain of our assets, enter into strategic relationships or business combinations, discontinue some or all of our operations, or take other similar restructuring actions. While we expect that these actions would result in a reduction of recurring costs, they also may result in a reduction of recurring revenues and cash receipts. It is also likely that we would incur substantial non-recurring costs to implement one or more of these restructuring actions.

RECENT ACCOUNTING PRONOUNCEMENTS

       In December 2002, the Financial Accounting Standards Board (the "FASB") issued SFAS 148 which amends SFAS 123 to provide alternative methods of transition for entities that elect to switch to the fair value method of accounting for stock options in fiscal years ending after December 15, 2002. We have not made such an election. SFAS 148 also requires more prominent and detailed disclosures in annual and interim financial statements for stock-based compensation regardless of which method of accounting is selected. We have included the additional disclosures required by SFAS 148 in the notes to the audited consolidated and unaudited condensed consolidated financial statements included in this prospectus.

       In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." We do not hold any material derivative instruments and do not conduct any significant hedging activities.

       In May 2003, the FASB issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150") which requires an issuer to classify financial instruments that are within its scope as liabilities. Many of those instruments were classified as equity under previous guidance. Most of the guidance in SFAS 150 was effective for all financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of the provisions of SFAS 150 did not have any impact on our consolidated financial statements.

       In November 2002, the EITF reached a consensus on Issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." This consensus provides guidance on when and how to separate elements of an arrangement that may involve the delivery or performance of multiple products, services and rights to use assets into separate units of accounting. The guidance in the consensus was effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. We adopted the guidance in the consensus in the quarter beginning July 1, 2003. The adoption of the consensus did not have a material affect on our consolidated results of operations.

       In December 2003, the FASB issued revised FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51." ("FIN No. 46R"). FIN No. 46R requires the consolidation of an entity in which an enterprise absorbs a majority of the entity's expected losses, receives a majority of the entity's expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity (variable interests entities, or "VIEs") Currently, entities are generally consolidated by an enterprise when it has a controlling financial interest through ownership of a majority voting interest in the entity. FIN No. 46R is applicable for financial statements of public entities that have interests in VIEs or potential VIEs referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities for all other types of entities is required in financial statements for periods ending after March 15, 2004. Adoption of this standard is not expected to have a material impact on our financial position, results of operations or cash flows.

                                    BUSINESS
OVERVIEW

       We provide security software solutions that manage access by people and business processes to enterprise information assets. Our software helps companies ensure that only those people or business processes that are entitled to access corporate resources and applications are able to do so. In addition, our products provide an automated way to grant, modify or revoke account access to applications and resources. Our core product, the IDENTIPRISE software system, provides identity and access management to a broad range of technology environments, including Web, client server and mainframe environments. It specifically allows one user-id and password to grant access to all of a customer's applications.

       We also offer various levels of consulting and support services that enable our customers to identify and manage security issues and practices. Our professional services group provides architecture, design, project management, training and custom development services, for companies seeking to protect their information assets.

       Our software products are generally sold on a perpetual license basis. Customers enter into an annual support agreement for their software license at the time of initial purchase and typically renew this support agreement annually. These agreements entitle customers to software upgrades and support.

STRATEGY

       Our growth strategy is to (i) increase the utilization of our IDENTIPRISE software system by increasing functionality and broadening its customer base and
(ii) expand our professional and management services capabilities through acquisition of diverse firms offering professional services for the protection of information assets, or software products providing protection for technology environments not currently covered by IDENTIPRISE. Our ability to implement our growth strategy will depend on identifying and acquiring these businesses on desirable economic terms.

INDUSTRY BACKGROUND

       MARKET POTENTIAL

       International Data Corporation ("IDC"), a data compiler for the Information Technology ("IT") field has projected that the number of Internet users will grow to over 600 million by the middle of this decade. New Internet applications, including the explosion in wireless applications demonstrate the flexibility and versatility of the Internet as a communications and publishing media. Unfortunately, the Internet's infrastructure of interconnected computer networks creates an unlimited number of opportunities to launch network attacks on sensitive and proprietary information assets.

       IDC predicts that corporations will reprioritize their IT security plans as a result of the September 11 events. The focus of IT security will grow from authentication, authorization, and administration to include business continuity. Physical and IT security will become part of the same whole. This created challenges for CIO's and IT managers to secure infrastructure and will provide opportunities for suppliers of IT services and products. It is estimated that the demand for information security services will reach $21 billion in worldwide annual spending by 2005.

       IDC and other industry experts have forecasted that demand for security software is also on the rise. Worldwide spending on security software will increase to $9.4 billion in 2005. Security technology is moving into the concept of being `baked into' the IT infrastructure as opposed to being `smeared on'. This means information security is now becoming a fundamental component of IT strategy and a core requirement for every organization with information assets. We believe that information security offerings including Web services and digital identity services are the fundamental drivers for the growth in the IT market today.

       The world's IT Infrastructure is constantly challenged with a record number of malicious security attacks. Many of these security breaches are still undetected. These attacks have resulted in billions of dollars in lost revenue, theft, productivity losses and significant legal fees and insurance claims from liability lawsuits from companies who have not adequately secured their IT infrastructure.

       RECENT TRENDS

       Several economic and technological issues transcend all areas of information security services, including the following:

       The rapid development of Internet, intranet, extranet, remote access, and mobile wireless networking technologies has left users at all levels of the corporate structure demanding increased access to greater amounts of information from variable locations. This unprecedented level of network accessibility is being leveraged to enable all stakeholders (e.g., employees, customers, partners, and suppliers) to access internal corporate information and allow users to engage in e-commerce activities (both business to consumer "B2C" and business to business "B2B") to purchase and transfer goods and services over the public network. These trends have expanded the market opportunities for IT security service providers (e.g. managed security services providers "MSSP"). Many large organizations lacking sophisticated IT security expertise have experienced tremendous benefits by having a third party team of security professionals manage their security requirements rather than undertaking the costly and burdensome endeavor of building an in-house IT security staff.

       Concerns about network security vulnerabilities continue to receive increased media attention with several new worms and viruses infecting email and servers worldwide. Nimbda, Code Red and Bug Bear have become household names, as reports account the widespread viral attacks which continue to threaten corporate enterprises, as well as branches of the local, state, and federal governments. The potential harm from security breaches has caused many of these organizations to implement new or additional security measures including security policy reviews and vulnerability assessments to test the preparedness not only for external attacks but also for a host of internal threats (e.g., contractors and disgruntled employees). As a result, services for information security assessments and integration services have become one of the fastest-growing segments in the information security services industry.

       IT departments continue to experience budgetary pressures with regard to proper staffing levels, while simultaneously being asked to provide higher levels of network accessibility and security. IT departments are increasingly finding that outside information security service providers present a cost-effective alternative to developing and maintaining security skills and capabilities in-house (particularly in the context of an extremely competitive information security skills market). This outsourcing trend among organizations and service providers can help relieve the arduous task of day-to-day IT security management and allow a sharper focus on core business objectives (e.g., healthcare, telecommunications, financial services, manufacturing and education, etc.).

       The resulting rise in IT security awareness has also driven interest in security training and education programs, particularly in the United States. Spending on IT security training and education in the US is expected to reach $725 million by 2005, representing a 16.3% annual growth rate. IT security product vendors such as Check Point, RSA, and Cisco often utilize the services of independent third-party training firms to broaden their access to a larger number of students. Firms typically utilize three different mediums to deliver education and training: instructor led, technology based, and text based.

       As the competition among security software vendors increases, profit margins on products will remain under pressure. As a result, security software is increasingly being integrated into hardware appliances. Initially, computer security was embodied in "black boxes" that did their work with limited user interaction. While the Internet grew, the security functions moved to software that could be modified to address new threats and business requirements. Over the past few years, however, the black box has returned in the form of the firewall/virtual private network ("VPN") security appliance.

       Distributed Denial of Service Attacks and menacing software "Worms" like "Blaster," "Slammer," "Welchia," "Sobig," "Nimda" and "Lovebug" have attacked the world's computer networks leaving destruction in their path. The "Code Red" Worm, created world awareness and sense of urgency to resolve vulnerabilities in businesses and must become a core requirement in safeguarding vital information assets. While these events differ in their overall magnitude, each is having a significant impact on the economy as well as on management priorities and focus. One area that has certainly increased in importance is IT security and availability. Most businesses and government organizations have had to re-evaluate their efforts in response to expected future threats.

       With the credible threat of additional cyber attacks and cyber terrorism, all levels of government and business are making secure IT networks a mission-critical priority. President Bush recently created the Office of Cyberspace Security. Richard Clarke as the first leader of this office has warned of the possibility of a "digital Pearl Harbor" in which a terrorist attack would paralyze computers, electrical grids and other key infrastructure.

       According to a report by the President's Commission on Critical Infrastructure Protection, it is estimated that 19 million people worldwide have the skills to engage in malicious hacking. According to Tom Marsh, who was the commission's chairman, the worst-case scenarios are nightmarish -- a determined coalition of hackers could disrupt 911 services, air traffic control, the power-switching centers that move electricity around the country, rail networks, the financial networks and more. The complexity of the attacks on the World Trade Center and the Pentagon showed that terrorist organizations could conduct very well-organized and sophisticated attacks.

       In addition to these external attacks, internal threats arealready on the rise, and will become even more problematic in the coming months. History indicates that 70% of all security incidents originate from internal sources. In an environment of downsizing, internal security and security control efforts will become much more important.

       IT is a critical component of most business processes and recent events have reinforced just how much businesses rely on there IT infrastructure. As a result, IT vulnerability has become a high priority executive and boardroom issue.

       Tightening IT infrastructure security has become the major issue for many leading business organizations around the world. Top management must provide proactive sponsorship for efforts that will ensure adequate information security and availability in their business or they are placing their organizations at great risk.

       The challenge for most executives is finding an e-Security supplier that can meet all of their needs across all geographic locations providing consistency, reliability and affordability.

MARKETING AND SALES STRATEGY

         We believe that our e-Security Consulting Services will be in great demand, given the projected security skills shortfall over the next three years. Through a strategic brand awareness based marketing and public relations program, we will position ourselves as a focused international provider of IT and Internet security services, independent of hardware manufacturers and software developers. A direct sales force in each local market will manage the demand created through the marketing campaign. Alliances will also be pursued with other application developers, product manufacturers, Internet Service Providers (ISPs), Telecommunications Companies, and Wireless and Cable operators.

       If we are successful in acquiring regionally diverse consulting firms, we will operate each local office as a separate profit center. The organizational model will be that of a large consulting firm. The principals from the acquired company will each manage their office with a title of Managing Partner. The other managers, senior consultants and sales executives will carry the title of partner, associate partner, principal, manager, consultant, sales representative, etc. based on their position and experience. The local staff in their market will make all sales and provide all "in-market" fulfillment. The sales office located where a customer's decision-making occurs, will handle any national or international sales opportunity. National Account Project Managers located regionally will assist in coordinating the fulfillment of national or international sales.

       The initial focus will be to develop the North American market. The international market will be handled on an opportunity basis until we believe that we have enough critical mass in North America. Over time we will focus on seven major markets throughout the world: five in the U.S. one in Canada, and one internationally.

       We believe our market appeal will be the capability to integrate best-of-breed security products, services and processes to provide an integrated Enterprise e-Security Architecture for our clients. Market research has indicated that organizations want more than just a firewall or an anti-virus solution. Today's client wants to rely on neutral third party systems and security integrators that can provide comprehensive security solutions encompassing the entire enterprise.

       Typically, organizations are seeking an e-Security Architecture that while protecting them from outside intrusions and internal security violations, has the ability to transact e-Commerce business and move digital transactions safely on corporate local area networks ("LANS") LANs, Intranet and extranet environments. Therefore, our goal is providing "end-to-end" security solutions to protect the most important assets - intellectual property that resides in computers and database repositories on networks. Our security services model is comprehensive and has specific opportunities that the competition does not address.

       We believe that we have significant opportunities because of the following market characteristics:

       o e-Security consulting services and products market that is rapidly growing;

       o      Highly fragmented industry without a clear market leader;

       o Significant economies of scale to be realized by implementing best practices on a global basis;

       o No national/international company focused on end-to-end, product independent, e-Security consulting;

       We intend to exploit this opportunity by:

       o Growing our market leadership position by providing "an integrated e-Security Architecture" from which business can embrace the new economy with a minimal of "non-business" risk.

       o Providing consistent levels of e-Security services, implementation and monitoring in all the major markets;

       o Partnering with those organizations that must secure their service offering in order to do business with their clients
              (telecommunications, banking, healthcare, utilities and government etc.).


       We believe that our innovative approach to e-Security will create significant market awareness and intend to use this awareness to capitalize on the unique marketing opportunities described above. Our sales and marketing strategy will include the following:

       o      A clear focus on target markets;

       o A clear understanding of how to leverage various market entry sales strategies to obtain maximum sales coverage and mitigate risks;

       o The planned geographic representation and sales infrastructure to capitalize on the explosive growth in e-Security;

       o e-Business security application solutions ranging from secure transactions to secure document distribution over the Internet.

       o A communications program that will create an awareness of our company among clients and other key industry influencers;

       o Advertising and public relations agency relationships that will assure the quality, consistency, and effectiveness of our communications.


       In summary, we intend to become a dominant force in the e-Security space with our comprehensive security solutions and our aggressive marketing/sales strategy that incorporates direct sales, mass merchandising, annuity services "managed" and strategic partnerships.

COMPETITION

       There is no dominant provider of security services hardware and software at this time. Key market trends include an increase in the number of single "point" solution security-related products and services and the vertical integration of market segments (such as firewalls and AntiVirus products), reducing over time the total number of vendors and products.

       Major providers of IT security services, hardware and software products such as Symantec, VeriSign, Network Associates, Cisco and Checkpoint; the large consulting firms such as Accenture,

Bearing Point, Electronic Data Systems (EDS), Perot Systems and IBM; as well as many small and mid-sized firms such as, ISS, Counter plane, RSA, VASCO, Netegrity, Open Network, Oblix, Guardent, @Stake, Red Siren, and Found Stone offer products and services that are in demand in a particular market niche, market segment or geographic area. Most of these firms are larger than we are and have greater financial, technical and human resources. We compete on the basis of the quality and functionality of our IDENTIPRISE software system.

       Most competing consulting firms offering professional or management services offer a single solution product, or a suite of products that meet a portion of a customer's needs. The large consulting providers of security services such as Accenture, IBM, EDS and Bearing Point are broadly focused on many different consulting services from accounting, to manufacturing, to business process reengineering. These large providers deliver IT security consulting as only a small part of their total IT consulting practice. We compete on the basis of the quality and price of our professional and management services.

INTELLECTUAL PROPERTY

       Our intellectual property consists of our know how, methodology, staff experience, and certain proprietary applications. Our e-Security Architecture, as described above, is delivered using an integrated suite of our proprietary applications and 3rd party tools as well as Open Source Security applications such as Firewall, Content Filtering, Intrusion Detection, VPN and Bandwidth management, which form the core offering of our managed security services.

       Our managed security service is the next evolutionary step in enterprise security. Using a proven secure operating platform, we have incorporated critical Internet security functions into a single gateway that allows us to tailor a security solution to meet our client's specific security requirements. We have developed our managed security services such that they incorporate our client's required Internet security requirements into one easy to maintain and manage software solution on one or more hardware appliances depending on volume requirements. The Secured Appliance comes in several hardware configurations designed to best fit a client's throughput and fault tolerance requirements.

       Our IDENTIPRISE software system enables our clients to securely manage user access and single sign-on to web, client/server, and legacy applications in one integrated system. It provides users with secure access to applications, web pages, and data objects based on their policies. Additionally, users have single sign-on to any application protected by IDENTIPRISE that they are permitted to use. Unlike other solutions, IDENTIPRISE addresses the need of an enterprise by combining the power of directory and security technologies utilizing a common framework IDENTIPRISE provides a foundation for organizations to:

       o      Centrally control user access and management

       o      Increase security and user efficiency through Secure Single
              Sign-On

       o      Leverage investments in existing infrastructure

       o      Enable security without application programming

       o      Deploy rapidly with smart implementation tools

Centralization is fundamental to reducing administration costs and complexity. Centralized security management allows administrators to easily manage large numbers of users' privileges across all applications and platforms, eliminating the need for proprietary and redundant security systems.

       Single sign-on across multiple applications, platforms, and environments provides a rich user experience, increased security, productivity, and reduced customer support costs. IDENTIPRISE fine-grained access control and single sign-on provides an easy way to address the specific needs and access rights of each user, while restricted resources and applications remain hidden and secure.

       IDENTIPRISE leverages a client's technology investments by supporting all leading infrastructure components, including directories, web servers, applications servers, legacy applications, and authentication methods. It is one of only a few products that can address the needs of a large enterprise from web to mainframe. More importantly, it provides one infrastructure to handle Web, client/server, and legacy platforms.

       IDENTIPRISE employs a simple, yet sophisticated approach to provide access control and single sign-on services for users. This approach--Protocol Support Module ("PSM")--easily allows for new applications, platforms and databases to be snapped into the IDENTIPRISE environment, without recoding the application. This dramatically reduces the time, cost and effort of implementing and supporting IDENTIPRISE when compared to other products.

       A mature Single Sign-on ["SSO"] system must be capable of a smooth, almost seamless integration of the existing security environments into its own. IDENTIPRISE provides: 1) Dynamic User Registration (DUR) and 2) Password Auto-learning. This allows organizations to authenticate and automatically register a user into the new SSO system and grant their global identity. From here, the global identity will securely map to the user's account on any other target system(s). In addition, IDENTIPRISE can be configured to learn target, application-specific user IDs and passwords as the user enters them the first time.

       IDENTIPRISE enables a transparent, non-invasive security framework that allows an organization to deploy a wide range of services, quickly and efficiently, across Web, client-server and legacy environments. Whether a client is focused on B2B or B2C, IDENTIPRISE delivers increased productivity, decreased time-to-market, leverages a client's IT resources and decreases its total costs of ownership.

       As the additional targeted acquisitions are closed, each of the acquired companies has their own methodologies, know-how and, in most cases, some proprietary applications, trademarks, and in a few cases some patents (herein "IP"). All of this IP will be inventoried and cataloged into our knowledge base. This knowledge base will be securely accessed from all of our locations through a Virtual Private Network. Each office will search the database for pertinent know-how or applications as it apply to their particular client's situation. As IP is developed it will be added to the knowledge base. The benefit of this approach is that the staff of each office will have the experience of all of our company locations, providing a formidable competitive advantage.

PRODUCT RESEARCH AND DEVELOPMENT

       The market for identity and access management products is characterized by rapid technological change, changes in customer requirements, new product introductions and enhancements, and emerging industry standards. We devote significant time and resources to analyzing and responding to changes in the industry, such as changes in operating systems, application software, security standards, networking software and evolving customer requirements.

       Identity and access management solutions have significant requirements for scalability, reliability, sophisticated security and ease of administration. These demands drive the need for a centralized management model for administrators, a single point of access for users and centralized means of managing users, their access rights and identities. With the growing implementation of standards-based user directories, such as LDAP, and the proliferation of flexible and easy-to-use security products, businesses are able to take advantage of best-of-breed solutions as they deploy business applications across heterogeneous networks. We have made, and expect to continue to make, a substantial investment in research and development. In the period ended December 31, 2003, we spent approximately $184,000, or 18%, of total revenues on research and development. We will continue our product development efforts for our current products, as well as for next generation products for new markets.

       We believe our future success depends on our ability to enhance and broaden our existing product lines to meet the evolving needs of the market. There can be no assurance that we will be able to respond effectively to technological changes or new industry standards or developments. Our operating results and business could be adversely affected if we were to incur significant delays or be unsuccessful in developing new products or enhancing our existing products, or if any such enhancements or new products do not gain market acceptance. In addition, a number of factors may cause variations in our future operating results including the timing of product introductions and enhancements by us or our competitors, market acceptance of new products, or the delay of customer orders in anticipation of new products.

EMPLOYEES

       At December 2003, we had 21 staff members, of which 16 were full time employees and five were consultants. Of the 21 staff members, three were engaged in research and development, five engaged in service delivery, eight in sales and marketing and five in administration finance and business development. None of our employees are represented by a labor union. We consider our relationship with our employees to be good.

CORPORATE HISTORY

       We were organized under our current name under the laws of the State of Delaware on September 26, 2002 and commenced operations on April 28, 2003. In July 2003 we acquired the Vacman division of VASCO Data Security International, Inc, which division owned the intellectual property and was the licensor of the software now referred to as our IDENTIPRISE Data Security System for a note payable of $1,073,094 and 2,000,000 shares of our Series A Convertible preferred stock. Also in July of 2003 we acquired certain of the assets and business of Dolfin, Inc, a company providing professional and management services for the protection of information assets for 500,000 shares of our common stock. Promptly following these two acquisitions we merged with a subsidiary of SSGI, a publicly held corporation with no then current operating business, in a transaction in which we acquired control of SSGI. As part of that acquisition SSGI changed its name to our current name of Secured Services, Inc, and the private corporation, which merged into the subsidiary of SSGI, changed its name to SSI Operating Corp. SSI Operating Corp. is now a wholly owned subsidiary of Secured Services, Inc.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

       The following table sets forth the names, ages and positions of our directors, executive officers and key employees:

       Our executive officers and directors, and their respective ages as of June 8, 2004, are as follows:

NAME                      AGE        POSITION                     DIRECTOR SINCE
----                      ---        --------                     --------------

Michael P. Dubreuil       45         Chairman of the Board and    September 2003
                                     Secretary
King T. Moore             60         President, Chief Executive   September 2003
                                     Officer and Director
John G. Day               56         Vice President and Chief
                                     Financial Officer
T. Kendall Hunt(1)(2)     60         Director                     September 2003

------------------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee

       MICHAEL P. DUBREUIL, has been our Chairman since September, 2003. He started SSI Operating Corp. (f/k/a Secured Services, Inc.) in November 2002. Prior to that, in May 1988 Mr. Dubreuil founded Dolfin.com, Inc. and holds the positions of CEO and Chairman. Mr. Dubreuil brings 20 years of strong general business team building, sales, start-up, and acquisition experience to our company. Mr. Dubreuil holds a B.S. in Mathematics from the University of Waterloo where he focused on computer science, business and economics.

       KING T. MOORE, has been our President and Chief Executive Officer since July, 2003. From November 2001 to September 2002 he was a private investor. From June 1998 to November 2001 he was Chief Executive Officer of Mastech Quantum, Inc. Previously, he led Quantum Information Resources ("Quantum") from a money losing operation with a few employees to a $75 million (Canadian) company with over 800 employees in Canada and the United States. In 1998, Quantum was purchased by Mastech Systems Corp. and subsequently became known as "Mastech Quantum, Inc." Mr. Moore has been actively involved in the IT industry for over 35 years. He brings a strong Marketing, Sales and Operations background to our company.

       JOHN G. DAY, has been our Vice President and Acting Chief Financial Officer since May 2003. In October 2003 he was elected Chief Financial Officer. Prior to that he held the position of Executive Vice President and Chief Financial Officer at Hudson Williams Inc from October 1998 to May 2003. His career has covered all aspects of Financial and Information Management on an International scope. His background includes holding senior positions in both large public corporations and small companies. Mr. Day holds a degree in Special Physics from London University and is a Fellow Member of the Institute of Chartered Accountants, and member of Financial Executives International, Inc.

       T. KENDALL "KEN" HUNT, since November 2002, has been Chairman of the Board and Chief

Executive Officer of VASCO Data Security International, Inc. Prior to that, he served as their Chief Executive Officer from 1997 through 1999. Mr. Hunt returned the position of VASCO's CEO in November 2002. Additionally, since July 1997, he has been a director of VASCO. He served since 1990 as Chairman and President of VASCO's predecessor, VASCO Corp. Mr. Hunt holds an MBA from Pepperdine University, Malibu, California, 1979 and a BBA from the University of Miami, Florida, 1965.

       All directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed.

BOARD COMMITTEES

       Our Board of Directors has established compensation and audit committees. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all our officers, reviews general policy matters relating to compensation and benefits of our employees and administers the issuance of stock options to our officers, employees, directors and consultants. All compensation arrangements between us and our directors, officers and affiliates are reviewed by the Compensation Committee, comprised of an independent director. The Audit Committee meets with management and our independent auditors to determine the adequacy of internal controls and other financial reporting matters.

AUDIT COMMITTEE FINANCIAL EXPERT

       The Board has determined that T. Kendall Hunt qualifies as our "audit committee financial expert," as that term is defined in Item 401(e) of Regulation S-B, and "independent" as that term is used in Item7 (d) (3)(iv) of schedule 14A under the Securities Exchange Act of 1934.


CODE OF ETHICS

       Secured Services has adopted a code of ethics that applies to its principal executive officer, principal financial officer and other persons performing similar functions. This code of ethics is posted on the Company's web site at www.secured-services.com.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

       The following table provides information for the year ended December 31, 2003 regarding the compensation awarded or paid to, or earned by, our CEO and each of our four most highly compensated executive officers whose compensation exceeded $100,000. We refer to these individuals elsewhere in this report as "Named Executive Officers."

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


                                            ANNUAL
                                         COMPENSATION            LONG TERM
                                       ----------------     COMPENSATION AWARDS
                                                          RESTRICTED  SECURITIES
                                                             STOCK    UNDERLYING
OFFICER NAME         POSITION          YEAR    SALARY($)     AWARD      OPTIONS
-------------        ------------      ----     -------   ----------  ----------

King T. Moore        President &       2003     76,600
                     CEO (1)
John Day             VP Finance &      2003     106,600     60,000
                     CFO (1)

(1) Assumed position, in July 2003, upon consummation of the Agreement and Plan of Merger (the "Merger Agreement") among the Company, SSGI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, and SSI Operating Corp. (f/k/a/ Secured Services, Inc.), a Delaware corporation ("SSI").


EQUITY COMPENSATION PLAN INFORMATION

       To attract and retain the personnel necessary for our success, we adopted our 2003 Incentive Stock Option Plan (the "Plan") and reserved 1,000,000 shares of our common stock for future grants under it. Under the Plan, administered by our board of directors we may grant options covering up to 1,000,000 shares of common stock to our employees, directors and consultants. In addition, the Plan provides that the maximum term for options granted under the Plan is 10 years and that the exercise price for the options may not be less than the fair market value of our common stock on the date of grant. Options granted to stockholders owning more than 10% of our outstanding common stock must be exercised within ten years from the date of grant and the exercise price must be at least 110% of the fair market value of our common stock on the date of the grant. As of December 31, 2003, we issued options covering 326,619 common shares under the Plan. These options have a weighted exercise price of $2.33.

       The following table summarizes as of December 31, 2003 the (i) options granted and outstanding under the Plan and (ii) all other securities subject to contracts, options, warrants and rights or authorized for future issuance outside the Plan. The shares covered by outstanding options or authorized for future issuance are subject to adjustment for changes in capitalization stock splits, stock dividends and similar events.

                                                                                     NUMBER OF SECURITIES
                                                                                    REMAINING AVAILABLE FOR
                                                                                     FUTURE ISSUANCE UNDER
                               NUMBER OF SECURITIES TO       WEIGHTED-AVERAGE         EQUITY COMPENSATION
                               BE ISSUED UPON EXERCISE      EXERCISE PRICE OF          PLANS (EXCLUDING
                               OF OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,     SECURITIES REFLECTED IN
                                 WARRANTS AND RIGHTS       WARRANTS AND RIGHTS            COLUMN (A))
                                         (A)                       (B)                        (C)
                              -------------------------- ------------------------- --------------------------
EQUITY COMPENSATION PLANS
APPROVED BY SHAREHOLDERS               326,619                    $2.34                     673,381

EQUITY COMPENSATION PLANS
NOT APPROVED BY
SHAREHOLDERS                           190,667                    $3.07                     414,000
                              -------------------------- ------------------------- --------------------------
           TOTAL                       517,286                    $2.60                    1,087,381
-------------------

The equity compensation plans not approved by shareholders referred to in the table above include:

       In August 2003, we entered into an agreement for capital management consulting services pursuant to which we issued a warrant to purchase 40,667 shares of common stock exercisable at $1.50 per share. These warrants expire in July 2006. Additionally, we agreed to issue up to 500,000 shares of common stock through the contract expiration date of July 31, 2005.

       In July 2003, we entered into an agreement for public relations consulting services. Under the agreement we issued warrants to purchase up to 150,000 shares of common stock in 6 lots of 25,000 shares of common shares with exercise prices ranging from $1 to $6. These warrants expire in July 2006. We also agreed to issue up to 96,000 shares of common stock, 8,000 shares of common stock per month until July 2004, as compensation for their services.

COMPENSATION OF DIRECTORS

       We currently have no arrangements regarding compensation for services as outside directors.

LIMITATION OF DIRECTORS' LIABILITY AND INDEMNIFICATION

       The Delaware General Corporation Law (the "DGCL") authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breach of directors' fiduciary duty of care. Our Certificate of Incorporation limits the liability of our directors to the Company or our stockholders to the fullest extent permitted by Delaware law.

       Our Certificate of Incorporation provides mandatory indemnification rights to any of our officers or directors who, by reason of the fact that he or she is an officer or director of the Company, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such officer or director in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL. Insofar as indemnification for liabilities under the Securities Act of 1933 (the "Act") may be provided to officers and directors or persons controlling the Company. We have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

       Mr. Michael P. Dubreuil holds the position of chairman and chief executive officer of Dolfin.com, Inc. We have loaned Dolfin.com, Inc. and its sudsidiaries a total of $129,000 as at December 31, 2003. This loan is secured by 500,000 shares of our common stock.

       Mr. King T. Moore holds the position of principal in the company King Moore Consultants that was paid an amount of $76,600 in 2003 for consulting work relating to the management of our Company. In July 2003, King Moore Consultants purchased from us 566,667 shares of our common stock and 141,667 common stock purchase warrants with an exercise price of $1.50 per share by investing $425,000 in our July 2003 Private Placement to accredited investors.

       Mr. T. Kendall Hunt holds the position of Chief Executive Officer of VASCO Data Security International, Inc., a USA subsidiary of VASCO Data Services International SA. VASCO Data Security International, Inc. holds 2,000,000 shares of our Series A Preferred Shares obtained when they sold us the VACMAN division of their company which included the IDENTIPRISE software system.

       In connection with the July 2003 Merger described above under the Business section an aggregate 6,466,667 shares of our common and voting preferred stock were issued in exchange for a like number of SSI common and voting preferred stock beneficially owned by Messrs. Dubreuil, Moore and Hunt.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information regarding the beneficial ownership of our outstanding Common Shares as of May 28, 2004 by: (i) each director; (ii) each Named Executive Officer (as defined under "Executive Compensation - Compensation of Executive Officers" above); (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our Common Shares:

                                              COMMON SHARES        PERCENTAGE OF
NAME OF BENEFICIAL OWNER (1)                BENEFICIALLY OWNED       OWNERSHIP
----------------------------------------- ---------------------- ---------------
King T. Moore                                   2,008,334(2)           10.6%
Michael P. Dubreuil                             1,300,000(3)            6.9%
John G. Day                                       286,667(4)            1.5%
T. Kendall Hunt                                 1,300,000               6.9%
Shawn Kreloff                                   1,200,000(5)            6.3%

All Directors and Officers (4 persons)
   as a group                                   4,895,001              25.9%


----------
*less than 1%

(1) Unless otherwise indicated the address of each beneficial owner identified is: c/o Secured Services, Inc. 1175 North Service Road West, Suite 214, Oakville, Ontario, Canada L6M 2W1.

(2) The shares are held in the name of King Moore Consultants Limited, a private company, of which King T. Moore is the sole shareholder. Includes 141,667 shares underlying currently exercisable warrants.

(3) The shares are held by the Dubreuil Family Trust for the benefit of Mr. Dubreuil's minor children. The filing of this report shall not be construed as an admission that Mr. Dubreuil is the beneficial owner of any of the shares owned by the Dubreuil Family Trust for the purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

(4)  Includes 46,667 shares underlying currently exercisable warrants.

(5)  Includes 300,000 shares underlying currently exercisable warrants.

       In addition, VASCO Data Security International, Inc. owns 2,000,000 shares of our Preferred Stock, which has one vote per share, is voted together with our Common Stock as a single class and is convertible into an equivalent number of shares of Common Stock. Mr. Hunt is the Chairman and Chief Executive Officer of VASCO and may be deemed the beneficial owner of its shares including the shares owned by VASCO. Mr. Hunt would be the beneficial owner of 17.5 % of our outstanding shares and all officers and directors the beneficial owners of
36.5 % of our outstanding shares.

                            DESCRIPTION OF SECURITIES

       Our authorized capital stock consists of 55,000,000 shares, including 50,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share of which 2,000,000 has been designated Series A Convertible Preferred Stock (the "Series A Shares"). Our Board of Directors may designate the rights and preferences of the preferred stock. Preferred stock could be used, under certain circumstances, as a way to discourage, delay or prevent a takeover of the company. As of May 28, 2004, there were issued and outstanding 16,871,845 shares of common stock and 2,000,000 Series A Shares.

       The authorized but unissued shares of common stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

       The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless the corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation does not impose any supermajority vote requirements.

COMMON  STOCK

       Under our Certificate of Incorporation, shares of our common stock are identical in all respects, and each share entitles the holder to the same rights and privileges as are enjoyed by other holders and is subject to the same qualifications, limitations and restrictions as apply to other shares.

       Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights. Accordingly, subject to any voting rights of the Series A Shares and holders of any preferred stock that may be issued, holders of a plurality of our common stock present at a meeting at which a quorum is present are able to elect all of the directors eligible for election. The presence of a majority of the voting power of our outstanding capital stock constitutes a quorum.

       The holders of our common stock are entitled to dividends when and if declared by our board of directors from legally available funds. The holders of our common stock are also entitled to share pro rata, following satisfaction of the Series A Shares in any distribution to stockholders upon our liquidation or dissolution.

       None of the shares of our common stock:

       o      have preemptive rights;

       o      are redeemable;

       o      are subject to assessments or further calls;

       o      have conversion rights; or

       o      have sinking fund provisions.

PREFERRED STOCK

       We are currently authorized to issue 5,000,000 shares of preferred stock in one or more series of which 2,000,000 shares have been designated as Series A Shares. Our board of directors may determine the terms of the authorized but unissued shares of preferred stock at the time of issuance without action by our stockholders. The terms of any issuance of preferred stock may include:

       o voting rights, including the right to vote as a series on particular matters, which could be superior to those of our common stock;

       o preferences over our common stock as to dividends and distributions in liquidation;

       o conversion and redemption rights, including the right to convert into shares of our common stock; and

       o      sinking fund provisions.

SERIES A SHARES

       We currently have 2,000,000 Series A Shares issued and outstanding. The Series A Shares are convertible into common stock on a 1 for 1 basis beginning in July 2005, and are entitled to a 6% annual dividend compounded quarterly from the original issuance date in July 2003. The quarterly dividend is payable in shares of common stock valued at the average public trading price of the common stock during the 10 business days immediately preceding the end of the quarter preceding the dividend payment date. The Series A Shares have one vote per share and vote together with the common stock as a single class. The Series A Shares are entitled to a liquidation preference based on the then value of the Vasco Division we acquired from VASCO Data Security International, Inc. We may redeem the Series A Shares at any time at a price of $1.00 per share. We are required to include in certain registration statements which we may file including the registration statement of which this Prospectus forms a part, the shares of common stock issued as a dividend on the Series A Shares. So long as the Series A Shares are outstanding we may not pay a dividend on our common stock except for annual dividends not exceeding 5% of our surplus determined under Delaware law.

OUTSTANDING OPTIONS AND WARRANTS

       At June 8, 2004, we had outstanding 528,897 stock options granted to employees and consultants. These options have exercise prices ranging from $1.51 to $13.13 per share, with an average weighted exercise price of $ 2.02, and expire between November 2007 and March 2014. Of the options outstanding at June 8, 2004, 37,897 are vested and currently exercisable. We also had outstanding non-compensatory warrants issued to purchase 1,886,234 shares of common stock which expire between 2006 and 2007 and are exercisable from $1.00 per share to $6.00 per share.

REGISTRATION RIGHTS

       Other than the registration rights with respect to the shares offered by this Prospectus, we do not have any contractual obligations to register any shares of our common stock.

TRANSFER AGENT

       The transfer agent and registrar for our common stock and the warrant agent for the unit warrants is Illinois Stock Transfer Company, located at 209 West Jackson Boulevard, Suite 903, Chicago, Illinois 60606.

                              SELLING STOCKHOLDERS


       The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of June 30, 2004, by the selling stockholders. The number of shares in the column labeled "Shares Being Offered" represent all of the shares that the selling stockholders may offer under this prospectus. The table assumes that each selling stockholder sells all of the shares. We are unable to determine the exact number of shares that actually will be sold. We do not know how long the selling stockholders will hold the shares before selling them and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares other than our agreement with the selling stockholders to maintain the effectiveness of this registration statement for two years.



                                 NUMBER OF SHARES                                                                NUMBER OF SHARES
                                 OWNED BEFORE THE       PERCENTAGE OF        NUMBER OF         OWNED AFTER THE      PERCENTAGE OF
   NAME AND ADDRESS                  OFFERING          CLASS OF SHARES     SHARES OFFERED          OFFERING        CLASS OF SHARES
Ron Bevan
423 Denman Road,
Cranford, NJ 07016                   300,000                1.74%             300,000                 0                   0%

Allen Brakemeier
450 Lake Virginia Trail,
Excelsior, MN 55331                   40,000                   *               40,000                 0                   0%

Gregory Carson
80 North Fullerton,
Monclaire, NJ 07042                   82,667                   *               82,667                 0                   0%

Jonathan Chinitz
Three Wingate Lane,
Acton, MA 01720                      133,333                   *              133,333                 0                   0%

Thomas Cline
600 South Hwy 169, Ste 1800
St. Louis Park, MN 55426              20,000                   *               20,000                 0                   0%

Todd Cushman
15525 Canyon Ridge,
Eden Prairie, MN 55347               130,555                   *              130,555                 0                   0%

David Dent
6712 Arrowhead Pass,
Edina, MN 55439                      295,555                1.71%             295,555                 0                   0%

Peter Donnino
12715 31st Avenue North,
Plymouth, MN 55441                    80,000                   *               80,000                 0                   0%

Dan Dubreuil
1832A Caldwell Road,
Eastern Passage, NS B3G 1J3           13,400                   *               13,400                 0                   0%

Kevin Dubreuil
3875 Murvale Boundary Rd., RR#3,
Harrowsmith, ON K0H 1V0               13,400                   *               13,400                 0                   0%

Gregg Dyste
2800 Cabaline Trail,
Hamel, MN 55340                      163,334                   *              163,334                 0                   0%

Frank Fanzilli
5 Old Lantern Place
Norwalk, CT 06851                    366,667                2.13%             366,667                 0                   0%

                                 NUMBER OF SHARES                                                                NUMBER OF SHARES
                                 OWNED BEFORE THE       PERCENTAGE OF        NUMBER OF         OWNED AFTER THE      PERCENTAGE OF
   NAME AND ADDRESS                  OFFERING          CLASS OF SHARES     SHARES OFFERED          OFFERING        CLASS OF SHARES
Greg Farnam
4919 Coventry Rd,
Bloomington, MN 55345                511,111                2.96%             511,111                 0                   0%

Rudi Fronk
323 Chartwell Road,
Oakville, ON L6J 4A1                  83,334                   *               83,334                 0                   0%

Ryan Gilbertson
10101 Xerxes Ave. South,
Bloomington, MN 55331                 40,000                   *               40,000                 0                   0%

Larry Guzan
170 Crystal Creek Road,
Orono, MN 55356                       40,000                   *               40,000                 0                   0%

Peter Hajas
17950 Breezy Point Road,
Wayzata, MN 55391                     40,000                   *               40,000                 0                   0%

Bruno Ierullo
3171 Treesdale Court
Naperville, IL 60564                   4,500                   *                4,500                 0                   0%

Mary Kelly
1135 Settlers Rd.,
Medina, MN 55340                     160,000                   *              160,000                 0                   0%

Scott Kelly
394 Onondaga Townline Rd,
Caledonia, ON N3W 1W8                220,000                   *              140,000               80,000                 *

Abraham Kreloff
1505 Chanticleer,
Cherry Hill, NJ 08003                 80,000                   *               80,000                 0                   0%

James Lehr
42420 Hwy 1,
Ottertail, MN 56571                   40,000                   *               40,000                 0                   0%

Craig Mataczynski
12282 Coffee Trail,
Rosemount, MN 55068                   41,666                   *               41,666                 0                   0%

Oliver Meixner
5 Treeline Court,
Etobicoke, ON M9C 1K7                 20,000                   *               20,000                 0                   0%

Richard Molinsky
51 Lords Hwy E,
Weston, CT 06883                      80,000                   *               80,000                 0                   0%

                                 NUMBER OF SHARES                                                                NUMBER OF SHARES
                                 OWNED BEFORE THE       PERCENTAGE OF        NUMBER OF         OWNED AFTER THE      PERCENTAGE OF
   NAME AND ADDRESS                  OFFERING          CLASS OF SHARES     SHARES OFFERED          OFFERING        CLASS OF SHARES
Robert and Jennifer Moore
4225 Pineview Lane,
Plymouth, MN 55442                   361,666                2.09%             361,666                 0                   0%

Joseph Negler
7388 Windsor Drive,
Boulder, CO 80301                    286,666                1.66%             286,666                 0                   0%

Steven Nelson
14437 N. 14th Place,
Phoenix, AZ 85022                     69,000                   *               62,000                 0                   0%

Craig Patnode
10285 Yellow Circle Drive,
Minnetonka, MN 55343                  20,000                   *               20,000                 0                   0%

Marshall Pearson
18000 Arrowhead Street NW,
Andover, MN 55304                    177,777                1.03%             177,777                 0                   0%

Daniel Ryweck
10125 Crosstown Circle, #210,
Eden Prairie, MN 55344               103,015                   *               72,000               31,015                *

Mark Savage
10125 Crosstown Circle, #210,
Eden Prairie, MN 55344               328,152                1.91%              40,000              134,485                *

Michael Smith
895 Broadway, Floor 5,
New York, NY 10003                   659,556                3.79%             659,556                 0                   0%

Robert Welling
4055 Seebring Ct.
Mississauga, ON L5L 3Z1               20,000                   *               20,000                 0                   0%

Robert Widuch
5375 Northwest Avenue,
White Bear Lake, MN 55110             40,000                   *               40,000                 0                   0%

033 Growth International Fund
125 High Street, 14th Floor,
Boston, MA 02110                   1,169,950                6.84%           1,169,950                 0                   0%

033 Growth Partners I LP
125 High Street, 14th Floor,
Boston, MA 02110                   2,366,100               13.64%           2,366,100                 0                   0%

033 Growth Partners II LP
125 High Street, 14th Floor,
Boston, MA 02110                     730,000                4.29%             730,000                 0                   0%

1324846 Ontario Inc.
76 Kokanee Court,
Maple, ON L6A 2V8                     16,000                   *               16,000                 0                   0%

                                 NUMBER OF SHARES                                                                NUMBER OF SHARES
                                 OWNED BEFORE THE       PERCENTAGE OF        NUMBER OF         OWNED AFTER THE      PERCENTAGE OF
   NAME AND ADDRESS                  OFFERING          CLASS OF SHARES     SHARES OFFERED          OFFERING        CLASS OF SHARES
Bais Yaakov School for Girls
c/o J.P. Morgan Investments LLC
One Beacon Street 16th, Floor,
Boston, MA 02108                      14,143                   *               14,143                 0                   0%

Mitch Ratner
c/o Bear Stearns
Metrotech Center N, 4th Floor,
Brooklyn, NY 11201                    20,000                   *               20,000                 0                   0%

Calan Investments LLC
2016 18th Street,
Boulder CO 80302                      44,444                   *               44,444                 0                   0%

Capital Market Relations
27674 Emerald,
Mission Viejo, CA 92691              246,000                1.43%             222,000               24,000                *

Corporate Capital Consultants, LLC
10125 Crosstown Circle, #210,
Eden Prairie, MN 55344                94,000                   *               35,000               59,000                *

Corporate Capital Management, LLC
10125 Crosstown Circle, #210,
Eden Prairie, MN 55344               288,152                1.67%             153,667              134,485                *

Corporate Capital Partners, LLC 10125
Crosstown Circle, #210,
Eden Prairie, MN 55344               151,000                   *               64,500               86,500                *

Dalewood Associates LP
600 Third Avenue, 33rd Floor,
New York, NY 10016                    96,154                   *               96,154                 0                   0%

Dorado Fund LLC
1 International Place, #2401,
Boston, MA 02110                      72,116                   *               72,116                 0                   0%

Houston Associates
4601 N. Fairfax Drive, Suite 1200,
Arlington, VA 22203                   20,000                   *               20,000                 0                   0%

Iroquois Capital LP
641 Lexington Avenue, 26th Fl.,
New York, NY 10022                   110,577                   *              110,577                 0                   0%

Jim Finnerty
 PO Box 628, 15 Ice Glen Road,
Stockbridge, MA 01262                 96,154                   *               96,154                 0                   0%

Longwood Partners LP
1275 Drummers Lane, Ste 207,
Wayne, PA19087                       192,308                1.11%             192,308                 0                   0%

                                 NUMBER OF SHARES                                                                NUMBER OF SHARES
                                 OWNED BEFORE THE       PERCENTAGE OF        NUMBER OF         OWNED AFTER THE      PERCENTAGE OF
   NAME AND ADDRESS                  OFFERING          CLASS OF SHARES     SHARES OFFERED          OFFERING        CLASS OF SHARES
Michael Jacobson
5856 Agave Pl - Box 3712,
Carefree, AZ 85377                    30,000                   *               30,000                 0                   0%

Oak Ridge Financial
701 Xenia Ave. South, Suite 130,
Golden Valley, MN 55416                3,200                   *                3,200                 0                   0%

Oyster Pond Partners LP
125 High Street, 14th Floor,
Boston, MA 02110                     541,650                3.12%             541,650                 0                   0%

Smithfield Fiduciary LLC
9 West 57th Street,
New York, NY 10022                   480,770                2.77%             480,770                 0                   0%

Mishawn Nelson
c/o Southwest Securities
1201 Elm Street, Suite 3500
Dallas, TX 75270                      28,000                   *               28,000                 0                   0%

Sunshine Mesa Holdings LLC
130 Lake Street West, #101,
Wayzata, MN 55391                     40,000                   *               40,000                 0                   0%

Telluride Asset Management
1000 Parkers Lake Road,
Wayzata, MN 55391                     40,000                   *               40,000                 0                   0%

Torah Institute of Baltimore
c/o J.P. Morgan Investments LLC
One Beacon Street, 16th Floor
Boston MA 02108                        7,571                   *                7,571                 0                   0%

Turning Point Capital
12220 El Camino Real, Ste 400,
San Diego, CA 92067                  250,000                1.45%             250,000                 0                   0%

Valor Capital Management LP
137 Rowayton Avenue,
Rowayton, CT 06853                   625,000                3.60%             625,000                 0                   0%

                                 NUMBER OF SHARES                                                                NUMBER OF SHARES
                                 OWNED BEFORE THE       PERCENTAGE OF        NUMBER OF         OWNED AFTER THE      PERCENTAGE OF
   NAME AND ADDRESS                  OFFERING          CLASS OF SHARES     SHARES OFFERED          OFFERING        CLASS OF SHARES

VASCO Data Security International, Inc.
1901 South Meyers Rd,
Oakbrook Terrace, IL 60181            2,060,413             10.71%            2,060,413               0                   0%

* - Less than 1%

                            SELLING SECURITY HOLDERS

RON BEVAN acquired 240,000 shares in our January 2004 private placement and 60,000 shares for services rendered. His holdings include 60,000 shares underlying currently exercisable warrants acquired in the private placement.

ALLEN BRAKEMEIER acquired his securities in our January 2004 private placement. His holdings include 10,000 shares underlying currently exercisable warrants.

GREGORY CARSON acquired his securities in our January 2004 private placement. His holdings include 24,933 shares underlying currently exercisable warrants.

JONATHAN CHINITZ acquired his securities in our November 2003 private placement. His holdings include 33,333 shares underlying currently exercisable warrants.

THOMAS CLINE acquired his securities in our January 2004 private placement. His holdings include 5,000 shares underlying currently exercisable warrants. Mr. Cline is an employee of Intersecurities Inc., a registered broker-dealer.

TODD CUSHMAN acquired his securities in our March and November 2003 private placements. His holdings include 30,555 shares underlying currently exercisable warrants.

DAVID DENT acquired his securities in our March and November 2003 and January 2004 private placements. His holdings include 65,555 shares underlying currently exercisable warrants.

PETER DONNINO acquired his securities in our November 2003 private placement. His holdings include 20,000 shares underlying currently exercisable warrants.

DAN DUBREUIL acquired his securities in a separate private placement to Canadian investors pursuant to Regulation S and Section 4(2) of the Act in November 2003. His holdings include 3,350 shares underlying currently exercisable warrants. Mr. Dubreuil is a brother of our Chairman, Michael Dubreuil.

KEVIN DUBREUIL acquired his securities in a separate private placement to Canadian investors pursuant to Regulation S and Section 4(2) of the Act in November 2003. His holdings include 3,350 shares underlying currently exercisable warrants. Mr. Dubreuil is a brother of our Chairman, Michael Dubreuil.

GREGG DYSTE acquired his securities in our March and November 2003 private placements. His holdings include 36,667 shares underlying currently exercisable warrants.

FRANK FRANZILLI acquired 266,667 shares in our January 2004 private placement and 100,000 shares for services rendered. His holdings include 66,667 shares underlying currently exercisable warrants acquired in the private placement.

GREG FARNAM acquired his securities in our March and November 2003 private placements. His holdings include 111,111 shares underlying currently exercisable warrants.

RUDI FRONK acquired his securities in separate private placement to Canadian investors pursuant to Regulation S and Section 4(2) of the Act in March 2003. His holdings include 16,667 shares underlying currently exercisable warrants.

RYAN GILBERTSON acquired his securities in our November 2003 private placement. His holdings include 10,000 shares underlying currently exercisable warrants.

LARRY GUZAN acquired his securities in our November 2003 private placement. His holdings include 10,000 shares underlying currently exercisable warrants.

PETER HAJAS acquired his securities in our November 2003 private placement. His holdings include 10,000 shares underlying currently exercisable warrants.

BRUNO IERULLO acquired 4,500 shares for services rendered, all of which underly currently exercisable warrants.

MARY KELLY acquired her securities in our January 2004 private placement. Her holdings include 40,000 shares underlying currently exercisable warrants.

SCOTT KELLY acquired 160,000 shares in a separate private placement to Canadian investors pursuant to Regulation S and Section 4(2) of the Act in January 2004 and 60,000 shares for services rendered. His holdings include 40,000 shares underlying currently exercisable warrants acquired in the private placement.

ABRAHAM KRELOFF acquired his securities in our November 2003 private placement. His holdings include 20,000 shares underlying currently exercisable warrants.

JAMES LEHR acquired his securities in our January 2004 private placement. His holdings include 10,000 shares underlying currently exercisable warrants.

CRAIG MATACZYNSKI acquired his securities in our March 2003 private placement. His holdings include 8,333 shares underlying currently exercisable warrants.

OLIVER MEIXNER acquired his securities for services rendered.

RICHARD MOLINSKY acquired his securities in our January 2004 private placement. His holdings include 20,000 shares underlying currently exercisable warrants.

ROBERT AND JENNIFER MOORE jointly acquired their securities in our November 2003 private placement. Their joint holdings include 80,000 shares underlying currently exercisable warrants. In addition, Mr. Moore is the sole beneficial owner of 41,666 shares, which he acquired in our March 2003 private placement. His individual holdings include 8,333 shares underlying currently exercisable warrants.

JOSEPH NEGLER acquired his securities in our March and November 2003 private placements. His holdings include 63,333 shares underlying currently exercisable warrants.

STEVEN NELSON acquired 56,000 shares in our January 2004 private placement and 6,000 shares for services rendered. His holdings include 14,000 shares underlying currently exercisable common stock warrants and 1,500 unit warrants each exercisable to purchase 3 shares of common stock and one 3-year common stock purchase warrant. Mr. Nelson is an employee of The Oak Ridge Financial Services Group, Inc., a registered broker-dealer.

CRAIG PATNODE acquired his securities in our January 2004 private placement. His holdings include 5,000 shares underlying currently exercisable warrants.

MARSHALL PEARSON acquired his securities in our November 2003 private placement. His holdings include 44,444 shares underlying currently exercisable warrants.

DANIEL RYWECK acquired 60,000 shares in our January 2004 private placement and 43,015 shares for services rendered. His holdings include 15,000 shares underlying currently exercisable common stock warrants

MARK SAVAGE'S beneficial ownership of our common stock includes 71,167 shares underlying currently exercisable warrants including 46,167 shares underlying currently exercisable warrants held by Corporate Capital Management, LLC, a limited liability company organized under Minnesota laws. Control of all investment and voting decisions for Corporate Capital Management, LLC is vested with its president, Mark S. Savage. Of the shares beneficially owned by Mr. Savage 60,000 were acquired by him in our January 2004 private placement and 288,152 were issued to Corporate Capital Management, LLC as compensation for services rendered.

MICHAEL SMITH acquired his securities in our January 2004 private placement. His holdings include 164,889 shares underlying currently exercisable warrants.

ROBERT WELLING acquired his securities for services rendered.

ROBERT WIDUCH acquired his securities in our November 2003 private placement. His holdings include 10,000 shares underlying currently exercisable warrants.

OYSTER POND PARTNERS, L.P., 033 GROWTH PARTNERS I, L.P. AND 033 GROWTH PARTNERS II, L.P. are all investment limited partnerships organized under Delaware laws and 033 GROWTH INTERNATIONAL FUND LTD. is a company organized in Bermuda. They acquired our securities in our May 2004 private placement to institutional accredited investors. Their holdings include 961,540 shares underlying currently exercisable warrants. Control of all investment decisions is vested with an Investment Committee, consisting Robert W. Tishman, Michael T. Vigo, and John M. Schnugg, each a managing member of the limited partnership. Control of all voting decisions is vested with a Proxy Voting Committee consisting of Lawrence
C. Long, Jr., COO, Daniel Dias, Director of Research and all the members of the Investment Committee.

1324846 ONTARIO INC., a Canadian investment corporation, acquired its securities in our private placement exclusively to Canadian investors. Its holdings include 4,000 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with its President, Camelle Duguay.

BAIS YAAKOV SCHOOL FOR GIRLS is an educational institution based in Maryland. Control of its investment and voting decisions is vested with its business director, Bailke Blumberg. We donated all of their beneficially owned shares as a charitable donation.

MITCH RATNER acquired his securities in our January 2004 private placement. His holdings include 5,000 shares underlying currently exercisable warrants. Mr. Ratner is an employee of T.R. Winston & Company, a registered broker-dealer.

CALAN INVESTMENTS LLC is a Colorado limited liability company. Calan Investments acquired its securities in our January 2004 private placement. Its holdings include 11,111 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with its managing director, Mark H. Kreloff.

CAPITAL MARKET RELATIONS is a sole proprietorship owned by Chris Rosgen. Capital Market Relations acquired its securities for services rendered. Its holdings include 150,000 shares underlying currently exercisable warrants.

CORPORATE CAPITAL CONSULTANTS, LLC, a Minnesota limited liability company, acquired its securities for services rendered. Control of its investment and voting decisions is vested with Michael Kelly, its sole member. Corporate Capital Consultants, LLC is affiliated to MJSK Inc., a registered broker-dealer.

CORPORATE CAPITAL MANAGEMENT, LLC, a Minnesota limited liability company, acquired its securities for services rendered. Its holdings include 46,167 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with its president, Mark S. Savage.

CORPORATE CAPITAL PARTNERS, LLC, a Minnesota limited liability company, acquired its securities for services rendered. Control of its investment and voting decisions is vested with its president, Karen MacCloskey.

DALEWOOD ASSOCIATES LP, a New York limited partnership, acquired its securities in our May 2004 private placement to institutional accredited investors. Its holdings include 19,231 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with Steven Levine and David Nussbaum, each a managing director. Steven Levine and David Nussbaum are also the control persons of Early Bird Capital, Inc., a registered broker-dealer.

DORADO FUND LLC, a Delaware limited liability company, acquired its securities in our May 2004 private placement to institutional accredited investors. Its holdings include 14,423 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with its managing member, Lee Capital Management L.P. The general partner of Lee Capital Management L.P. is David Lee.

HOUSTON ASSOCIATES, INC., a District of Columbia corporation, acquired their securities for services rendered. Control of its investment and voting decisions is vested with its Chief Executive and Chief Financial Officers, John Houston and John Bjork, respectively.

IROQUOIS CAPITAL L.P., a New York limited partnership, acquired their securities in our May 2004 private placement to institutional accredited investors. Its holdings include 22,115 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with its general partner, Joshua Silverman.

JAMES FINNERTY acquired his securities in our May 2004 private placement to institutional accredited investors. His holdings include 19,231 shares underlying currently exercisable warrants. Mr. Finnerty is an employee of the Merrimen Curhan & Ford, Co., a registered broker-dealer.

LONGWOOD PARTNERS, L.P., a Pennsylvania limited partnership, acquired its securities in our May 2004 private placement to institutional accredited investors. Its holdings include 38,462 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with its managing director, Robert A Davidson.

THE OAK RIDGE FINANCIAL SERVICES GROUP, INC., a Minnesota corporation and a registered broker-dealer, acquired our shares for investment banking services rendered. Its holdings include 3,200 shares underlying currently exercisable unit warrants, each exercisable to purchase 3 shares of common stock and one 3-year common stock purchase warrant. Control of its investment and voting decisions is vested with its Chief Executive Officer, Laurance S. Zipkin.

SMITHFIELD FIDUCIARY LLC, a limited liability company, acquired its securities in our May 2004 private placement to institutional accredited investors. Their holdings include 96,154 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with its trading manager, Highbridge Capital Management, LLC, a registered broker-dealer. The control of Highbridge is vested with Glenn Dubin and Henry Sweica.

MICHAEL JACOBSON acquired 28,000 shares in our January 2004 private placement and 2,000 shares for services rendered. His holdings include 7,000 shares underlying currently exercisable common stock warrants from the private placement and 2,000 shares underlying 500 unit warrants, each exercisable to purchase 3 shares of common stock and one 3-year common stock purchase warrant. Mr. Jacobson is an employee of The Oak Ridge Financial Services Group, Inc., a registered broker-dealer.

MISHAWN NELSON acquired 28,000 shares in our January 2004 private placement. His holdings include 7,000 shares underlying currently exercisable warrants. Mr. Nelson is an employee of The Oak Ridge Financial Services Group, Inc., a registered broker-dealer.

SUNSHINE MESA LLC AND TELLURIDE ASSET MANAGEMENT, each a Delaware limited liability holding company, acquired its securities in our November 2003 private placement. Each of its holdings include 10,000 shares underlying currently exercisable warrants Control of its investment and voting decisions is vested in a group consisting of Peter Hajas, its sole member, Mark Kuper and Glenn Satty, individuals authorized to make investment and voting decisions.

TORAH INSTITUTE OF BALTIMORE is an educational institution based in Maryland. Control of all investment and voting decisions is vested with its Secretary of the Board of Directors, Ike Steinharter. We donated all of the shares beneficially owned by it as a charitable donation.

TURNING POINT CAPITAL (now known as Imola Partners L.P.), a California limited partnership, acquired its securities in our May 2004 private placement to institutional accredited investors. Its holdings include 50,000 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with its general partner and portfolio manager, Michael Alessandro.

VALOR CAPITAL MANAGEMENT LP, a Delaware limited partnership, acquired its securities in our May 2004 private placement to institutional accredited investors. Its holdings include 125,000 shares underlying currently exercisable warrants. Control of its investment decisions is vested with its general partner, Kratky Management LLC. The managing member of Kratky Management LLC, John Kratky, exercise voting control over the securities owned by Valor Capital Management LP.

VASCO DATA SECURITY INTERNATIONAL, INC., acquired 2,000,000 shares of our Series A Convertible Preferred Stock in connection with our purchase of its VACMAN division which included the IDENTIPRISE software system. Its holdings include 60,413 shares of common stock issued as dividend on the preferred stock.

         The securities sold in each of our March 2003, November 2003 and January 2004 private placements were exempt from registration pursuant to Rule 506 of Regulation D and Sections 4(2) and 4(6) of the Act. The securities sold in our May 2004 institutional private placement were exempt from registration pursuant to Rule 506 of Regulation D and Sections 4(2) of the Act.

         Securities issued for services rendered by Frank Franzilli, Bruno Ierullo, Capital Market Relations, Houston Associates, LLC, The Oak Ridge Financial Services Group, Inc., Ron Bevan, Steve Nelson, Daniel Ryweck, Michael Jacobson, Scott Kelly, Oliver Meixner, Robert Welling, Corporate Capital Partners LLC, Corporate Capital Management LLC and Corporate Capital Consultants LLC were issued pursuant to an exemption from registration under Section 4(2) of the Act. In addition, the securities issued to Frank Franzilli, Ron Bevan, Steve Nelson, Daniel Ryweck, Michael Jacobson, Houston Associates, LLC, Corporate Corporate Capital Partners LLC, Capital Management LLC and Corporate Capital Consultants LLC were also exempt under Section 4(6) and the securities issued to Scott Kelly, Oliver Meixner and Robert Welling were also exempt under Regulation S.

         All of the share and warrant certificates issued in connection with the above private placements or issued in compensatory transactions or under Regulation S of the Act were imprinted with a legend restricting transfer unless pursuant to an effective registration statement or an available exemption under the Act. In addition, the securities sold in each of our March 2003, November 2003 and January 2004 private placements are subject to further restriction on transfer pursuant to the terms of the Lock-up Agreements we entered into with the investors, which restricts the transfer of purchased shares for an eighteen month period from the closing date of the investment.

         In each of the private placements, the investors were required to represent and warrant (i) that the securities were purchased entirely for their own account with no intention, at the time of purchase, of dividing the securities with others or of reselling or otherwise disposing of any portion of the securities unless covered by an effective registration statement or pursuant to an available exemption from such registration; (ii) that the securities will be held for investment purposes and not with a view toward further distribution or sale; and (iii) further agree that they will not engage in any short selling.

                              PLAN OF DISTRIBUTION

       The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

       o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

       o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

       o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

       o an exchange distribution in accordance with the rules of the applicable exchange;

       o      privately negotiated transactions;

       o      settlement of short sales;

       o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

       o      a combination of any such methods of sale; and

       o      any other method permitted pursuant to applicable law.

       The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended ("Securities Act"), if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

       The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their Secured obligations, the pledgees or Secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

       The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

       The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that none of them have any agreement or understanding, directly or indirectly, with any person to distribute our common stock.

       We are required to pay all fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

       The validity of the common shares offered by this prospectus will be passed upon for us by Morse, Zelnick, Rose & Lander LLP, New York, New York.

                                     EXPERTS

       The consolidated financial statements of Secured Services, Inc. and subsidiaries as of December 31, 2003 and for the period from April 26, 2003 (date of inception) to December 31, 2003 included in this prospectus have been audited by J.H. Cohn LLP, independent registered public accounting firm, as stated in their report dated March 12, 2004. Such consolidated financial statements have been so included in reliance upon the authority of such firm as experts in accounting and auditing.

       The financial statements of VACMAN Enterprise Line of Business of VASCO Data Security International, Inc. for the years ended December 31, 2002 and 2001 included in this prospectus have been audited by KPMG LLP, independent registered public accounting firm, as stated in their report dated September 5, 2003. Such financial statements have been so included in reliance upon the authority of such firm as experts in accounting and auditing.


                     COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

       Our Certificate of Incorporation provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

       o for any breach of the director's duty of loyalty to us or our stockholders;

       o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

       o under section 174 of the Delaware General Corporation Law for the unlawful payment of dividends; or

       o for any transaction from which the director derives an improper personal benefit.

       These provisions require us to indemnify our directors and officers unless restricted by Delaware law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of its stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission ("SEC"), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

       In connection with the shares of our common stock offered by this prospectus, we have filed a registration statement on Form SB-2 under the Securities Act with the SEC. This prospectus, filed as part of the registration statement, does not contain all of the information included in the registration statement and the accompanying exhibits and schedules. For further information with respect to our securities, and us you should refer to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete, and you should refer to the copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by the actual contents of the contract or other document referred to. You may inspect a copy of the registration statement and the accompanying exhibits and schedules without charge at the Securities and Exchange Commission's public reference facilities, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at 233 Broadway, 16th Floor, New York, New York 10279, and you may obtain copies of all or any part of the registration statement from those offices for a fee. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of the site is http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                   PAGE
AUDITED FINANCIAL STATEMENTS OF SECURED SERVICES, INC.
     AND SUBSIDIARY

Report of Independent Registered Public Accounting Firm                             F-4

Consolidated Balance Sheet
     December 31, 2003                                                              F-5

Consolidated Statement of Operations
     Period from April 28, 2003 (Date of Inception) to
     December 31, 2003                                                              F-6

Consolidated Statement of Changes in Stockholders' Equity
     Period from April 28, 2003 (Date of Inception) to
     December 31, 2003                                                              F-7

Consolidated Statement of Cash Flows
     Period from April 28, 2003 (Date of Inception) to
     December 31, 2003                                                              F-8

Notes to Consolidated Financial Statements                                         F-9/23

UNAUDITED INTERIM FINANCIAL STATEMENTS OF
     SECURED SERVICES, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets
     March 31, 2004 and December 31, 2003                                           F-24

Condensed Consolidated Statement of Operations
     Three Months Ended March 31, 2004                                              F-25

Condensed Consolidated Statement of Changes in
Stockholders' Equity
     Three Months Ended March 31, 2004                                              F-26

Condensed Consolidated Statement of Cash Flows
     Three Months Ended March 31, 2004                                              F-27

Notes to Condensed Consolidated Financial Statements                              F-28/33

                                                                                  PAGE

AUDITED AND UNAUDITED FINANCIAL STATEMENTS OF
     VACMAN ENTERPRISE LINE OF BUSINESS OF
     VASCO DATA SECURITY INTERNATIONAL, INC.

Report of Independent Registered Public Accounting Firm                             F-34

Balance Sheets
     December 31, 2002 and 2001 (Audited) and June 30, 2003 (Unaudited)             F-35

Statements of Operations
     Years Ended December 31, 2002 and 2001 (Audited) and Six Months
     Ended June 30, 2003 and 2002 (Unaudited)                                       F-36

Statements of Business Net Worth (Deficit)
     Years Ended December 31, 2002 and 2001 (Audited) and Six Months
     Ended June 30, 2003 (Unaudited)                                                F-37

Statements of Cash Flows
     Years Ended December 31, 2002 and 2001 (Audited) and Six Months
     Ended June 30, 2003 and 2002 (Unaudited)                                       F-38

Notes to Financial Statements                                                     F-39/43

UNAUDITED FINANCIAL STATEMENTS OF THE ACQUIRED BUSINESS
AND SELECTED ASSETS OF DOLFIN.COM, INC.

Balance Sheets
     June 30, 2003 and December 31, 2003 and 2002                                   F-44

Statements of Operations
     Six Months Ended June 30, 2003 and 2002 and Years Ended
     December 31, 2002 and 2001                                                     F-45

Statements of Business Net Worth
     Years Ended December 31, 2002 and 2001 and Six Months Ended
     June 30, 2003                                                                  F-46

Statements of Cash Flows
     Six Months Ended June 30, 2003 and 2002 and Years Ended
     December 31, 2002 and 2001                                                     F-47

Notes to Financial Statements                                                     F-48/50

                    INDEX TO FINANCIAL STATEMENTS (CONCLUDED)

                                                                                  PAGE

Introduction to the Unaudited Pro Forma Condensed Combined
Statements of Operations                                                          F-51/53

Unaudited Pro Forma Condensed Combined Statement of Operations
     Year Ended December 31, 2003                                                   F-54

Unaudited Pro Forma Condensed Combined Statement of Operations
     Year Ended December 31, 2002                                                   F-55

Notes to the Unaudited Pro Forma Condensed Combined Statements of
Operations                                                                        F-56/59

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders
Secured Services, Inc. and Subsidiary


We have audited the accompanying consolidated balance sheet of Secured Services, Inc. and Subsidiary as of December 31, 2003, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period from April 28, 2003 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Secured Services, Inc. and Subsidiary as of December 31, 2003, and their results of operations and cash flows for the period from April 28, 2003 (date of inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


                                                      /s/ J.H. Cohn LLP


Roseland, New Jersey
March 12, 2004

                      SECURED SERVICES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003

                                     ASSETS

Current assets:
     Cash and cash equivalents                                                             $   203,677
     Accounts receivable, net of allowance for doubtful accounts of $32,400                    435,881
     Loans receivable from related parties                                                     471,166
     Due from stockholder                                                                       15,200
     Prepaid expenses and other current assets                                                  22,325
                                                                                           -----------
              Total current assets                                                           1,148,249

Computer equipment, net of accumulated depreciation of $13,103                                  63,677
Goodwill                                                                                     2,808,429
Other intangible assets, net of accumulated amortization of $120,000                           600,000
                                                                                           -----------

              Total                                                                        $ 4,620,355
                                                                                           ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of note payable                                                       $   345,013
     Accounts payable                                                                          343,681
     Accrued expenses                                                                          181,344
     Deferred revenues                                                                          38,372
                                                                                           -----------
              Total current liabilities                                                        908,410

Dividends payable in common stock                                                               34,425
Note payable, net of current portion                                                           590,309
                                                                                           -----------
              Total liabilities                                                              1,533,144
                                                                                           -----------

Commitments

Stockholders' equity:
     Series A convertible preferred stock; par value $.0001 per share; 5,000,000 shares authorized; 2,000,000 shares
         issued and outstanding                                                                    200
     Common stock; par value $.0001 per share; 50,000,000 shares
         authorized; 9,299,723 shares issued and outstanding                                       930
     Additional paid-in capital                                                              4,682,571
     Subscriptions receivable for 1,000,000 shares                                            (525,000)
     Accumulated deficit                                                                    (1,075,945)
     Accumulated other comprehensive income                                                      4,455
                                                                                           -----------
              Total stockholders' equity                                                     3,087,211
                                                                                           -----------

              Total                                                                        $ 4,620,355
                                                                                           ===========

See Notes to Consolidated Financial Statements.

                      SECURED SERVICES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS
                PERIOD FROM APRIL 28, 2003 (DATE OF INCEPTION) TO
                                DECEMBER 31, 2003

Revenues - services                                                $ 1,023,995

Cost of revenues                                                       334,480
                                                                   -----------

Gross profit                                                           689,515
                                                                   -----------

Operating expenses:
     Selling, general and administrative                             1,359,252
     Research and development                                          184,216
     Depreciation of computer equipment                                 13,103
     Amortization of intangible assets                                 120,000
                                                                   -----------
         Total                                                       1,676,571
                                                                   -----------

Loss from operations                                                  (987,056)

Interest expense, net of interest income of $2,158                      28,889
                                                                   -----------

Net loss                                                            (1,015,945)

Preferred stock dividend requirements                                  (60,000)
                                                                   -----------

Net loss applicable to common stock                                $(1,075,945)
                                                                   ===========


Loss per common share - basic and diluted                                $(.17)
                                                                         =====


Weighted average common shares outstanding                           6,232,304
                                                                     =========







See Notes to Consolidated Financial Statements.

                      SECURED SERVICES, INC. AND SUBSIDIARY

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY PERIOD FROM APRIL 28, 2003 (DATE OF INCEPTION) TO DECEMBER 31, 2003

                                                Series A
                                              Convertible
                                            Preferred Stock         Common Stock       Additional
                                         --------------------  ---------------------     Paid-in     Subscriptions
                                            Shares    Amount      Shares     Amount      Capital       Receivable
                                         ----------- --------  ----------   --------   -----------   --------------
Proceeds from the issuance of
    shares to founders                                          3,900,000     $390     $      (90)

Shares issued in conjunction with
   acquisition of Vacman                  2,000,000     $200                            1,999,800

Shares issued in conjunction with
   acquisition of Dolfin                                          500,000       50        374,950

Effects of reverse acquisition                                    508,934       51       (128,749)

Shares sold through private place-
   ments, net of expenses of
   $210,341                                                     3,968,766      397      2,105,837      $(525,000)

Shares issued in exchange for
   services                                                       384,004       38        287,965

Dividends declared on preferred
   stock

Shares issued for partial payment
   of dividends on preferred stock                                 16,305        2         26,575

Shares issued for charitable
   contributions                                                   21,714        2         16,283

Net loss

Foreign currency translation

   adjustments
                                          ---------     ----    ---------     ----     ----------      ---------

Balance, December 31, 2003                2,000,000     $200    9,299,723     $930     $4,682,571      $(525,000)
                                          =========     ====    =========     ====     ==========      =========



                                                              Other
                                            Accumulated    Comprehensive
                                              Deficit          Income        Total
                                            -----------    -------------    -------
Proceeds from the issuance of
    shares to founders                                                   $      300

Shares issued in conjunction with
   acquisition of Vacman                                                  2,000,000

Shares issued in conjunction with
   acquisition of Dolfin                                                    375,000

Effects of reverse acquisition                                             (128,698)

Shares sold through private place-
   ments, net of expenses of
   $210,341                                                               1,581,234

Shares issued in exchange for
   services                                                                 288,003

Dividends declared on preferred
   stock                                     $   (60,000)                   (60,000)

Shares issued for partial payment
   of dividends on preferred stock                                           26,577

Shares issued for charitable
   contributions                                                             16,285

Net loss                                      (1,015,945)                (1,015,945)

Foreign currency translation

   adjustments                                                $4,455          4,455
                                             -----------      ------     ----------

Balance, December 31, 2003                   $(1,075,945)     $4,455     $3,087,211
                                             ===========      ======     ==========

See Notes to Consolidated Financial Statements.

                      SECURED SERVICES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
       PERIOD FROM APRIL 28, 2003 (DATE OF INCEPTION) TO DECEMBER 31, 2003


Operating activities:
     Net loss                                                                           $(1,015,945)
     Adjustments to reconcile net loss to net cash used in operating activities:
         Depreciation                                                                        13,103
         Amortization of intangible assets                                                  120,000
         Provision for bad debts                                                             32,400
         Deferred revenues                                                                  (55,417)
         Common stock issued for services and charitable contributions                      304,288
         Changes in operating assets and liabilities:
              Accounts receivable                                                          (277,735)
              Prepaid expenses and other current assets                                     (22,258)
              Accounts payable                                                               74,210
              Accrued expenses                                                              152,624
                                                                                        -----------
                  Net cash used in operating activities                                    (674,730)
                                                                                        -----------

Investing activities:
     Loans to related parties, net                                                         (471,112)
     Loans to stockholder                                                                   (14,900)
     Purchases of computer equipment                                                         (6,273)
                                                                                        -----------
                  Net cash used in investing activities                                    (492,285)
                                                                                        -----------

Financing activities:
     Repayments of notes payable                                                           (212,772)
     Proceeds from issuance of common stock to founders                                         300
     Proceeds from private placements                                                     1,791,575
     Fees paid in connection with private placements                                       (210,341)
                                                                                        -----------
                  Net cash provided by financing activities                               1,368,762
                                                                                        -----------

Effect of foreign currency translation on cash                                                1,930
                                                                                        -----------

Net increase in cash and cash equivalents and cash balance, end of period               $   203,677
                                                                                        ===========


Supplemental disclosure of cash flow information:
     Interest paid                                                                      $    28,889
                                                                                        ===========

See Notes to Consolidated Financial Statements.

                      SECURED SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and business operations:

                 On July 18, 2003, Secured Services, Inc. ("SSI") completed a merger (the "Merger") with Southern Software Group, Inc. ("SSGI"), a publicly-held company with no operating business activities as of that date. SSI was a privately-held company that had been formed in September 2002 and was inactive until it was capitalized and commenced operations on April 28, 2003. Such operations were initially limited to activities related to negotiating the acquisitions of two operating businesses and obtaining the financing to acquire those businesses. SSI completed those acquisitions on, effectively, July 18, 2003 as described below and in Note 3. The Merger was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") that was also executed on July 18, 2003 by and between SSGI, SSGI Acquisition Corp. ("Newco"), a newly-formed, wholly-owned subsidiary of SSGI, and SSI. Pursuant to the Merger Agreement, Newco merged with and into SSI; SSI became the surviving corporation; SSI changed its name to SSI Operating Corp.; SSGI became authorized to issue shares of Series A Convertible Preferred Stock; and SSGI changed its name to Secured Services, Inc.

                 SSGI issued shares of common and voting preferred stock to the stockholders of SSI in order to complete the Merger. Prior to the completion of the Merger, SSGI had 508,934 outstanding shares of common stock. Following the closing of the Merger, the combined companies had 6,996,271 outstanding shares of common stock and 2,000,000 outstanding shares of Series A Convertible Preferred Stock, each of which has voting rights equivalent to a share of common stock. The stockholders of SSI before the Merger owned approximately 94% and the stockholders of SSGI before the Merger owned approximately 6% of the voting securities of the combined companies following the closing of the Merger.

                 As conditions for the completion of the Merger, SSI was required to have consummated the acquisition of the operating assets related to, and the business operations of, the VACMAN Enterprise product line ("Vacman") of Vasco Data Security International, Inc. ("Vasco"), the acquisition of certain assets related to, and the business operations of, Dolfin.com, Inc. ("Dolfin") and a private offering of its common stock from which it would have received gross proceeds of at least $1,000,000. Those acquisitions and the private placement were also completed on or about July 18, 2003 (see Notes 3 and 7). Vacman designs, develops, markets and supports security products and services that manage user access and single sign-on to web, client/server and legacy applications in one integrated system for corporate and government customers. Dolfin markets and supports security products and services that manage data security across integrated systems of corporate customers.

                 Since the stockholders of SSI received a substantial majority of the voting securities of the merged companies and SSI had acquired the operating businesses, the Merger was accounted for, effective as of July 18, 2003, as a "reverse acquisition" in which SSI (the legal acquiree) was the accounting acquirer and SSGI (the legal acquirer) was the accounting acquiree. Since SSGI was inactive, the reverse acquisition was accounted for effectively, as a recapitalization of SSI as of July 18, 2003 with SSGI's assets and liabilities recorded at their historical carrying values which approximated their fair values.

                      SECURED SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and business operations (concluded):

                 The acquisitions of the businesses of Vacman and Dolfin were also accounted for as purchases by SSI under accounting principles generally accepted in the United States of America and, accordingly, their assets and liabilities were recorded as of the acquisition date at their respective fair values. Under the purchase method of accounting, the results of operations of SSGI, Vacman and Dolfin were combined with the results of operations of SSI commencing on July 1, 2003, which was deemed to be the effective date for the completion of the acquisitions for accounting purposes. Accordingly, the results of operations prior to July 1, 2003 only reflect the results of SSI from its inception on April 28, 2003.

                 As used herein, the "Company" refers to SSI prior to the Merger and the acquisitions of Vacman and Dolfin, and to SSI and its subsidiary thereafter.

Note 2 - Summary of significant accounting policies:

                 Principles of consolidation:

                     The accompanying consolidated financial statements include the accounts of SSI and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

                 Use of estimates:

                     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

                 Cash equivalents:

                     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                 Software development costs:

                     Pursuant to Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company is required to charge the costs of creating a computer software product to research and development expense as incurred until the technological feasibility of the product has been established; thereafter, all related software development and production costs are required to be capitalized.

                      SECURED SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of significant accounting policies (continued):

                 Software development costs (concluded):

                     Commencing upon the initial release of a product, capitalized software develop-ment costs and any costs of related purchased software are generally required to be amortized over the estimated economic life of the product or based on current and estimated future revenues. Thereafter, capitalized software development costs and costs of purchased software are reported at the lower of unamortized cost or estimated net realizable value. Due to the inherent technological changes in the software development industry, estimated net realizable values or economic lives may decline and, accordingly, the amortization period may have to be accelerated.

                     The Company did not capitalize any software development costs during the period from April 28, 2003 to December 31, 2003

                 Computer equipment:

                     Computer equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated useful life of such equipment of three years.

                 Goodwill:

                     Goodwill is comprised of the excess of the costs of acquired businesses over the fair value of their net assets at the dates of acquisition. Pursuant to the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). Under SFAS 142, goodwill and other intangible assets with indefinite useful lives are tested at least annually for impairment, but they are no longer systematically amortized.

                 Other intangible assets:

                     Costs  of  acquiring  customer  lists  and  technology  are capitalized. Amortization is provided using the straight-line method over the estimated useful lives of such assets of three years.

                 Recognition of impairment:

                     Goodwill and other intangible assets with indefinite useful lives are subject to reduction when their carrying amounts exceed their estimated fair values based on impairment tests that are required to be made annually or more frequently under certain circumstances. Fair values are determined based on models that incorporate estimates of future profitability and cash flows.

                     Impairment losses on long-lived tangible and intangible assets which do not have indefinite useful lives, such as computer equipment, customer lists and technology, are recognized when events indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

                      SECURED SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of significant accounting policies (continued):

                 Foreign currency translation:

                     The financial statements of the foreign division of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS 52"). Under SFAS 52, all balance sheet accounts are translated at year-end rates of exchange, except for equity accounts which are translated at historical rates. Income and expense accounts are translated at the average of the exchange rates in effect during the period. The resulting translation adjustment is included as a separate component of stockholders' equity and accumulated other comprehensive income or loss. Realized foreign exchange transaction gains and losses, which are not material, are included in the results of operations.

                 Revenue recognition:

                     The Company applies the provisions of AICPA Statement of Position 97-2, "Software Revenue Recognition," as amended, which specifies the following four criteria that must be met prior to recognizing revenue: (1) there must be persuasive evidence of the existence of an arrangement, (2) delivery must be completed, (3) fees must be fixed or determinable and (4) amounts due must be probable of collection. In addition, revenue earned on software arrangements involving multiple elements is allocated to each element based on the relative fair value of the elements. When applicable, revenue allocated to software products (including specified upgrades/enhancements) is recognized upon delivery of the products.

                 Income taxes:

                     The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                 Concentrations of credit risk:

                     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its deposits of cash and cash equivalents with high-quality financial institutions. At times, the Company's cash balances exceed the amount insured by the Federal Deposit Insurance Corporation of $100,000. At December 31, 2003, the Company had cash and cash equivalents on deposit with one bank that exceeded the amount insured by approximately $90,000.

                      SECURED SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of significant accounting policies (continued):

                 Concentrations of credit risk (concluded):

                     At December 31, 2003, the Company's trade accounts receivable were concentrated with three major customers representing approximately 99% of the total accounts receivable balance. Revenues from these three customers accounted for approximately 85% of total revenues for the period from April 28, 2003 (date of inception) to December 31, 2003.

                     The Company generally extends credit to its customers without obtaining collateral. The Company reduces its exposure to credit risk by closely monitoring the extension of credit to its customers while maintaining appropriate allowances for potential credit losses based on its history of past write-offs (including periods prior to the acquisitions of Vacman and Dolfin), current economic conditions and its evaluation of the credit risk related to specific customers. Accordingly, management does not believe that the Company was exposed to significant credit risk at December 31, 2003.

                 Earnings (loss) per common share:

                    The Company presents "basic" earnings (loss) per common share and, if applicable, "diluted" earnings per common share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share". Basic earnings (loss) per common share is calculated by dividing net income or loss applicable to common stock by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per common share is similar to that of basic earnings per common share, except that the weighted average number of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of outstanding convertible preferred stock, were issued during the period, with appropriate adjustments for the application of the treasury stock method with respect to options and warrants assumed to have been exercised and the elimination of any dividends on the preferred shares assumed to have been converted from net income or loss.

                    Since the Company had a net loss for the period from April 28, 2003 to December 31, 2003, the assumed effects of the exercise of options and warrants outstanding at December 31, 2003 for the purchase of 1,515,095 shares of common stock and the conversion of 2,000,000 shares of Series A convertible preferred stock into an equivalent number of shares of common stock would have been anti-dilutive.

                 Advertising:

                     The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations were immaterial for the period from April 28, 2003 to December 31, 2003.

                 Research and development costs:

                     The Company expenses research and development costs as incurred.

                      SECURED SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of significant accounting policies (continued):

                 Stock-based compensation:

                     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), provides for the use of a fair value based method of accounting for employee stock compensation. However, SFAS 123 also allows an entity to continue to measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), which only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock, if such amounts differ materially from the historical amounts. The Company has elected to continue to account for employee stock options using the intrinsic value method under APB 25. By making that election, it is required by SFAS 123 and SFAS 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure" ("SFAS 148"), to provide pro forma disclosures of net loss and loss per common share as if a fair value based method of accounting had been applied. Pro forma net loss applicable to common stock was approximately $1,086,000 and basic pro forma loss per common share was $0.17 in the period from April 28, 2003 to December 31, 2003 (see Note
                     8).

                     In accordance with the provisions of SFAS 123, all other issuances of common stock, stock options or other equity instruments to employees and nonemployees as consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). The fair value of any options or similar equity instruments issued will be estimated based on the Black-Scholes option-pricing model, which meets the criteria set forth in SFAS 123, and the assumption that all of the options or other equity instruments will ultimately vest. Such fair value is measured as of an appropriate date pursuant to the guidance in the consensus of the Emerging Issues Task Force ("EITF") for EITF Issue No. 96-18 (generally, the earlier of the date the other party becomes committed to provide goods or services or the date performance by the other party is complete) and capitalized or expensed as if the Company had paid cash for the goods or services.

                 Effects of recent accounting pronouncements:

                     In December 2002, the Financial Accounting Standards Board (the "FASB") issued SFAS 148 which amends SFAS 123 to provide alternative methods of transition for entities that elect to switch to the fair value method of accounting for stock options in fiscal years ending after December 15, 2002. The Company has not made such an election. SFAS 148 also requires more prominent and detailed disclosures in annual and interim financial statements for stock-based compensation regardless of which method of accounting is selected. The Company has included the additional disclosures required by SFAS 148 above and in Notes 1 and 8.

                      SECURED SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Summary of significant accounting policies (concluded):

                 Effects of recent accounting pronouncements (concluded):

                     In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The Company does not hold any material derivative instruments and does not conduct any significant hedging activities.

                     In May 2003, the FASB issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150") which requires an issuer to classify financial instruments that are within its scope as liabilities. Many of those instruments were classified as equity under previous guidance. Most of the guidance in SFAS 150 was effective for all financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of the provisions of SFAS 150 did not have any impact on the Company's consolidated financial statements.

                     In November 2002, the EITF reached a consensus on Issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." This consensus provides guidance on when and how to separate elements of an arrangement that may involve the delivery or performance of multiple products, services and rights to use assets into separate units of accounting. The guidance in the consensus is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company adopted the guidance in the consensus in the quarter beginning July 1, 2003. The adoption of the consensus did not have a material effect on the Company's consolidated results of operations.

                     In December 2003, the FASB issued revised FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51," ("FIN No. 46R"). FIN No. 46R requires the consolidation of an entity in which an enterprise absorbs a majority of the entity's expected losses, receives a majority of the entity's expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity (variable interest entities, or "VIEs"). Currently, entities are generally consolidated by an enterprise when it has a controlling financial interest through ownership of a majority voting interest in the entity. FIN No. 46R is applicable for financial statements of public entities that have interests in VIEs or potential VIEs referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities for all other types of entities is required in financial statements for periods ending after March 15; 2004. Adoption of this standard is not expected to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

                      SECURED SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Business acquisitions:

                 As explained in Note 1, SSI completed the acquisition of certain assets and the business of Vacman and the acquisition of Dolfin on, effectively, July 1, 2003. The acquisitions were accounted for as purchases. Accordingly, the accompanying consolidated statement of operations includes the results of operations of Vacman and Dolfin from the date of acquisition. The total cost for the purchase of Vacman was $3,073,094, which was comprised of (i) a note issued to Vasco in the principal amount of $1,073,094 payable in 36 monthly installments, including interest at 6%, and (ii) 2,000,000 shares of Series A convertible preferred stock issued to Vasco with an approximate fair value of $2,000,000, or $1.00 per share. The total cost for the purchase of Dolfin was $375,000, which was comprised of the fair value of 500,000 shares of common stock issued to the owners of Dolfin with an estimated fair value of $.75 per share.

                 The total cost of the acquisitions of Vacman and Dolfin was $3,448,094 which was allocated to the identifiable assets acquired (including the identifiable intangible assets of Vacman comprised of customer lists and technology) and liabilities assumed of the acquired businesses based on their fair values with the excess of the cost over the fair value of the identifiable net assets allocated to goodwill as shown below:

                                                                  VACMAN           DOLFIN            TOTAL
                                                                ----------        --------         ----------
                    Allocation of purchase price:
                        Accounts receivable                     $  104,546        $ 82,137         $  186,683
                        Computer equipment                          65,698           4,745             70,443
                        Goodwill                                 2,287,396         521,033          2,808,429
                        Customer lists                             540,000                            540,000
                        Technology                                 180,000                            180,000
                        Accounts payable                                          (214,702)          (214,702)
                        Accrued expenses                           (10,757)        (18,213)           (28,970)
                        Deferred revenues                          (93,789)                           (93,789)
                                                                ----------        --------         ----------

                           Net assets acquired                  $3,073,094        $375,000         $3,448,094
                                                                ==========        ========         ==========

                 Vacman and Dolfin were acquired for noncash consideration comprised of notes payable and shares of preferred and common stock. Accordingly, the acquisitions were noncash transactions that are not reflected in the accompanying consolidated statement of cash flows.

                      SECURED SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Business acquisitions (concluded):

                 The summarized unaudited pro forma financial information for the year ended December 31, 2003 that follows assumes the acquisitions of Vacman and Dolfin, the Merger and the private placement of 1,333,333 shares of common stock from which SSI received gross proceeds of $1,000,000 as required by the Merger Agreement were all consummated on January 1, 2003, the beginning of the Company's fiscal year:

                                                                    Year Ended
                                                                     December
                                                                     31, 2003
                                                                   -----------

                 Revenues                                          $ 2,119,215

                 Cost of revenues                                      486,651
                                                                   -----------
                 Gross profit                                        1,632,564
                 Operating expenses                                  2,233,319
                                                                   -----------
                 Loss from operations                                 (600,755)
                 Interest expense, net                                  58,000
                                                                   -----------

                 Loss before income tax benefit                       (658,755)

                 Income tax benefit                                    (85,000)
                                                                   -----------

                 Net loss                                          $  (573,755)
                                                                   ===========

                 Net loss applicable to common stock               $  (693,755)
                                                                   ===========

                 Loss per common share - basic and diluted         $      (.10)
                                                                   ===========

                 Weighted average common shares outstanding          7,079,531
                                                                   ===========

                 The unaudited pro forma results of operations for the period from April 28, 2003 to December 31, 2003 are not necessarily indicative of what the actual results of operations of the Company would have been had the acquisitions, the Merger and the private placement been consummated on April 28, 2003.

Note 4 - Other intangible assets:

                 Other intangible assets consisted of the following as of December 31, 2003:

                                                        Estimated
                                                      Useful Lives      Amount
                                                      ------------     --------
                    Customer lists                       3 years       $540,000
                    Technology                           3 years        180,000
                                                                       --------
                                                                        720,000

                    Less accumulated amortization                       120,000
                                                                       --------

                        Total                                          $600,000
                                                                       ========

                 The estimated amortization expense, based on the net carrying value of the intangible assets as of December 31, 2003, for each of the three subsequent years is as follows: $240,000 in 2004 and 2005 and $120,000 in 2006.

                      SECURED SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 - Note payable:

                 As explained in Note 3, the Company issued a note to Vasco as part of the consideration for the purchase of Vacman in the original principal amount of $1,073,094 that was payable in 36 monthly installments, including interest at 6%, through July 2006. The note had a remaining principal balance of $935,322 at December 31, 2003 which is payable in subsequent years as follows: $345,013 in 2004, $366,293 in 2005 and $224,016 in
                 2006.

Note 6 - Related party loans and advances:

                 The Company had loans receivable of $471,166 as of December 31, 2003 arising from aggregate cash advances made to companies in which one of the founders of the Company holds indirect ownership interests. During the period from April 28, 2003 to December 31, 2003, the Company made sales of $161,925 to, and as of December 31, 2003 it had accounts receivable of $154,480 from, one of the related companies. As of December 31, 2003, accounts payable included $129,623 owed to one of the related companies. The balances receivable from and payable to the related companies as of December 31, 2003 are noninterest bearing and are expected to be repaid within one year in the ordinary course of business and, accordingly, they have been classified as current assets and liabilities in the accompanying consolidated balance sheet. The accounts payable owed to the related company are secured by 500,000 shares of the Company's common stock.

Note 7 - Stockholders' equity:

                 Preferred stock:

                     As of December 31, 2003, the Company was authorized to issue up to 5,000,000 shares of preferred stock with a par value of $.0001 per share. Under the Company's Articles of Incorporation, the Board of Directors, within certain limitations and restrictions, can fix or alter preferred stock dividend rights, dividend rates, conversion rights, voting rights and terms of redemption, including redemption prices and liquidation preferences.

                     During the period from April 28, 2003 to December 31, 2003, the Company issued 2,000,000 shares of convertible preferred stock as part of the consideration for the purchase of Vasco (see Note 3). Each share can be converted to one share of common stock and has voting rights similar to common stock.

                      SECURED SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Stockholders' equity (continued):

                 Preferred stock (concluded):

                     In addition, each share of preferred stock earns a quarterly dividend of 6% which is payable in shares of the Company's common stock based on the average trading price of the Company's common stock over a specified period. During the period from April 28, 2003 to December 31, 2003, the Company declared quarterly dividends aggregating $60,000, of which $26,577 was satisfied based on the fair value of 16,305 shares of common stock issued to the preferred stockholders. The dividend declaration, and the issuance of the shares of common stock in satisfaction thereof, were noncash transactions and, accordingly, they are not reflected in the accompanying consolidated statement of cash flows.

                 Private placements of common stock:

                     As a condition of the  consummation of the Merger (see Note
                     1), the Company completed the sale of 1,333,333 shares of common stock at $.75 per share in July 2003 and received gross proceeds of $1,000,000 through a private placement intended to be exempt from registration under the Securities Act of 1933. In addition, the investors received warrants to purchase 333,333 shares of common stock that are exercisable at $1.50 per share through July 2006.

                     The Company incurred $145,716 of costs in connection with, and issued 580,000 shares of common stock and warrants for the purchase of common stock to consultants who assisted in, this private placement. The warrants are for the purchase of 170,000 shares of common stock at prices ranging from $1.00 to $6.00 per share that are exercisable through July 2006.

                     On December 23, 2003, the Company sold 1,155,433 shares of common stock at $.75 per share through a private placement for gross proceeds of $866,571. In addition, the investors received warrants to purchase 385,143 shares of common stock that are exercisable through December 2006 at $1.50 per share. The Company incurred $64,625 of costs in connection with this private placement. The Company received proceeds of $791,571 from the sale prior to December 31, 2003. The receivable for the remaining balance of $75,000 was included in subscriptions receivable at December 31, 2003 and paid in January 2004.

                     On December 29, 2003, the Company sold 900,000 shares of common stock at $.50 per share through a private placement for gross proceeds of $450,000. In addition, the investors received warrants to purchase 300,000 shares of common stock that are exercisable through December 2006 at $1.50 per share. The Company did not received any of the proceeds from the sale prior to December 31, 2003 and, accordingly, the receivable for the entire balance of $450,000 was included in subscriptions receivable at December 31, 2003. A total of $100,000 was paid in February 2004. The Company has a note receivable for $350,000 for the balance of the proceeds which bears interest at 4% and is due on June 30, 2004.

                      SECURED SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Stockholders' equity (concluded):

                 Shares issued for services:

                     During the period from April 28, 2003 to December 31, 2003, the Company issued 384,004 shares of common stock to key employees for services and 21,714 shares of common stock to charities and recognized compensation and contribution expenses of $288,003 and $16,285, respectively, based on the fair value of the shares issued. The issuances of these shares were noncash transactions and, accordingly, they are not reflected in the accompanying consolidated statement of cash flows.

Note 8 - Stock options and warrants:

                 In June 2003, the Company's Board of Directors adopted, subject to stockholder approval, a stock option plan (the "Plan") which provides for the issuance of incentive stock options and nonincentive stock options to employees of the Company for the purchase of up to 1,000,000 shares of common stock at a price not less than the fair market value of the shares on the date of grant, provided that the exercise price of any incentive stock option granted to an employee owning more than 10% of the outstanding common shares of the Company is not less than 110% of the fair market value of the shares on the date of grant. The term of each option and the manner of exercise are determined by the Board of Directors. Employees are fully vested in the options three years after the date of grant and the options are exercisable up to 10 years after the date of the grant.

                 SSGI had issued stock options that were outstanding as of July 18, 2003, the date of the closing of the Merger, that became options for the purchase of an equivalent number of shares of the combined companies without any change in their exercise prices or expiration dates.

                 A summary of stock option activity during the period from April 28, 2003 to December 31, 2003 related to options issued under the Plan and options assumed upon the consummation of the Merger follows:

                                                                       Weighted-
                                                                        Average
                                                                        Exercise
                                                           Shares        Price
                                                           -------     ---------
                    Assumed on July 18, 2003                54,393       $5.35

                    Granted                                273,000       $1.75

                    Forfeited                                 (774)      $5.81
                                                           -------

                    Outstanding, December 31, 2003         326,619       $2.34
                                                           =======

                    Exercisable, December 31, 2003          53,619       $5.35
                                                           =======       =====

                      SECURED SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Stock options and warrants (continued):

                 The weighted average fair value of options granted during the period from April 28, 2003 at December 31, 2003 was $1.75 per share.

                 The following table summarizes information about the options outstanding on December 31, 2003:

                                               Options Outstanding                                Options Exercisable
                     --------------------------------------------------------------------       ------------------------
                                                             Weighted
                                                              Average
                                                              Years of         Weighted                        Weighted
                         Range of                            Remaining         Average                         Average
                         Exercise                           Contractual        Exercise                        Exercise
                          Prices             Shares            Life              Price           Shares          Price
                     ------------------     --------       --------------     ------------       ------        ----------

                     $1.00 to $2.00          273,000            9.75             $1.75
                     $2.00 to $4.00           30,966            6.68              3.41           30,966          $3.41
                     $4.00 to $6.00           13,877            5.94              4.81           13,877           4.81
                     $10.00 to $12.00            714            4.54             10.94              714          10.94
                     $12.00 to $14.00          7,348            3.94             13.13            7,348          13.13
                     $14.00 to $15.00            714            6.63             14.22              714          14.22
                                             -------                                             ------

                     $1.00 to $15.00         326,619                             $2.34           53,619          $5.35
                     ===============         =======                             =====           ======          =====

                 Since the Company has elected to continue to use the intrinsic value method of accounting prescribed by APB 25 in accounting for its stock options granted to employees and the exercise price of all of the options granted to employees has been equal to or greater than the fair market value at the date of grant, no earned or unearned compensation cost has been recognized in the accompanying consolidated financial statements for stock options granted to employees. The Company's historical net loss applicable to common stock and loss per common share and pro forma net loss applicable to common stock and loss per share assuming compensation cost had been determined based on the fair value of the options at the date of grant and amortized over the vesting period consistent with the provisions of SFAS 123 are set forth below:

                     Net loss applicable to common stock - as reported            $(1,075,945)
                     Deduct total stock-based employee compensation
                         expense determined under a fair value based
                         method for all awards, net of related tax effects             10,500
                                                                                  -----------

                     Net loss applicable to common stock - pro forma              $(1,086,445)
                                                                                  ===========

                     Loss per common share:
                         Basic - as reported                                            $(.17)
                                                                                        =====

                         Basic - pro forma                                              $(.17)
                                                                                        =====

                      SECURED SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Stock options and warrants (concluded):

                 The fair value of each option granted was estimated on the date of grant using the Black-Scholes option-pricing model. The following weighted-average assumptions were used for determining the fair value of options granted during the period from April 28, 2003 to December 31, 2003:

                     Risk-free interest rate                     4%
                     Expected option lives                      10 years
                     Expected volatility                        41%
                     Expected dividend yields                    0%

                 During the period from April 28, 2003 to December 31, 2003, the Company issued warrants to purchase a total of 1,188,476 shares of common stock at a weighted average exercise price of $1.79 per share in conjunction with the private placements described in Note 7. All of these warrants remained outstanding as of December 31, 2003 and are exercisable through December 2006.

Note 9 - Income taxes:

               As of December 31, 2003, the Company had potential future income tax benefits from net deferred tax assets which were attributable to the effects of net operating loss carryforwards and temporary differences as follows:

                  Deferred tax assets:
                      Net operating loss carryforwards:
                           United States                              $393,000
                           Canada                                       25,000
                      Amortization of intangible assets                 38,000
                      Bad debts                                         13,000
                                                                      --------
                               Total                                   469,000
                                                                      --------

                  Deferred tax liabilities:
                      Depreciation                                     (25,000)
                      Goodwill                                         (37,000)
                                                                      --------
                               Total                                   (62,000)
                                                                      --------

                  Net deferred tax assets                              407,000
                  Less valuation allowance                            (407,000)
                                                                      --------

                               Total                                  $      -
                                                                      ========

                      SECURED SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Income taxes (concluded):

               The Company had pre-tax losses for Federal and Canadian income tax purposes for the period from its inception on April 28, 2003 to December 31, 2003 which generated Federal and Canadian net operating loss carryforwards as of December 31, 2003 of approximately $982,000 and $63,000, respectively. The net operating loss carryforwards are available to reduce future Federal and Canadian taxable income through their expiration in 2023 and 2009, respectively.

               Due to the uncertainties related to the extent and timing of its future taxable income, the Company offset the potential income tax benefits from its net deferred tax assets by an equivalent valuation allowance of $407,000 as of December 31, 2003. As a result of the increase in the valuation allowance, there are no credits for income taxes reflected in the accompanying consolidated statement of operations to offset the Company's pre-tax loss.

Note 10- Fair value of financial instruments:

               The Company's financial instruments at December 31, 2003 consisted of its cash and cash equivalents, trade accounts receivable and payable, note payable and receivables from and payables to related parties. In the opinion of management, these instruments were carried at their approximate fair values due to their liquidity and short-term maturities.

Note 11- Operating leases:

                 As of December 31, 2003, the Company was leasing its office space in Toronto, Canada under an operating lease that expires in May 2004. The remaining aggregate rental payments as of December 31, 2003 were not material. Offices in other locations were being leased on a month-to-month basis. Rent expense amounted to approximately $32,000 for the period from April 28, 2003 to December 31, 2003.

Note 12- Other comprehensive income:

                 The Company's comprehensive loss for the period from April 28, 2003 to December 31, 2003 was $1,011,490 which was comprised of its net loss of $1,015,945 and its other comprehensive income of $4,455 which was attributable to foreign currency translation adjustments.

Note 13- Segment and related information:

                 The Company's operations consist principally of marketing and supporting security products across integrated systems and, accordingly, it operates in one industry segment. The Company derived revenues of approximately $404,000 through the provision of services in Canada during the period from April 28, 2003 to December 31, 2003. However, it had no material Canadian assets as of December 31, 2003.

                      SECURED SERVICES, INC. AND SUBSIDIARY

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 2004 AND DECEMBER 31, 2003
                                   (Unaudited)

                                                                                            March            December
                                            ASSETS                                        31, 2004           31, 2003
                                            ------                                      ------------      -------------
Current assets:
     Cash and cash equivalents                                                          $   316,686         $   203,677
     Accounts receivable, net of allowance for doubtful
         accounts of $44,800 and $32,400                                                    488,011             435,881
     Loans receivable from related parties                                                  729,373             471,166
     Due from stockholder                                                                    15,200              15,200
     Prepaid expenses and other current assets                                               76,397              22,325
                                                                                        -----------         -----------
              Total current assets                                                        1,625,667           1,148,249

Computer equipment, net of accumulated depreciation of
     $22,686 and $5,870                                                                      98,005              63,677
Goodwill                                                                                  2,808,429           2,808,429
Other intangible assets, net of accumulated amortization
     of $180,000 and $120,000                                                               540,000             600,000
                                                                                        -----------         -----------

              Totals                                                                    $ 5,072,101          $4,620,355
                                                                                        ===========          ==========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of note payable                                                    $   350,214         $   345,013
     Accounts payable                                                                       275,711             343,681
     Accrued expenses                                                                       379,629             182,346
     Loan payable to stockholder                                                            250,050
     Deferred revenues                                                                      301,078              38,372
                                                                                        -----------         -----------
              Total current liabilities                                                   1,556,682             909,412

Dividends payable in common stock                                                            33,423              33,423
Note payable, net of current portion                                                        499,258             590,309
                                                                                        -----------         -----------
              Total liabilities                                                           2,089,363           1,533,144
                                                                                        -----------         -----------

Commitments

Stockholders' equity:
     Preferred stock; par value $.0001 per share;  5,000,000 shares  authorized;
         2,000,000 shares of Series A convertible preferred
         stock issued and outstanding                                                           200                 200
     Common stock; par value $.0001 per share; 50,000,000 shares authorized; 10,920,947 and 9,299,723 shares issued and
         outstanding                                                                          1,092                 930
     Additional paid-in capital                                                           5,792,209           4,682,571
     Subscriptions receivable                                                            (1,142,100)           (525,000)
     Accumulated deficit                                                                 (1,673,118)         (1,075,945)
     Accumulated other comprehensive income                                                   4,455               4,455
                                                                                        -----------         -----------
              Total stockholders' equity                                                  2,982,738           3,087,211
                                                                                        -----------         -----------

              Totals                                                                    $ 5,072,101         $ 4,620,355
                                                                                        ===========         ===========


See Notes to Condensed Consolidated Financial Statements.

                      SECURED SERVICES, INC. AND SUBSIDIARY

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2004
                                   (Unaudited)

Revenues - sales and services                                      $   531,065

Cost of revenues                                                       147,502
                                                                   -----------

Gross profit                                                           383,563
                                                                   -----------

Operating expenses:
     Selling, general and administrative                               742,559
     Research and development                                          126,909
     Depreciation of computer equipment                                  9,622
     Amortization of intangible assets                                  60,000
                                                                   -----------
         Total                                                         939,090
                                                                   -----------

Loss from operations                                                  (555,527)

Interest expense, net of interest income of $1,219                      11,647
                                                                   -----------

Net loss                                                              (567,174)

Preferred stock dividend requirements                                   30,000
                                                                   -----------

Net loss applicable to common stock                                $  (597,174)
                                                                   ===========

Loss per common share - basic and diluted                                $(.06)
                                                                         =====


Weighted average common shares outstanding                           9,796,872
                                                                     =========







See Notes to Condensed Consolidated Financial Statements.

                      SECURED SERVICES, INC. AND SUBSIDIARY

       CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                        THREE MONTHS ENDED MARCH 31, 2004
                                   (Unaudited)

                                                Series A
                                              Convertible
                                            Preferred Stock         Common Stock       Additional
                                         --------------------  ---------------------     Paid-in     Subscriptions
                                            Shares    Amount      Shares     Amount      Capital       Receivable
                                         ----------- --------  ----------   --------   -----------   --------------

Balance, January 1, 2004                 2,000,000     $200      9,299,723   $  930     $4,682,571    $  (525,000)

Shares sold through private
   placements, net of costs
   of $110,840                                                   1,566,467      156      1,052,444       (792,100)

Proceeds from subscriptions

   receivable                                                                                             175,000

Shares issued for payment of
   accrued dividends on
   preferred stock                                                  14,757        2         29,998

Dividends declared on preferred
   stock

Shares issued in exchange
   for services                                                     40,000        4         27,196

Net loss
                                         ---------     ----     ----------   ------     ----------    -----------

Balance, March 31, 2004                  2,000,000     $200     10,920,947   $1,092     $5,792,209    $(1,142,100)
                                         =========     ====     ==========   ======     ==========    ===========


                                                           Accumulated
                                                              Other
                                            Accumulated    Comprehensive
                                              Deficit          Income        Total
                                            -----------    -------------    -------

Balance, January 1, 2004                   $(1,075,945)        $4,455      $3,087,211

Shares sold through private
   placements, net of costs
   of $110,840                                                                260,500

Proceeds from subscriptions

   receivable                                                                 175,000

Shares issued for payment of
   accrued dividends on
   preferred stock                                                             30,000

Dividends declared on preferred
   stock                                       (30,000)                       (30,000)

Shares issued in exchange
   for services                                                                27,200

Net loss                                      (567,173)                      (567,173)
                                           -----------         ------      ----------

Balance, March 31, 2004                    $(1,673,118)        $4,455      $2,982,738
                                           ===========         ======      ==========




See Notes to Condensed Consolidated Financial Statements.

                      SECURED SERVICES, INC. AND SUBSIDIARY

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                        THREE MONTHS ENDED MARCH 31, 2004
                                   (Unaudited)

Operating activities:
     Net loss                                                                           $(567,173)
     Adjustments to reconcile net loss to net cash used in operating activities:
         Depreciation                                                                       9,622
         Amortization of intangible assets                                                 60,000
         Provision for bad debts                                                           12,400
         Deferred revenues                                                                262,706
         Common stock issued for services                                                  27,200
         Changes in operating assets and liabilities:
              Accounts receivable                                                         (64,530)
              Prepaid and other current assets                                            (54,072)
              Accounts payable                                                            (67,970)
              Accrued expenses                                                            197,283
                                                                                        ---------
                  Net cash used in operating activities                                  (184,534)
                                                                                        ---------

Investing activities:
     Loans to related parties, net                                                       (258,207)
     Purchases of computer equipment                                                      (43,950)
                                                                                        ---------
                  Net cash used in investing activities                                  (302,157)
                                                                                        ---------

Financing activities:
     Repayments of note payable                                                           (85,850)
     Proceeds from loan payable to stockholder                                            250,050
     Proceeds from subscriptions receivable for common stock                              175,000
     Proceeds from private placements of common stock, net                                260,500
                                                                                        ---------
                  Net cash provided by financing activities                               599,700
                                                                                        ---------

Net increase in cash and cash equivalents                                                 113,009

Cash, beginning of period                                                                 203,677
                                                                                        ---------

Cash, end of period                                                                     $ 316,686
                                                                                        =========

Supplementary disclosure of cash flow information:

     Interest paid                                                                      $  11,647
                                                                                        =========

See Notes to Condensed Consolidated Financial Statements.

                      SECURED SERVICES, INC. AND SUBSIDIARY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Basis of presentation:

                 In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of Secured Services, Inc. ("SSI") and its subsidiary (the "Company") as of March 31, 2004, and the Company's results of operations, changes in stockholders' equity and cash flows for the three months then ended. Information included in the condensed consolidated balance sheet as of December 31, 2003 has been derived from the audited consolidated financial statements of the Company as of December 31, 2003 and the period from April 28, 2003 (date of inception) to December 31, 2003 included elsewhere herein. Pursuant to the rules and regulations of the United States Securities and Exchange Commission (the "SEC"), certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed in or omitted from these financial statements. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements included elsewhere herein.

                 As  further   explained  in  Notes  1  and  3  to  the  audited
                 consolidated financial statements, SSI was a privately-held company that had been formed in September 2002 and was inactive until it was capitalized and commenced operations on April 28, 2003. Such operations were initially limited to activities related  to  negotiating  the  acquisitions  of  two  operating business and obtaining the financing to acquire those businesses. SSI completed those acquisitions and certain related transactions on, effectively, July 18, 2003. The acquisitions of those businesses were accounted for as purchases by SSI. Under the purchase method of accounting, the results of operations of those businesses were combined with the results of operations of SSI commencing on July 1, 2003, which was deemed to be the effective date for the completion of the acquisitions for accounting purposes. Accordingly, comparative statements of operations and cash flows for the three months ended March 31, 2003 are not presented in this quarterly report.

                 The results of operations for the three months ended March 31, 2004 are not necessarily indicative of the results to be expected for the year ending December 31, 2004 or any other subsequent period.

Note 2 - Business operations:

                 The Company provides security software solutions that securely manage identities and their access to enterprise information assets. The Company's products help companies ensure that only those people or business processes that are entitled to access corporate resources and applications can access them. They also enable customers to manage their user population that need to access those resources and applications. In addition, the Company's products provide a more automated way to grant, modify or revoke account access to applications and resources.

                      SECURED SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 2 - Business operations (concluded):

                 The Company's revenues are derived primarily from its core product, IDENTIPRISE, which provides identity and access management to a broad range of technology environments. The Company also offers various levels of consulting and support services that enable customers to identify and manage security issues and practices.

                 The Company's products are generally sold on a perpetual license basis. Customers enter into an annual support agreement for their software license at the time of initial purchase and typically renew this support agreement annually. The support agreement entitles customers to software upgrades and support. The Company's professional services group provides customers with project management, architecture and design, custom development services and training.

Note 3 - Earnings (loss) per common share:

                 The Company presents "basic" earnings (loss) per common share and, if applicable, "diluted" earnings per common share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share". Basic earnings (loss) per common share is calculated by dividing net income or loss applicable to common stock by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per common share is similar to that of basic earnings per common share, except that the weighted average number of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of outstanding convertible preferred stock, were issued during the period, with appropriate adjustments for the application of the treasury stock method with respect to options and warrants assumed to have been exercised and the elimination of any dividends on the preferred shares assumed to have been converted from net income or loss.

                 Since the Company had a net loss for the three months ended March 31, 2004, the assumed effects of the exercise of options and warrants outstanding at March 31, 2004 for the purchase of 2,237,061 shares of common stock and the conversion of 2,000,000 shares of Series A convertible preferred stock into an equivalent number of shares of common stock would have been anti-dilutive.

                      SECURED SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 4 - Related party transactions and balances:

                 The Company had loans receivable of $729,373 as of March 31, 2004 arising from aggregate cash advances made to companies in which one of the founders of the Company holds indirect ownership interests. During the three months ended March 31, 2004, the Company made sales of $100,673 to, and as of March 31, 2004 it had accounts receivable of $322,045 from, one of the related companies. As of March 31, 2004, accounts payable included $81,623 owed to one of the related companies. The balances receivable from and payable to the related companies as of March 31, 2004 are noninterest bearing and are expected to be repaid within one year in the ordinary course of business and, accordingly, they have been classified as current assets and liabilities in the accompanying consolidated balance sheet. The accounts payable owed to the related company are secured by 500,000 shares of the Company's common stock.

                 The loan payable to stockholder of $250,050 at March 31, 2004 arose from borrowings during the three months ended March 31, 2004 that are due in June 2004 together with interest at 6%.

Note 5 - Stockholders' equity:

                 Preferred stock:

                     As of March 31, 2004, the Company was authorized to issue up to 5,000,000 shares of preferred stock with a par value of $.0001 per share. Under the Company's Articles of Incorporation, the Board of Directors, within certain limitations and restrictions, can fix or alter preferred stock dividend rights, dividend rates, conversion rights, voting rights and terms of redemption, including redemption prices and liquidation preferences.

                     During the period from April 28, 2003 to December 31, 2003, the Company issued 2,000,000 shares of Series A convertible preferred stock as part of the consideration for the purchase of a business (see Note 3 to the audited consolidated financial statements). Each share can be converted to one share of common stock and has voting rights similar to common stock.

                     In addition, each share of Series A convertible preferred stock earns a quarterly dividend of 6% which is payable in shares of the Company's common stock based on the average trading price of the Company's common stock over a specified period. During the three months ended March 31, 2004, dividends of $30,000 accrued as of December 31, 2003 were paid through the issuance of 14,757 shares of common stock. Quarterly dividends aggregating $30,000 were declared during the three months ended March 31, 2004, remained accrued as of March 31, 2004 and were paid through the issuance of 13,274 shares of common stock on April 1, 2004.

                      SECURED SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 - Stockholders' equity (concluded):

                 Private placements of common stock and warrants:

                     During the three months ended March 31, 2004, the Company completed the sale of 467,822 units at $2.25 per unit from which it will receive gross proceeds of $1,052,600 through a private placement intended to be exempt from registration under the Securities Act of 1933 (the "Act"). Each unit consisted of three shares of common stock and one warrant to purchase one share of common stock that is exercisable at $1.50 per share through March 2006 and, accordingly, the Company issued a total of 1,403,466 shares of common stock and warrants to purchase 467,822 shares of common stock as a result of the private placement. The Company received proceeds of $260,500 from the sale prior to March 31, 2004. The receivable for the remaining balance of $792,100 was included in subscriptions receivable at March 31, 2004.

                     The Company incurred $110,800 of costs in connection with the private placement and issued 163,000 shares of common stock and warrants to purchase 51,866 shares of common stock to consultants who assisted in the private placement. Each warrant is exercisable at $1.50 per share through March 2006.

                 Shares issued for services:

                     During the three months ended March 31, 2004, the Company issued 40,000 shares of common stock to key employees for services and recognized compensation expense of $27,000 based on the fair value of the shares issued. The issuances of these shares were noncash transactions and, accordingly, they are not reflected in the accompanying consolidated statement of cash flows.

Note 6 - Stock options and warrants:

                 Information related to the Company's stock options is in included in Note 8 to the audited consolidated financial statements. A summary of stock option activity during the three months ended March 31, 2004 follows:

                                                                       Weighted-
                                                                       Average
                                                                       Exercise
                                                          Shares        Price
                                                          -------      ---------
                    Outstanding January 1, 2004           326,619       $2.34

                    Granted                               220,000       $1.81

                    Forfeited                             (17,722)      $5.81
                                                          -------

                    Outstanding, March 31, 2004           528,897       $2.12
                                                          =======

                    Exercisable, March 31, 2004            35,897       $5.35
                                                          =======       =====

                      SECURED SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 6 - Stock options and warrants (continued):

                 Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), provides for the use of a fair value based method of accounting for employee stock compensation. However, SFAS 123 also allows an entity to continue to measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), which only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock. The Company has elected to continue to account for employee stock options using the intrinsic value method under APB 25. By making that election, it is required by SFAS 123 and SFAS 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure" ("SFAS 148"), to provide pro forma disclosures of net loss and loss per common share as if a fair value based method of accounting had been applied, if such amounts differ materially from the historical amounts.

                 Since the Company has elected to continue to use the intrinsic value method of accounting prescribed by APB 25 in accounting for its stock options granted to employees and the exercise price of all of the options granted to employees has been equal to or greater than the fair market value at the date of grant, no earned or unearned compensation cost has been recognized in the accompanying condensed consolidated financial statements for stock options granted to employees. However, there was no material difference between the Company's historical net loss applicable to common stock and loss per common share and pro forma net loss applicable to common stock and loss per share for the three months ended March 31, 2004 assuming compensation cost had been determined based on the fair value of the options at the date of grant and amortized over the vesting period consistent with the provisions of SFAS 123.

                 To determine pro forma net loss applicable to common stock, the fair value of each option granted was estimated on the date of grant using the Black-Scholes option-pricing model. The following weighted-average assumptions were used for determining the fair value of options granted during the three months ended March 31, 2004:

                     Risk-free interest rate                        4%
                     Expected option lives                         10 years
                     Expected volatility                           41%
                     Expected dividend yields                       0%

                      SECURED SERVICES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Stock options and warrants (concluded):

                 A summary of warrant activity for the three months ended March 31, 2004 follows:

                                                                                       Weighted
                                                                                        Average
                                                                                       Exercise
                                                                         Amount          Price
                     Outstanding, January 1, 2004                       1,188,476        $1.79

                     Issued in conjunction with private
                         placements (Note 5)                              519,688        $1.50
                                                                        ---------

                     Outstanding, March 31, 2004                        1,708,164        $1.71
                                                                        =========        =====


Note 7 - Income taxes:

               As of March 31, 2004, the Company had Federal and Canadian net operating loss carryforwards of approximately $1,610,000 and $41,000, respectively. The net operating loss carryforwards are available to reduce future Federal and Canadian taxable income through their expiration in 2023 and 2009, respectively. Due to uncertainties related to, among other things, the timing and amount of future taxable income and potential changes in control, the Company offset net deferred tax assets of $660,000 arising primarily from the benefits of net operating loss carryforwards by an equivalent valuation allowance as of March 31, 2004. The Company had also offset such benefits through a valuation allowance in the period from April 28, 2003 (date of inception) to December 31, 2003 (see Note 9 to the audited consolidated financial statements). Accordingly, the Company did not recognize any credits for income taxes in the accompanying condensed consolidated statement of operations to offset its pre-tax losses.

Note 8 - Subsequent events:

               On April 9, 2004, the Company completed the sale of 131,667 units at $2.25 per unit and received gross proceeds of $395,000 through a private placement intended to be exempt from registration under the Act. Each unit consisted of three shares of common stock and one warrant to purchase one share of common stock that is exercisable at $1.50 per share through April 2007 and, as a result, the Company issued a total of 395,001 shares of common stock and warrants to purchase 131,667 shares of common stock to the purchasers of the units. In addition, the Company issued 158,000 shares of common stock in exchange for professional services in connection with the private placement.

               On May 11, 2004, the Company completed the sale of 5,384,623 shares of common stock at $1.30 per share and received gross proceeds of $7,000,000 through a private placement intended to be exempt from registration under the Act. In addition, the investors received warrants to purchase 1,346,156 shares of common stock that are exercisable at $1.96 per share through May 2009.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
VASCO Data Security International, Inc.:

We have audited the accompanying balance sheets of VACMAN Enterprise Line of Business ("the Business") of VASCO Data Security International, Inc. as of December 31, 2002 and 2001, and the related statements of operations, business net worth (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VACMAN Enterprise Line of Business of VASCO Data Security International, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ KPMG LLP

Chicago, Illinois
September 5, 2003

 VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.
                                 BALANCE SHEETS

                                                                                            DECEMBER 31,
                                                                                    ----------------------------          JUNE 30,
                                                                                      2002               2001               2003
                                                                                    ---------          ---------          ---------
                                                                                                                         (UNAUDITED)
ASSETS
   Current assets
     Accounts receivable                                                            $  10,722          $  31,233          $ 363,533
     Prepaid expenses                                                                  12,612             19,202              4,950
                                                                                    ---------          ---------          ---------
          Total current assets                                                         23,334             50,435            368,483
                                                                                    ---------          ---------          ---------
     Property and equipment                                                           640,043            640,043            640,043
     Accumulated depreciation                                                        (507,718)          (344,054)          (574,345)
                                                                                    ---------          ---------          ---------
        Net property and equipment                                                    132,325            295,989             65,698
                                                                                    ---------          ---------          ---------

          Total assets                                                              $ 155,659          $ 346,424          $ 434,181
                                                                                    =========          =========          =========
LIABILITIES AND BUSINESS NET WORTH (DEFICIT)
   Current liabilities
     Accounts payable                                                               $     852          $   4,483          $     319
     Accrued expenses                                                                  31,071             24,764             52,339
     Deferred revenue                                                                  75,721            332,107            104,726
                                                                                    ---------          ---------          ---------
          Total current liabilities                                                   107,644            361,354            157,384
                                                                                    ---------          ---------          ---------
   Business net worth (deficit)                                                        48,015            (14,930)           276,797

                                                                                    ---------          ---------          ---------
          Total liabilities and business net worth (deficit)                        $ 155,659          $ 346,424          $ 434,181
                                                                                    =========          =========          =========


                See accompanying notes to financial statements.

 VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.
                            STATEMENTS OF OPERATIONS

                                                                       FOR THE YEARS                       FOR THE SIX MONTHS
                                                                     ENDED DECEMBER 31,                       ENDED JUNE 30,
                                                               -------------------------------        ------------------------------
                                                                  2002                2001               2003               2002
                                                               -----------         -----------        -----------        -----------
                                                                                                      (UNAUDITED)        (UNAUDITED)
Revenues
   License fees                                                $        --         $ 2,018,596        $        --        $        --
   Support                                                       1,496,465           1,433,772            786,843            921,463
   Consulting and other                                             46,710             584,506            202,341             21,594

                                                               -----------         -----------        -----------        -----------
     Total revenues                                              1,543,175           4,036,874            989,184            943,057

Cost of revenues                                                    10,850             250,312             81,904              6,264

                                                               -----------         -----------        -----------        -----------
Gross profit                                                     1,532,325           3,786,562            907,280            936,793
                                                               -----------         -----------        -----------        -----------
Operating costs:
   Sales and marketing                                              49,769           3,414,872                102             38,191

   Research and development                                        638,028           1,618,856            212,247            401,855

   General and administrative                                      275,130             756,822            108,914            154,629

   Restructuring expense                                                --             313,325                 --                 --

                                                               -----------         -----------        -----------        -----------
     Total operating costs                                         962,927           6,103,875            321,263            594,675
                                                               -----------         -----------        -----------        -----------

Income (loss) before income taxes                                  569,398          (2,317,313)           586,017            342,118

Provision (benefit) for income taxes                               222,167            (898,304)           228,547            133,426
                                                               -----------         -----------        -----------        -----------
Net income (loss)                                              $   347,231         $(1,419,009)       $   357,470        $   208,692
                                                               ===========         ===========        ===========        ===========


                See accompanying notes to financial statements.

 VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.
                   STATEMENTS OF BUSINESS NET WORTH (DEFICIT)

Balance at December 31, 2000                                        $   376,708

   Net loss for the year                                             (1,419,009)
   Contributions from Parent                                          1,027,371

                                                                    -----------
Balance at December 31, 2001                                        $   (14,930)
                                                                    ===========

   Net income for the year                                              347,231
   Distributions to Parent                                             (284,286)

                                                                    -----------
Balance at December 31, 2002                                        $    48,015
                                                                    ===========

   Net income for the period (unaudited)                                357,470
   Distributions to Parent (unaudited)                                 (128,688)

                                                                    -----------
Balance at June 30, 2003 (unaudited)                                $   276,797
                                                                    ===========


                See accompanying notes to financial statements.

 VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.
                            STATEMENTS OF CASH FLOWS

                                                                       FOR THE YEARS                       FOR THE SIX MONTHS
                                                                     ENDED DECEMBER 31,                      ENDED JUNE 30,
                                                               ------------------------------        -------------------------------
                                                                  2002               2001               2003               2002
                                                               -----------        -----------        -----------        -----------
                                                                                                     (UNAUDITED)        (UNAUDITED)
Cash flows from operating activities:
   Net income (loss)                                           $   347,231        $(1,419,009)       $   357,470        $   208,692
   Adjustments to reconcile net income (loss)
     to net cash provided by (used in)
     operating activities:
   Depreciation                                                    163,664            187,627             66,627             81,832
   Changes in assets and liabilities:
        Accounts receivable, net                                    20,511          2,323,499           (352,811)          (316,393)
        Prepaid expenses                                             6,590            (19,202)             7,662              6,590
        Accounts payable                                            (3,631)             4,483               (533)                --
        Deferred revenue                                          (256,386)        (1,522,282)            29,005            (88,459)
        Income taxes payable                                            --           (533,128)                --                 --
        Accrued expenses                                             6,307             24,763             21,268                 --
   Net cash provided by (used in)                              -----------        -----------        -----------        -----------
     operating activities                                          284,286           (953,249)           128,688           (107,738)
                                                               -----------        -----------        -----------        -----------
Cash flows from investing activities:
   Additions to property and equipment                                  --            (74,122)                                   --
                                                               -----------        -----------        -----------        -----------
   Net cash used in investing activities                                --            (74,122)                --                 --
                                                               -----------        -----------        -----------        -----------
Cash flows from financing activities:
   Contributions from (distributions to) Parent                   (284,286)         1,027,371           (128,688)           107,738
                                                               -----------        -----------        -----------        -----------
   Net cash provided by (used in)
     financing activities                                         (284,286)         1,027,371           (128,688)           107,738
                                                               -----------        -----------        -----------        -----------
Net increase (decrease) in cash                                         --                 --                 --                 --
Cash, beginning of the period                                           --                 --
                                                               -----------        -----------        -----------        -----------
Cash, end of the period                                        $        --        $        --        $        --        $        --
                                                               ===========        ===========        ===========        ===========


                See accompanying notes to financial statements.

 VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

         The accompanying financial statements include the assets, liabilities, results of operations and cash flows of the VACMAN Enterprise Line of Business (the Business) of VASCO Data Security International, Inc. (the Parent). The Business designs, develops, markets and supports security products and services that manage user access and single sign-on to web, client/server and legacy applications in one integrated system for corporate and government customers.

BASIS OF PRESENTATION

         Since the Business' inception, the Parent has provided funding to the Business for working capital. The Business participates in the Parent's cash management process. As part of the Parent's central cash management system, all cash generated from and cash required to support the Business' operations were deposited and received through the Parent's corporate operating cash accounts. As a result, there were no separate bank accounts or accounting records for these transactions. Accordingly, the amounts represented by the caption "Contributions from (distributions to) Parent" in the Business' Statements of Cash Flows and Statements of Business Net Worth (Deficit) represent the net effect of all cash transactions between the Business and the Parent. While the Parent incurred interest expense on debt outstanding during the periods presented, no interest expense has been allocated to the Business in the accompanying statements of operations. In addition, interest expense has not been charged to the Business related to its balance due to the Parent. This balance represents internal financing extended to the Business by the Parent to support the Business' operations. The average balance due to the Parent was approximately $1,299,000 and $918,000 for the years ended December 31, 2002 and 2001, respectively.

         The Parent provides various operational and general accounting services for the Business in the normal course of its business. These services include customer invoice processing, trade payables processing, general accounting functions and human resource services. In consideration for these services, the Parent has allocated a portion of its overhead costs related to such services to the Business. A portion of the Parent's professional fees incurred, such as accounting and legal, were also allocated to the Business. These allocations were estimated using proportional cost allocation methods. Operating costs included $217,454 and $466,505 of costs allocated from Parent during the years ended December 31, 2002 and 2001, respectively.


         Allocated costs for services provided by the Parent to the Business were determined by calculating an average percentage and applying that percentage to the personnel costs and professional fees incurred by the Parent. The average percentage included the following factors: headcount, operating costs and transaction counts.

         In management's opinion, the methods to identify and allocate costs to the Business for these services provided by the Parent are reasonable.

REVENUE RECOGNITION

         LICENSE FEES. The Business applies the provisions of AICPA Statement of Position 97-2, "Software Revenue Recognition," as amended, which specifies the following four criteria that must be met prior to recognizing revenue: (1) persuasive evidence of the existence of an arrangement, (2) delivery, (3) fixed or determinable fee, and (4) probable collection. In addition, revenue earned on software arrangements involving multiple elements is allocated to each element based on the relative fair value of the elements. When applicable, revenue allocated to the Business' software products (including specified upgrades/enhancements) is recognized upon delivery of the products.

         SUPPORT AGREEMENTS. Support agreements generally call for the Business to provide technical support and software updates to customers. Revenue on technical support and software update rights is recognized ratably over the term of the support agreement.

         CONSULTING AND OTHER. The Business provides consulting and education services to its customers. Revenue from such services is generally recognized during the period in which the services are performed.

PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets ranging from three to seven years. Additions and improvements are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred. Gains or losses resulting from sales or retirements are recorded as incurred, at which time related costs and accumulated depreciation are removed from the accounts.

SOFTWARE COSTS

         The Business capitalizes software development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed". Research and development costs, prior to the establishment of technological feasibility, determined based upon the creation of a working model, are expensed as incurred. The Business's policy is to amortize capitalized costs by the greater of (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product, generally two to five years, including the period being reported on. The Business did not capitalize any software costs during the years ended December 31, 2001 and 2002 as such costs were not significant.

INCOME TAXES

         The Business is included in the Federal and state income tax returns of the Parent. The provision for income taxes for the Business has been calculated as if the Business were a stand-alone corporation filing separate tax returns. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Federal and state deferred tax assets and liabilities have been included in Business Net Worth (Deficit) as their ultimate realization is dependent upon the Parent's results of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         The estimated fair value of the Business' financial instruments, which consist of receivables, accounts payable and accrued liabilities, approximates their carrying value.

STOCK OPTIONS

         Certain employees of the Business participate in the Parent's employee stock option plan. The Parent accounts for its stock options under APB No. 25 "Accounting for Stock Issued to Employees". No compensation expense related to the issuance of stock options has been recognized by the Business, as all options granted by the Parent to the Business' employees were issued at the then fair market value of the Parent's common stock.

USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - PROPERTY AND EQUIPMENT


         Property and equipment are comprised of the following:

                                                              December 31,
                                                       -------------------------
                                                         2002             2001
                                                       --------         --------
Furniture and fixtures                                 $ 28,984         $ 28,984
Office equipment                                        611,059          611,059
                                                       --------         --------
   Total property and equipment                        $640,043         $640,043
                                                       ========         ========

NOTE 3 - ACCRUED EXPENSES


         Accrued expenses are comprised of the following:

                                                              December 31,
                                                        -----------------------
                                                         2002            2001
                                                        -------         -------
Accrued payroll                                         $10,338         $14,095
Accrued vacation                                         19,609          10,669
Other accrued expenses                                    1,124              --
                                                        -------         -------
   Total accrued expenses                               $31,071         $24,764
                                                        =======         =======

NOTE 4 - INCOME TAXES


         If the Business had filed separate tax returns, at December 31, 2002, the Business would have had a net operating loss carryforward approximating $1,611,000. Such losses would have been available to offset future taxable income and expire in varying amounts through 2012.


         The provision for income taxes consists of the following:

                                                For the Years Ended December 31,
                                                --------------------------------
                                                  2002                  2001
                                                ---------             ---------
Current:
   Federal                                      $      --             $(429,518)
   State                                               --              (103,611)

Deferred:
   Federal                                      $ 206,615             $(299,631)
   State                                           15,552               (65,544)

                                                ---------             ---------
     Total provision                            $ 222,167             $(898,304)
                                                =========             =========

         The differences between income taxes computed using the statutory federal income tax rate of 34% and the provisions for income taxes reported in the statements of operations are as follows:

                                                          For the Years Ended
                                                              December 31,
                                                       -------------------------
                                                          2002          2001
                                                       ---------      ---------
Expected tax expense (benefit) at statutory rate       $ 193,595      $(787,886)
Increase (decrease) in income taxes resulting from:
   State income taxes net of Federal benefit              28,486       (115,931)
     Nondeductible expenses                                   86          5,513
                                                       ---------      ---------
        Total                                          $ 222,167      $(898,304)
                                                       =========      =========

The deferred income tax balances, which have been included in Business Net Worth (Deficit), are comprised of the following:

                                                           As of December 31,
                                                         -----------------------
                                                           2002           2001
                                                         --------       --------
Deferred tax assets:
   Net operating loss carryforwards                      $628,197       $756,556
   Accrued expenses                                        11,680          5,497
   Deferred revenue                                        29,530        129,521
                                                         --------       --------
     Net deferred income taxes                           $669,407       $891,574
                                                         ========       ========

         In assessing the realizability of deferred tax assets, the Business considers whether it is more likely than not that some portion or all of the deferred tax assets could have been realized if the Business were filing tax returns as a stand-alone entity. Although realization of the deferred tax assets is not assured, management believes that it is more likely than not that all of the deferred tax assets could be realized if the Business were filing tax returns as a stand-alone entity. The ultimate realization of the Business' deferred tax assets is dependent upon the Parent's ability to generate future taxable income during the period in which these temporary differences become deductible.


NOTE 5 - COMMITMENTS AND CONTINGENCIES

         In 2001, the Business had a lease agreement for six suites of office space in Baltimore, Maryland expiring on March 31, 2003. On April 1, 2003, the Business entered into a month-to-month operating lease for one of the suites of office space in Baltimore. Under the terms of the new lease, the monthly payment is $2,704 and can be terminated with 30 days notice.

         Rent expense under the operating lease was approximately $71,000 and $155,000 for the years ended December 31, 2002 and 2001, respectively.

NOTE 6 - RESTRUCTURING

         As part of the Parent's corporate-wide restructuring in 2001, the Business incurred $313,325 of severance costs related to the reduction of 33 staff.


NOTE 7 - SUBSEQUENT EVENTS

         On July 7, 2003,  the Parent  sold the  Business  to SecureD  Services,
Inc., a newly-organized security consulting and managed security services business.

         Under the terms of the Agreement, the Parent received a senior secured promissory note of $1,073,000 and $2,000,000 of Convertible Preferred Stock from SecureD Services in exchange for the Business' net assets. The Parent's CEO and Chairman, Mr. T. Kendall Hunt, is one of the founders and organizers of SecureD Services.

                        DOLFIN.COM, INC., SELECTED ASSETS

                        BALANCE SHEET (UNAUDITED)


                                                                31-Dec      31-Dec        30-Jun
                                                               ----------------------------------
                                                                 2002        2001          2003
                                                               --------    ---------    ---------
Assets
   Accounts Receivable                                         $  15,880   $      0     $  61,521
   Deferred Taxes
   Property and Equipment                                            165          0         4,500
   Accumulated Depreciation                                            0          0             0
   Net Property & Equipment                                          165          0         4,500
                                                               ----------------------------------
   Total Assets                                                $  16,045   $      0     $  66,021
                                                               ==================================

Liabilities and Business Net Worth
Current Liabilities
   Accounts Payable                                              129,676      7,256       203,610
   Accrued Liabilities                                            11,033     13,693         9,420
                                                               ----------------------------------
Total Current Liabilities                                        140,709     20,949       213,030

Business Net Worth                                             (124,664)   (20,949)     (147,009)
                                                               ---------   --------     ---------

   Total Liabilities and Business Net Worth                    $  16,045   $      0     $  66,021
                                                               =========   ========     =========



SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                        DOLFIN.COM, INC., SELECTED ASSETS
                        STATEMENTS OF OPERATIONS
                        (UNAUDITED)


                                             For the Year                    For the six months
                                             Ended December 31,              Ended June 30,
                                               2002            2001            2003            2002
                                               ----            ----            ----            ----
Revenues

   Product                                   $ 20,295        $  2,708        $ 52,725        $  5,030
   Services                                   106,430           5,250          53,311
                                             --------        --------        --------        --------
   Total Revenues                             126,725           8,030         106,036           5,030

   Cost of Sales                               44,716           2,502          70,267           5,125

                                             ---------------------------------------------------------
   Gross Profit                                82,009           5,528          35,769              95

   General and Administrative                 122,593         152,140         102,588          80,465

                                             ---------------------------------------------------------
   Operating Income (Loss)                    (40,584)       (146,612)        (66,819)        (80,370)

   Other Income                                     0               0                               0
                                             ---------------------------------------------------------
     Income (Loss) Before Taxes               (40,584)       (146,612)        (66,819)        (80,370)

Tax Provision (benefit) for income tax

                                             ---------------------------------------------------------
Net Income (Loss)                            $(40,584)      $(146,612)       $(66,819)       $(80,370)
                                             =========================================================


See Accompanying Notes to Financial Statements

                       DOLFIN.COM, INC., SELECTED ASSETS

                       STATEMENTS OF BUSINESS NET WORTH

                                                                        Business
                                                                       Net Worth
Balance at December 31, 2000                                                  0

   Net loss for the year                                              $(146,612)
   Contributions from Parent                                            125,663

                                                                      ---------
Balance at December 31, 2001                                            (20,949)

   Net income for the year                                              (40,584)
   Distributions to Parent                                              (63,131)

                                                                      ---------
Balance at December 31, 2002                                           (124,664)

   Net income for the period                                            (66,819)
   Distributions to Parent                                               44,474

                                                                      ---------
Balance at June 30, 2003                                              $(147,009)
                                                                      =========

See accompanying notes to financial statements

                       DOLFIN.COM, INC., SELECTED ASSETS

                       STATEMENTS OF CASH FLOW


                                              For the years ended         For the six months ended
                                                    31-Dec                         30-Jun
                                           --------------------------------------------------------
                                             2002            2001             2003           2002
                                             ----            ----             ----           ----
Cash Flows from Operations
   Operating Loss                          $(40,584)        $(146,612)       $(66,819)        $(64,948)
   Adjustments to net loss for
   non cash items
   Depreciation                                   0                 0               0                0
   Accounts Receiveable                      15,880           (15,880)                         (45,641)
   Deferred Income Taxes
   Accounts Payable                         122,420             7,256          73,934         (115,613)
   Accrued Liabilities                       (2,660)           13,693           1,613           (3,991)
                                            -------          --------        --------        ---------

   Net Cash provided by (used
   in) operating activities                  63,296          (125,663)        (40,139)        (168,471)

Cash Flows from Investments
   Additions to fixed assets                   (165)                0          (4,335)               0
                                           ------------------------------------------------------------
Net Cash used (generated)                    63,131          (125,663)        (44,474)        (168,472)
                                           ------------------------------------------------------------

Cash Flows from financing activities
   Contributions from (distributions
   to Parent)                               (63,131)          125,663          44,474          168,472
                                           ------------------------------------------------------------
   Financing Activities                     (63,131)          125,663          44,474          168,472
                                           ------------------------------------------------------------

   Net increase in cash                           0                 0               0                0
   Cash at beginnning of the period               0                 0               0                0
   Cash at the end of the period                  0                 0               0                0
                                           ------------------------------------------------------------
                                           $      0         $       0        $      0         $      0
                                           ============================================================


See Accompanying notes to financial statements

                        DOLFIN.COM, INC. SELECTED ASSETS
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

     The accompanying financial statements include the assets, liabilities, results of operations and cash flows of the purchased assets of DOLFIN.COM, Inc. The Business markets and supports security products and services that manage data security across integrated systems of corporate customers.

Basis of Presentation

     Dolfin.com, Inc. has consistently accounted for its assets and liabilities as a single entity, consequently all cash management accounts payable and receivables were administered centrally. Only selected assets and liabilities of Dolfin.com, Inc. were purchased by SecureD Services. The financial information has been adjusted for costs not related to the selected assets sold where applicable.

     Administrative costs were determined by calculating costs attributable to excluded assets and non recurring costs.

     In management's opinion, the resulting information contains estimates which are considered reasonable in preparing this segmented data.

Revenue Recognition

     Product Sales. Revenues from the sale of computer security software are recorded upon shipment or, if an acceptance period is allowed, at the later of shipment or customer acceptance. No significant obligations exist with regard to delivery or customer acceptance at the time of recognizing revenue.

     Consulting Services. The Business provides consulting services to its customers. Revenue from such services is generally recognized during the period in which the services are performed.

Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets ranging from three to seven years. Additions and improvements are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred. Gains or losses resulting from sales or retirements are recorded as incurred, at which time related costs and accumulated depreciation are removed from the accounts.

Income Taxes

     The Selected assets are accounted for in the income tax return of Dolfin.com, Inc., consequently there is no provision for income tax payment of benefit.

Fair Value of Financial Instruments

     The estimated fair value of the Business' financial instruments, which consist of receivables, accounts payable and accrued liabilities, approximates their carrying value.

Earnings per Common Share

     The Business' historical structure is not indicative of its prospective capital structure and, accordingly, historical earnings per share information has not been presented.

Stock Options

     Certain employees of the Business participate in the Parent's employee stock purchase plan. The Parent accounts for its stock options under APB No. 25 "Accounting for Stock Issued to Employees". No compensation expense related to the issuance of stock options has been recognized by the Business, as all options were issued at the then fair value of the Parent's common stock.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Interim Financial Information (unaudited)

     These financial statements are unaudited; however, in the opinion of management, all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the financial statements for the interim periods have been included. The results of operations for the six months ended June 30, 2003 and 2002 are not necessarily indicative of the results to be achieved for the full fiscal year.

Furniture and Fixtures

     Furniture and Fixtures are shown at purchased cost with no depreciation charges. The amounts are not considered significant and total $165 at December 30, 2002.

Commitments and Contingencies

     In 1999 Dolfin.com, Inc., entered into a lease arrangement for their offices in Toronto. This lease expires in May, 2004. Rent expense under this lease approximates $36,000 in 2002 and $50,000 in 2001.

                     INTRODUCTION TO THE UNAUDITED PRO FORMA

                   CONDENSED COMBINED STATEMENTS OF OPERATIONS

         On July 18, 2003, Southern Software Group, Inc. ("SSGI"), a publicly-held company with no operating business activities as of that date and no significant assets or liabilities, completed a merger (the "Merger") with Secured Services, Inc. ("SSI"). SSI was a privately-held company that had been formed in September 2002 and was inactive until it was capitalized and commenced operations on April 28, 2003. Such operations were initially limited to activities related to negotiating the acquisitions of two operating businesses and obtaining the financing to acquire those businesses. Those acquisitions were consummated and the financing was obtained in July 2003. The Merger was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") that was executed on July 18, 2003 by and between SSGI, SSGI Acquisition Corp. ("Newco"), a newly-formed, wholly-owned subsidiary of SSGI, and SSI. Pursuant to the Merger Agreement, Newco merged with and into SSI; SSI became the surviving corporation; SSI changed its name to SSI Operating Corp.; SSGI became authorized to issue shares of Series A Convertible Preferred Stock; and SSGI changed its name to Secured Services, Inc.

         A summary of the principal terms of the Merger Agreement affecting the reverse acquisition is set forth below:

              1. Prior to the completion of the Merger, SSI was required to have completed the acquisition of the operating assets related to, and the business operations of, the VACMAN Enterprise product line ("Vacman") of Vasco Data Security International, Inc. ("Vasco"). T. Kendall Hunt, a director of the merged companies, was a director and executive officer of Vasco and a principal stockholder of SSI at the time of the closing of the acquisition of the assets of Vacman.

              2. Prior to the completion of the Merger, SSI was required to have completed the acquisition of certain assets related to, and the business operations of, Dolfin.com, Inc. ("Dolfin"). Michael P. Dubreuil, the current Chairman of the Board of Directors and Secretary of the merged companies, was a director and executive officer of Dolfin at the time of the closing of the acquisition of the assets of Dolfin.

              3. Prior to the completion of the Merger, SSI was required to have completed a private offering of its common stock from which it would have received at least $1,000,000.

              4. Each of the issued and outstanding shares of common stock of SSI had to be converted into and exchanged for a like number of shares of common stock of the merged companies.

              5. Each of the issued and outstanding shares of Series A Convertible Preferred Stock of SSI had to be converted into and exchanged for a like number of shares of Series A Convertible Preferred Stock of the merged companies.

         Prior to the completion of the Merger, SSGI had 508,934 outstanding shares of common stock. Following the completion of the Merger and the acquisition, the combined companies had 6,996,271 outstanding shares of common stock and 2,000,000 outstanding shares of Series A Convertible Preferred Stock, each of which had voting rights equivalent to one share of common stock. The stockholders of SSI before the Merger owned approximately 94% of the voting securities of the combined companies following the closing of the Merger.

         Since the stockholders of SSI received the majority of the voting securities of the merged companies and SSI had acquired the operating businesses, the Merger was accounted for, effective as of July 18, 2003, as a "reverse acquisition" whereby SSI, the legal acquiree, was the accounting acquirer and SSGI, the legal acquirer, was the accounting acquiree. Since SSGI was inactive, the reverse acquisition was accounted for effectively, as a recapitalization of SSI as of July 18, 2003 with SSGI's assets and liabilities, which were not significant, recorded at their historical carrying values which approximated their fair values.

         SSI acquired Vacman in exchange for a note payable in the principal amount of $1,073,094 and 2,000,000 shares of Series A Convertible Preferred Stock, and it acquired Dolfin in exchange for 500,000 shares of common stock. The acquisitions of the businesses of Vacman and Dolfin in July 2003 were accounted for as purchases by SSI. Accordingly, their assets and liabilities were recorded as of the acquisition date at their respective fair values and their results of operations were combined with the results of operations of SSI commencing on July 1, 2003, which was deemed to be the effective date for the completion of the acquisitions for accounting purposes.

         The accompanying unaudited pro forma condensed combined statements of operations combine the historical statement of operations of SSI for the period from April 28, 2003, the date it was initially capitalized and the date of the inception of its operations, to December 31, 2003 with the historical statements of operations of the businesses of Vacman and Dolfin for the six months ended June 30, 2003 (the portion of 2003 prior to the inclusion of their historical results of operations in the historical results of operations of SSI) as if SSI had consummated those acquisitions on January 1, 2002. The accompanying unaudited pro forma condensed combined statements of operations also combine the historical statements of operations of the businesses of Vacman and Dolfin for the year ended December 31, 2002, as if SSI had consummated those acquisitions on January 1, 2002. They also reflect the effects of the reverse acquisition of SSGI on the weighted average shares outstanding and the completion of the private offering of common stock that was a condition of the Merger as if those transactions had been consummated on January 1, 2002. They do not include the results of operations of SSGI prior to the completion of the reverse acquisition on July 18, 2003 since SSGI did not have any significant continuing operations.

         You should read this information in conjunction with:

                        o the accompanying notes to the unaudited pro forma condensed combined statements of operations;

                        o the separate audited historical statements of operations of Vacman for the years ended December 31, 2002 and 2001 and its unaudited historical statements of operations for the six months ended June 30, 2003 and 2002, which are included in this prospectus; and

                        o the separate unaudited historical statements of operations of Dolfin for the years ended December 31, 2002 and 2001 and the six months ended June 30, 2003 and 2002, which are included in this prospectus.

         We have presented the accompanying unaudited pro forma condensed statements of operations for informational purposes only. The accompanying unaudited pro forma condensed combined statements of operations are not necessarily indicative of what our results of operations actually would have been had we completed the Merger on January 1, 2002. In addition, the unaudited pro forma condensed combined statements of operations do not purport to project the future operating results of the combined companies.

                             SECURED SERVICES, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003

                                                                                                     Pro Forma         Pro Forma
                                             SSI (1)      Vacman (2)    Dolfin (2)     Combined     Adjustments         Combined
                                          -----------     ----------    ----------   -----------    -----------        -----------

Revenue - sales and services              $ 1,023,995      $989,184       $106,036    $2,119,215                        $2,119,215

Cost of revenues                              334,480        81,904         70,267       486,651                           486,651
                                          -----------      --------      ---------   -----------                       -----------

Gross profit                                  689,515       907,280         35,769     1,632,564                         1,632,564
                                          -----------      --------      ---------   -----------                       -----------

Operating expenses:

   Research and development                   184,216       212,247                      396,463                           396,463
   Selling, general and administrative      1,359,252       109,016        102,588     1,570,856                         1,570,856
   Depreciation and amortization              133,103                                    133,103      $ 132,897  (a)       266,000
                                          -----------      --------      ---------   -----------      ---------        -----------
     Totals                                 1,676,571       321,263        102,588     2,100,422        132,897          2,233,319
                                          -----------      --------      ---------   -----------      ---------        -----------

Income (loss) from operations                (987,056)      586,017        (66,819)     (467,858)      (132,897)          (600,755)

Interest expense                               28,889                                     28,889         29,111  (b)        58,000
                                          -----------      --------      ---------   -----------      ---------        -----------

Income (loss) before income tax
   benefit                                 (1,015,945)      586,017        (66,819)     (496,747)      (162,008)          (658,755)

Income tax benefit                                                                                      (85,000) (c)       (85,000)
                                          -----------      --------      ---------   -----------      ---------        -----------

Net income (loss)                          (1,015,945)      586,017        (66,819)     (496,747)       (77,008)          (573,755)

Preferred stock dividend requirements         (60,000)                                   (60,000)       (60,000) (d)      (120,000)
                                          -----------      --------      ---------   -----------      ---------        -----------

Net income (loss) applicable to
   common stock                           $(1,075,945)     $586,017      $ (66,819)  $  (556,747)     $(137,008)       $  (693,755)
                                          ===========      ========      =========   ===========      =========        ===========

Loss per common share - basic
   and diluted                                                                                                               $(.10)
                                                                                                                             =====

Weighted average common shares
   outstanding                                                                                                           7,079,531
                                                                                                                         =========


(1) For the period from April 28, 2003 (date of inception) to December 31, 2003.

(2) For the six months ended June 30, 2003.

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                             SECURED SERVICES, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002


                                                                                                      Pro Forma         Pro Forma
                                                            Vacman       Dolfin        Combined      Adjustments         Combined
                                                          -----------   ---------     -----------    -----------       -----------

Revenues - sales and services                              $1,543,175    $126,725      $1,669,900                      $ 1,669,900

Cost of revenues                                               10,850      44,716          55,566                           55,566
                                                          -----------   ---------     -----------                      -----------

Gross profit                                                1,532,325      82,009       1,614,334                        1,614,334
                                                          -----------   ---------     -----------                      -----------

Operating expenses:
    Research and development                                  638,028                     638,028                          638,028
    Selling, general and administrative                       324,899     122,593         447,492                          447,492
    Depreciation and amortization                                                                    $ 266,000  (a)        266,000
                                                          -----------   ---------     -----------    ---------         -----------
        Totals                                                962,927     122,593       1,085,520      266,000           1,351,520
                                                          -----------   ---------     -----------    ---------         -----------

Income (loss) from operations                                 569,398     (40,584)        528,814     (266,000)            262,814

Interest expense                                                                                        51,404  (b)         51,404
                                                          -----------   ---------     -----------    ---------         -----------

Income (loss) before income taxes                             569,398     (40,584)        528,814     (317,404)            211,410

Provision for income taxes                                                                              85,000  (c)         85,000
                                                          -----------   ---------     -----------    ---------         -----------

Net income (loss)                                             569,398     (40,584)        528,814     (402,404)            126,410

Preferred stock dividend requirements                                                                 (120,000) (d)       (120,000)
                                                          -----------   ---------     -----------    ---------         -----------

Net income (loss) applicable to common stock              $   569,398   $ (40,584)    $   528,814    $(522,404)        $     6,410
                                                          ===========   =========     ===========    =========         ===========


Loss per common share - basic and diluted                                                                                     $ -
                                                                                                                              ====

Weighted average common shares outstanding                                                                               6,996,271
                                                                                                                         =========



See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                        NOTES TO THE UNAUDITED PRO FORMA
                   CONDENSED COMBINED STATEMENTS OF OPERATIONS

(1)      Description of the Transactions and Basis of Presentation:

         On July 18, 2003, Southern Software Group, Inc. ("SSGI"), a publicly-held company with no operating business activities as of that date and no significant assets or liabilities, completed a merger (the "Merger") with Secured Services, Inc. ("SSI"). SSI was a privately-held company that had been formed in September 2002 and was inactive until it was capitalized and commenced operations on April 28, 2003. Such operations were initially limited to activities related to negotiating the acquisitions of two operating businesses and obtaining the financing to acquire those businesses. Those acquisitions were consummated and the financing was obtained in July 2003. The Merger was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") that was executed on July 18, 2003 by and between SSGI, SSGI Acquisition Corp. ("Newco"), a newly-formed, wholly-owned subsidiary of SSGI, and SSI. Pursuant to the Merger Agreement, Newco merged with and into SSI; SSI became the surviving corporation; SSI changed its name to SSI Operating Corp.; SSGI became authorized to issue shares of Series A Convertible Preferred Stock; and SSGI changed its name to Secured Services, Inc.

         SSGI issued shares of common and voting preferred stock to the stockholders of SSI in order to complete the Merger. Prior to the completion of the Merger and the acquisitions, SSGI had 508,934 outstanding shares of common stock. Following the completion of the Merger, the combined companies had 6,996,271 outstanding shares of common stock and 2,000,000 outstanding shares of Series A Convertible Preferred Stock, each of which had voting rights equivalent to one share of common stock. The stockholders of SSI before the Merger owned approximately 94% of the voting securities of the combined companies following the closing of the Merger.

         Since the stockholders of SSI received the majority of the voting securities of the merged companies and SSI had acquired the operating businesses, the Merger was accounted for, effective as of July 18, 2003, as a "reverse acquisition" whereby SSI, the legal acquiree, was the accounting acquirer and SSGI, the legal acquirer, was the accounting acquiree. Since SSGI was inactive, the reverse acquisition was accounted for, effectively, as a recapitalization of SSI as of July 18, 2003 with SSGI's assets and liabilities, which were not significant, were recorded at their historical carrying values which approximated their fair values.

         Prior to the completion of the Merger, SSI was required to have completed the acquisition of the operating assets related to, and the business operations of, the VACMAN Enterprise product line ("Vacman") of Vasco Data Security International, Inc. ("Vasco"), the acquisition of certain assets related to, and the business operations of, Dolfin.com, Inc. ("Dolfin") and a private offering of its common stock from which it would have received at least $1,000,000. Those acquisitions, which were also completed In July 2003, were accounted for as purchases by SSI. Accordingly, their assets and liabilities were recorded as of the acquisition date at their respective fair values and their results of operations were combined with the results of operations of SSI commencing on July 1, 2003, which was deemed to be the effective date for the completion of the acquisitions for accounting purposes.

         The accompanying unaudited pro forma condensed combined statements of operations combine the historical statement of operations of SSI for the period from April 28, 2003, the date it was initially capitalized and the date of the inception of its operations, to December 31, 2003 with the historical statements of operations of the businesses of Vacman and Dolfin for the six months ended June 30, 2003 (the portion of 2003 prior to the inclusion of their historical results of operations in the historical results of operations of SSI) as if SSI had consummated those acquisitions on January 1, 2002. The accompanying unaudited pro forma condensed combined statements of operations also combine the historical statements of operations of the businesses of Vacman and Dolfin for the year ended December 31, 2002, as if SSI had consummated those acquisitions on January 1, 2002. They also reflect the effects of the reverse acquisition of SSGI on the weighted average shares outstanding and the completion of the private offering of common stock that was a condition of the Merger as if those transactions had been consummated on January 1, 2002. They do not include the results of operations of SSGI prior to the completion of the reverse acquisition on July 18, 2003 since SSGI did not have any significant continuing operations.

         As explained above, SSI completed the acquisition of certain assets and the business of Vacman in July 2003 which was accounted for as a purchase. Accordingly, the accompanying unaudited pro forma condensed combined statements of operations assume that Vacman had been acquired on January 1, 2002. Total consideration for the purchase was $3,073,094 comprised of a note issued to Vasco in the principal amount of $1,073,094 that is payable in 36 monthly installments, including interest at 6%, and 2,000,000 shares of Series A Convertible Preferred Stock with an estimated fair value of $2,000,000 or $1.00 per share. Each share of preferred stock earns a quarterly dividend of 6% which is payable in shares of common stock based on the average trading price of the common stock over a specified period. SSI recorded the identifiable assets acquired and liabilities assumed at their fair values, including identifiable intangible assets comprised of customer lists and technology at an estimated fair value of $720,000, and allocated the remaining excess of the cost of the acquisition over the fair value of the net identifiable assets acquired of $2,287,396 to goodwill as shown below:

                      Accounts receivable                           $  104,546
                      Computer equipment                                65,698
                      Goodwill                                       2,287,396
                      Other intangible assets                          720,000
                      Accrued expenses                                 (10,757)
                      Deferred revenues                                (93,789)
                                                                    -----------

                      Net assets acquired                           $3,073,094
                                                                    ==========

         As explained above, SSI completed the acquisition of Dolfin in July 2003 which was accounted for as a purchase. Accordingly, the accompanying unaudited pro forma condensed combined statements of operations assume that Dolfin had been acquired on January 1, 2002. Total consideration for the purchase was comprised of 500,000 shares of common stock with an estimated fair value of $375,000 or $.75 per share. SSI allocated the excess of the estimated cost of the acquisition over the fair value of the net identifiable assets acquired of $521,033 to goodwill as shown below:

                    Accounts receivable                             $ 82,137
                    Computer equipment                                 4,745
                    Goodwill                                         521,033
                    Accounts payable                                (214,702)
                    Accrued expenses                                 (18,213)
                                                                    --------

                    Net assets acquired                             $375,000
                                                                    ========

(2)      Pro Forma Adjustments:

             (a) Pro forma adjustments have been made to record depreciation and amortization expense for equipment and identifiable intangible assets based on the fair values recorded in connection with SSI's acquisitions of Vacman and Dolfin. Depreciation of equipment is computed over three years. The customer lists and technology comprising other intangible assets are amortized over three years.

             (b) Pro forma adjustments have been made to record interest expense on the 6% note payable which was issued in connection with the acquisition of Vacman.

             (c) Pro forma adjustments have been made to record the estimated tax provision or benefit and the utilization of net loss carryforwards at an effective tax rate of 40%.

             (d) Pro forma adjustments have been made to record the 6% quarterly dividends on the 2,000,000 shares of Series A Convertible Preferred Stock issued in connection with the acquisition of Vacman which are payable in shares of common stock based on the average trading price of the common stock over a specified period. No adjustments have been made to the weighted average common shares outstanding for shares issuable for dividends because the effect would not be material.

             (e) The weighted average common shares outstanding assumes that the 6,996,271 shares of common stock outstanding on July 18, 2003 upon the completion of the Merger, and the consummation of the acquisitions and the private offering of 1,333,333 shares of common stock that were required prior to the Merger, had been outstanding from January 1, 2002.

         YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR SALE OF COMMON SHARES MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY OUR COMMON SHARES IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

                           ---------------------------
                                TABLE OF CONTENTS
                                                                          PAGE
Prospectus Summary......................................................    3
Risk Factors............................................................    6
Forward Looking Statements..............................................   10
Use of Proceeds.........................................................   11
Dividend Policy.........................................................   11
Capitalization..........................................................   11
Price Ranges of Our Common Stock........................................   11
Recent Developments.....................................................   12
Selected Consolidated Financial Data....................................   13
Management's Discussion and
   Analysis of Financial Condition
   and Results of Operations ...........................................   14
Business................................................................   20
Management..............................................................   29
Certain Relationships and Related
   Party Transactions ..................................................   32
Security Ownership of Certain
   Beneficial Owners and Management ....................................   33
Description of Securities...............................................   34
Selling Stockholders....................................................   37
Selling Security Holders ...............................................   42
Plan of Distribution....................................................   48
Legal Matters...........................................................   49
Experts.................................................................   49
Where You Can Find More Information.....................................   50
Index to Financial Statements...........................................  F-1
                           ---------------------------


================================================================================

================================================================================







                                   14,188,904

                                       OF

                                  COMMON STOCK







                             SECURED SERVICES, INC.




                                  ------------

                                   PROSPECTUS

                                  ------------

















                               _________ ___, 2004

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law grants us the power to indemnify our directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

         Our Certificate of Incorporation also provides that a director will not be personally liable to us or to our stockholders for monetary damages for breach of the fiduciary duty of care as a director. This provision does not eliminate or limit the liability of a director:

         o for breach of his or her duty of loyalty to us or to our stockholders;

         o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o under Section 174 of the Delaware General Corporation Law (relating to unlawful payments or dividends or unlawful stock repurchases or redemptions); or

         o     for any improper benefit.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to our Certificate of Incorporation, Bylaws and the Delaware General Corporation Law, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following are the fees and expenses we incurred in connection with the offering are payable by us. Other than the SEC registration fee all of such fees expenses are estimated.

Registration fee..................................................  $      3,500
Printing expenses.................................................  $         --
Accounting fees and expenses......................................  $     15,000
Legal fees and expenses...........................................  $     25,000
Transfer agent and registrar fees and expenses....................  $      1,000
Miscellaneous.....................................................  $      2,000
                                                                     -----------

         Total....................................................  $     46,500
                                                                     ===========

Item 26.     Recent Sales of Unregistered Securities.

    (a) In July 2003, upon closing of the merger of our wholly owned subsidiary, SSGI Acquisition Corp with and into SSI Operating Corp., pursuant to an Agreement and Plan of Merger we amended our common stock, $.0001 par value, stock certificate to reflect the name change from Southern Software Group, Inc. to SecureD Services, Inc. and new company signatories. The rights of the holders of our common stock were not materially impacted by this change.

    (b) In connection with the July 2003 merger, on July 18, 2003 we amended our certificate of incorporation and designated a new series of preferred stock consisting of 2,000,000 shares of Series A Convertible Preferred Stock. Pursuant to the terms of the Agreement and Plan of Merger we issued all 2,000,000 shares to VASCO Data Security International, Inc. As a result of the issuance of Series A Preferred Stock and for so long as any such shares are outstanding, the right of the holders of our common stock, (i) with limited exceptions, to receive any dividends or any distributions have been materially limited by the right granted to the Series A Preferred Stock which restricts our ability to declare or pay any dividends on, make any distributions on, or purchase, redeem, retire, or otherwise acquire for value, any shares of outstanding common stock, return any capital or make any distribution to the holders of any common stock, or permit any Subsidiary to do any of the foregoing; and (ii) to receive distributions upon liquidation, dissolution or wind up, have been materially limited by the liquidation preference granted to the Series A Preferred Stock which excludes a material asset (IDENTIPRISE) from the assets available for distribution to holders of our capital stock.

    (c) We issued shares of common and voting preferred stock to the stockholders of SSI Operating Corp. in connection with the closing of the July 2003 merger. Prior to the closing of the merger, we had 508,934 outstanding shares of common stock. Following the closing of the merger, the combined companies had 6,996,271 outstanding shares of common stock and 2,000,000 outstanding shares of Series A Convertible Preferred Stock, each of which has voting rights equivalent to a share of common stock. The stockholders of SSI Operating Corp. before the closing of the merger owned approximately 94% and the stockholders of Southern Software Group, Inc. before the closing of the merger owned approximately 6% of the voting securities of the combined companies following the closing of the merger.

         As a condition of the consummation of the July 2003 merger, we completed the sale of 1,333,333 shares of common stock at $.75 per share and received gross proceeds of $1,000,000 through a private placement. In addition, the investors received 3-year warrants to purchase an additional 333,333 shares of common stock at $1.50 per share. The issuance of these shares was pursuant to the exemption under sections 4(2) and 4(6) of the Securities Act of 1933 and in accordance with Regulation D and Regulation S.

         In connection with the private placement, we incurred $145,716 of costs and issued 500,000 shares of common stock and 3-year warrants to purchase an additional 20,000 shares of common stock at $1.50 per share.

         During July 2003, we issued 254,004 shares of common stock to key employees for past services and recognized compensation expense of approximately $190,000 during the period from April 28, 2003 to September 30, 2003, the approximate fair value of the shares issued.

         In October 2003, we approved the issuance of an aggregate of 202,019 shares of common stock as follows:

         (i) 60,000 to each of our Chief Financial Officer and V.P. of Sales for their services rendered. The issuance of these shares was exempt from registration, as it was a non-public offering made pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended;

         (ii) 24,000 and 20,000 shares to Capital Market Relations and Houston Associates, respectively, as compensation for consultation services provided. The issuance of these shares was exempt from registration, as it was a non-public offering made pursuant to Section 4(2) of the Securities Act of 1933, as amended.

         (iii) 16,305 shares for the partial payment of dividends on the Series A Preferred Stock issued to VASCO Data Security International, Inc., as further described below; and

         (iv) 21,714 shares for charitable contributions. The issuance of these shares was exempt from registration, as it was a non-public offering made pursuant to Section 4(2) of the Securities Act of 1933, as amended.

         In November 2003, we sold 385,000 units, each consisting of three shares of common stock and one redeemable stock purchase warrant at $2.25 per unit, to certain accredited investors raising gross proceeds of approximately $866,000. The net proceeds of approximately $800,000, after deducting applicable expenses, will provide us with additional working capital. The issuance of these shares was exempt from registration, as it was a non-public offering made pursuant to Regulation D, and Sections 4(2) and 4(6) of the Securities Act of 1933, as amended. During this month, we also approved the issuance of 20,000 shares of common stock to Oliver Meixner, for consulting services rendered. The issuance of these shares was exempt from registration, as it was a non-public offering made pursuant to Regulation S of the Securities Act of 1933, as amended.

         In December 2003, we sold 900,000 shares of common stock and 300,000 redeemable stock purchase warrant to an accredited investor and accepted, as payment in full, a full recourse promissory note for $450,000 and issued 14,757 shares of common stock to VASCO Data Security International, Inc. in payment of dividends on the Preferred Stock. The issuance of these shares was exempt from registration, as it was a non-public offering made pursuant to Regulation D, and Sections 4(2) and 4(6) of the Securities Act of 1933, as amended. During this month, we also approved the issuance of 58,000 shares of common stock to Corporate Capital Management for consulting services rendered. The issuance of these shares was exempt from registration, as it was a non-public offering made pursuant to Sections 4(2) of the Securities Act of 1933, as amended.

         In January, 2004, we sold an aggregate of 186,757 shares of our common stock as follows:


         i) 40,000 to our Chief Financial Officer for services rendered. The sale of these shares was exempt from registration, as it was a non-public offering made pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended;


         ii) 14,757 shares to VASCO Data Security International, Inc, in payment of dividend due on the outstanding shares of our Series A Convertible Preferred Stock for the quarter ended December 31, 2003. The sale of these shares was exempt from registration, as it was a non-public offering made pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended; and


         iii) 108,000 shares to Corporate Capital Management and 24,000 shares to Capital Market Relations as compensation for consultation services rendered. The sale of these shares was exempt from registration, as it was a non-public offering made pursuant to
               Section 4(2) of the Securities Act of 1933, as amended.

         In March, 2004, we sold an aggregate of 467,823 units at $2.25 per unit, in our January 2004 private placement, raising gross proceeds of approximately $913,000. Each unit consists of 3 shares of our common stock and one 3-year common stock purchase warrant with an exercise price of $1.50. The sale of these shares was exempt from registration, as it was a non-public offering made pursuant to Regulation D, Regulation S and Sections 4(2) and 4(6) of the Securities Act of 1933, as amended.

During this month, we also issued 31,000 shares of our common stock to Corporate Capital Management as compensation for services rendered. The sale of these shares was exempt from registration, as it was a non-public offering made pursuant to Section 4(2) of the Securities Act of 1933, as amended.

         On April 9, 2004 we raised $296,000 in a private placement to accredited investors of 395,000 shares of our common stock $.0001 par value per share and 5 - year warrants to purchase 131,667 shares of our common stock at an exercise price of $1.50 per share. The proceeds from the private placement will fund working capital.

         On May 10, 2004 we raised approximately $7 million from funds managed by 033 Asset Management, L.L.C. and 8 other institutional accredited investors through the sale of 5,384,623 shares of common stock and 5-year warrants to purchase 1,346,156 shares of common stock at $1.96 per share. The proceeds of this financing will be used for sales and marketing, research and development, government certification, finance and administration and working capital. The securities were sold pursuant to exemptions from registration under the Securities Act of 1933, as amended pursuant to Section 4(2) and Regulation D thereunder.



ITEM 27.     EXHIBITS.

     EXHIBIT
       NO.                              DESCRIPTION
     -------                            -----------
       2.1         Agreement and Plan of Merger, dated July 9, 2003 (1)
       3.1         Certificate of Amendment(1)
       3.2         Certificate of Merger(1)
       3.2         By-Laws of the Company(2)
       4.1         Form of Common Stock(4)
       4.2         Form of Series A Convertible Preferred Stock(4)
       4.3 Form of Common Stock Purchase Warrant from November 2003 private placement of Units to accredited investors the Investors (included in Exhibit 10.5)(4)
       4.4         Form of Common Stock Purchase Warrant dated May 10, 2004(5)
       5.1         Opinion of Morse, Zelnick, Rose & Lander, LLP *
      10.1 Form of Securities Purchase Agreement from November 2003 private placement of Units to accredited investors(4)
      10.2         2003 Incentive Stock Option Plan(4)
      10.3         Form of Incentive Stock Option Agreement (included in Exhibit
                   10.2)(4)
      10.4         Form of Non-Qualified Stock Option Agreement (included in
                   Exhibit 10.2)(4)
      10.5 Form of Warrant Agreement from November 2003 private placement of Units to accredited investors(4)
      10.6 Lock-up/Leak-out Agreement from November 2003 private placement of Units to accredited investors(4)
      10.7 Form of Subscription Agreement, dated as of May 7, 2004, among Secured and the investors(5)
      10.8 Form of Registration Rights Agreement, dated as of May 7, 2004, among Secured and the investors(5)

      10.9         Form of Securities Purchase Agreement from the March 2003
                   private placement of to accredited investors*
      10.10        Form of Securities Purchase Agreement from the January 2004 private placement of to accredited investors*
      10.11        Lock-up/Leak-out Agreement from the January 2004 private
                   placement to accredited investors *
      10.12        Consulting Agreement with Capital Market Relations
      10.13        Consulting Agreement with Corporate Capital Management, LLC
      10.14        Consulting Agreement with The Oak Ridge Financial Group, Inc.

      16.1         Letter from Grant Thornton LLP dated August 14, 2003 (3)
      21.1         Subsidiaries(4)
      23.1         Consent of J.H. Cohn LLP*
      23.2         Consent of KPMG LLP*
      23.3         Consent of Morse, Zelnick, Rose & Lander, LLP (included in
                   Exhibit 5.1)*

      24.1         Power of Attorney (included in signature page)(6)




----------------------------
*Included herewith

    (1) Previously filed as an Exhibit 2.1, on August 4, 2003 in the Registrant's initial Current Report on Form 8-K and incorporated herein by reference.

    (2) Previously filed as an Exhibit with the same number, on the Registrant's Quarterly Report for the period ended September 30, 2004 and incorporated herein by reference.

    (3) Previously filed as an Exhibit 16.1, on August 14, 2003 in the Registrant's initial Current Report on Form 8-K and incorporated herein by reference.

    (4) Previously filed as an exhibit in the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 and incorporated herein by reference.

    (5) Previously filed as an exhibit, on May 14, 2004 in the Registrant's Current Report on Form 8-K and incorporated herein by reference.


    (6) Previously filed as an exhibit to this registration statement and incorporated herein by reference.


ITEM 28.       UNDERTAKINGS

         A.    The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                     (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                     (iii) include any additional or changed material information with respect to the plan of distribution disclosed in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

               (5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in New York, New York on August 6, 2004.

                                              SECURED SERVICES, INC.

                                              By: /s/ King T. Moore
                                              ----------------------------------
                                              King T. Moore, President and Chief
                                              Executive Officer

         In accordance with the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacities indicated on the date set forth above.


              SIGNATURE                                    TITLE

/s/ King T. Moore
-------------------------------------
King T. Moore                                 President and Chief Executive
                                              Officer, and Director
                                              (principal executive officer)

/s/ John G. Day
-------------------------------------
John G. Day                                   Chief Financial and Accounting
                                              Officer
                                              (principal financial officer)

/s/ *
-------------------------------------
Michael P. Dubreuil                           Director


/s/ *                                         Director
-------------------------------------
T. Kendall Hunt

*By:/s/ King T. Moore
    -----------------
    King T. Moore, as attorney-in-fact